UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Lexmark International
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LEXMARK INTERNATIONAL, INC.

One Lexmark Centre Drive

Lexington, Kentucky 40550

March 15, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International, Inc., which will be held on Thursday, April 25, 2013, at 7:30 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

Consistent with prior years, we are taking advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials (“Notice”). The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials, including this Proxy Statement, our 2012 Annual Report and a form of proxy card, at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting.

The attached Notice of Meeting and Proxy Statement describe the matters to be acted upon at the meeting. At the Annual Meeting we will also report on our operations and respond to questions from stockholders. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares.

I look forward to seeing you on April 25th.

Sincerely,

Paul A. Rooke

Chairman and

Chief Executive Officer

LEXMARK INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ON THURSDAY, APRIL 25, 2013

March 15, 2013

To the Stockholders:

The Annual Meeting of Stockholders of Lexmark International, Inc. (the “Company”) will be held on Thursday, April 25, 2013, at 7:30 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511, for the following purposes:

1. To elect four Directors for terms expiring in 2016;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “Independent Auditors”) for the Company’s fiscal year ending December 31, 2013;

3. To approve an advisory vote on executive compensation;

4. To approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors;

5. To approve the Company’s 2013 Equity Compensation Plan; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on Thursday, February 28, 2013 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the Annual Meeting. Please vote before the Annual Meeting in one of the following ways:

1. By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2. By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3. By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

By Order of the Board of Directors,

Robert J. Patton

Secretary

PLEASE VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 25, 2013:

The Proxy Statement and 2012 Annual Report are

available at http://investor.lexmark.com.

LEXMARK INTERNATIONAL, INC.

One Lexmark Centre Drive

Lexington, Kentucky 40550

PROXY STATEMENT

Questions and Answers about the 2013 Annual Meeting and Voting

Why did I receive these Proxy Materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Lexmark International, Inc., a Delaware corporation (the “Company”), of proxies to be voted at our 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) and at any adjournment or postponement of such Meeting. The 2013 Annual Meeting will take place on Thursday, April 25, 2013, beginning at 7:30 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

Do I need a ticket to attend the Annual Meeting?

No, an admission ticket is not required to attend the 2013 Annual Meeting. However, the 2013 Annual Meeting is limited to stockholders of the Company or their designated representatives. If you are a stockholder wishing to attend the 2013 Annual Meeting, please be prepared to present: (1) your valid photo identification, such as a driver’s license or passport; and (2) if your shares are held in a stock brokerage account or by a bank, trustee or nominee, you will need to bring proof of beneficial ownership as of the record date, such as your most recent account statement reflecting your stock ownership as of February 28, 2013 or a copy of the voting instruction card provided by your broker, bank, trustee or nominee or similar evidence of ownership.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on Thursday, February 28, 2013 are entitled to receive the Notice of Annual Meeting and to vote their shares at the 2013 Annual Meeting. As of such date, there were 63,592,085 shares (excluding shares held in treasury) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the 2013 Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. This Notice of Annual Meeting and Proxy Statement have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement have been forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the internet.

What does it mean to give a Proxy and how do I Vote if I am a Stockholder of Record?

Giving a proxy means that you authorize the persons named on the proxy card to vote your shares at the 2013 Annual Meeting in the manner directed. To vote by proxy, you may use one of the following methods if you are a stockholder of record (that is, you hold our stock in your own name):

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By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card. If you vote by telephone, you do not have to return your proxy or voting instruction card.

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By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card. If you vote by internet, you do not have to return your proxy or voting instruction card.

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By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors

Stockholders of record who attend the 2013 Annual Meeting may vote in person at the meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

We request that stockholders vote as soon as possible. When the proxy is properly returned, the shares of stock represented by the proxy will be voted at the 2013 Annual Meeting in accordance with the instructions contained in the proxy.

How do I Vote if I am a Beneficial Owner?

If you are the beneficial owner of shares, we recommend that you follow the voting instructions in the materials you receive from your broker, bank or nominee.

What can I do if I change my mind after I vote my shares?

If you are a stockholder or record, you have the power to revoke your proxy or change your vote at any time before the proxy is voted at the 2013 Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to the Secretary of the Company to revoke your proxy;

•	by sending to the Secretary of the Company a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

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by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and in each case following the instructions to revoke or change your vote; or

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by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2013 Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter.

If you are a beneficial owner of shares, you must contact your broker, bank or nominee to change your vote.

What shares are included on the Proxy Card?

If you are a stockholder of record, you will receive one proxy card for all the shares you hold of record in certificate form and in book-entry form. If you are an employee or former employee of the Company and hold shares in the Lexmark Savings Plan, your proxy card also includes those shares.

How do I vote shares held in the Lexmark Savings Plan

If you are an employee or former employee of Lexmark who has a right to vote shares acquired through your participation in the Lexmark Savings Plan, a tax-qualified 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. Your proxy card covers any shares held in your Lexmark Savings Plan account, as well as any other shares registered in your name as of the record date. To allow sufficient time for the trustee to vote, your voting instructions must be received by no later than 11:59 p.m. Eastern Daylight Time on April 22, 2013. If you do not provide instructions by that time, your shares held in the Lexmark Savings Plan will be voted by the trustee in accordance with the rules of the Lexmark Savings Plan.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”), referred to as “householding.” This procedure allows us to deliver multiple Notices in a single envelope or a single copy of an Annual Report and Proxy Statement to any household where two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits stockholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs.

We are mailing Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the stockholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for stockholders who previously requested a printed set of the proxy materials, we are mailing each stockholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future Annual Meetings and you are a registered holder, you may request a duplicate set at no cost to you by writing to Lexmark International, Inc., Attention: Investor Relations, One Lexmark Centre Drive, Lexington, Kentucky 40550 or by calling (859) 232-5568, and we will promptly furnish such materials. If a broker, bank or other holder of record holds your shares, you may instruct such institution to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker, bank or other holder of record.

If you hold some shares as a registered holder or through the Lexmark Savings Plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Why did I receive a “Notice of Availability of Proxy Materials” but no Proxy Materials?

As in previous years, we are able to distribute the Annual Report and Proxy Statement to certain stockholders in a fast and efficient manner via the Internet pursuant to the SEC’s “notice and access” rules. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. On March 15, 2013, we mailed a “Notice of Availability of Proxy Materials” to participating stockholders, which includes instructions on how to access the Company’s Annual Report and Proxy Statement on the Internet.

You may elect to receive all future Annual Reports and Proxy Statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

Can I access the Proxy Statement and Annual Report on the Internet?

Even if you do not participate in “notice and access,” the Proxy Statement and 2012 Annual Report are available on our investor relations website at http://lexmark.investor.com. You may elect to view all future Annual Reports and Proxy Statements on the Internet instead of receiving them by mail. To make an election, please log on to www.proxyvote.com and enter your control number.

Is there a list of Stockholders entitled to vote at the 2013 Annual Meeting?

A list of stockholders of record entitled to vote at the 2013 Annual Meeting will be available at the meeting and for ten days prior to the meeting at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550.

What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present for purposes of determining the existence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

Under the New York Stock Exchange rules, your broker has discretionary authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as the Company’s Independent Auditors, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote on executive compensation, the approval of an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors, or the approval of the Company’s 2013 Equity Compensation Plan without instructions from you. If you do not instruct your broker on these non-discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of stockholders representing a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the Directors and to approve each of the other Proposals in this Proxy Statement?

Votes may be cast “for” or “against” each respective nominee for Director or you may abstain from voting for one or more nominees for Director. The Directors to be elected at the meeting will be elected by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote is required to approve the Company’s proposals other than the election of directors.

Abstentions may be specified on all proposals submitted to a stockholder vote, including the election of Directors. Abstentions will have no effect on the election of Directors because abstentions are not considered a vote cast. Abstentions on proposals other than the election of Directors will have the effect of a vote against such proposals.

How will my shares be voted at the 2013 Annual Meeting?

At the 2013 Annual Meeting, the proxies will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in Proposal 1 of this Proxy Statement;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year;

•	FOR the approval of the advisory vote on Executive Compensation;

•	FOR the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors; and

•	FOR the approval of the Company’s 2013 Equity Compensation Plan.

Could other matters be decided at the 2013 Annual Meeting?

As of the date of this Proxy Statement, we were not aware of any matters to be raised at the 2013 Annual Meeting other than the Proposals set forth in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and any other matters are properly presented at the 2013 Annual Meeting for consideration, the proxies named on your proxy card will have the discretion to vote for you.

Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by Directors, officers and regularly engaged employees or agents of the Company. The Company has also retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to assist in the solicitation for estimated fees of approximately $9,000 plus reasonable expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

Who will count the votes?

Votes cast by proxy or in person at the 2013 Annual Meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector will determine whether a quorum is present.

PROPOSAL 1

ELECTION OF DIRECTORS

Action will be taken at the 2013 Annual Meeting to elect four Class I Directors to serve until the 2016 Annual Meeting of Stockholders. The nominees, as well as the Class II and Class III Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 2013 Annual Meeting of Stockholders are Ms. Kathi P. Seifert and Messrs. Jean-Paul L. Montupet, Paul A. Rooke and W. Roy Dunbar. Ms. Seifert and Mr. Montupet were elected by the stockholders in April 2010 to serve as Class I Directors with terms expiring at the 2013 Annual Meeting of Stockholders. Mr. Rooke was elected by the stockholders in April 2011 to serve as a Class I Director with a term expiring at the 2013 Annual Meeting of Stockholders. Mr. Dunbar was elected by the stockholders in April 2012 to serve as a Class I Director with a term expiring at the 2013 Annual Meeting of Stockholders.

Directors are elected by a majority of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a majority exists with respect to a given nominee.

Nominee as Class I Directors with Three-Year Terms that will Expire in 2016

Kathi P. Seifert Age 63

Ms. Seifert has been a Director of the Company since April 2006. In June 2004, Ms. Seifert retired as Executive Vice President of Kimberly-Clark Corporation, leading the company’s personal care businesses and sales organization. Previously, Ms. Seifert worked in various marketing positions at The Procter & Gamble Company, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert has also served as a director of the following companies during the past five years: Appleton Papers, Inc. since 2004, Eli Lilly & Company since 1995, Revlon, Inc. since 2006, and Supervalu Inc. since 2006.

In nominating Ms. Seifert to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Ms. Seifert to serve as a Director of the Company: significant executive management experience gained as an executive vice president of a Fortune 500 company publicly traded on the New York Stock Exchange; strong international experience acquired while in charge of Kimberly-Clark Corporation’s global personal care business; more than 30 years of sales and marketing experience; strong educational background with a bachelor’s degree in Business Administration from Valparaiso University; financial expertise acquired as an executive vice president and serving on the audit committees of three publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

Jean-Paul L. Montupet Age 64

Mr. Montupet has been a Director of the Company since October 2006. In December 2012, Mr. Montupet retired as Executive Vice President of Emerson Electric Co. where he was responsible for the company’s industrial automation business since 2000 and served as President of Emerson Europe since 2002. Mr. Montupet joined Emerson Electric Co. and was named Executive Vice President of its industrial motors and drives business with its acquisition in 1990 of Moteurs Leroy Somer SA, where he had been Chairman and Director of North American Operations. Mr. Montupet has also served as a director of Assurant, Inc. since 2012, IHS, Inc. since 2012, PartnerRe Ltd. since 2002, and as Chairman since 2010, and WABCO Holdings, Inc. since 2012.

In nominating Mr. Montupet to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Montupet to serve as a Director of the Company: more than 20 years of executive management experience, including his recent position as an executive vice president and president of a $4 billion business division of a Fortune 500 company that is publicly-traded company on the New York Stock Exchange; strong international experience gained as the president of the European division of Emerson Electric Co., a diversified global manufacturing and technology company with more than 250 manufacturing locations worldwide and approximately 129,000 employees, and additional international experience acquired working in Europe, North America and Asia; financial expertise acquired as a president and as a chief financial officer and serving on the audit committees of two publicly-traded companies; strong educational background with an advanced business degree from HEC Paris, and additional experience gained as a director of multiple publicly-traded companies on the New York Stock Exchange and the Paris Stock Exchange.

Paul A. Rooke Age 54

Mr. Rooke has been a Director of the Company since October 2010. Since April 2011, Mr. Rooke has been Chairman and Chief Executive Officer of the Company. From October 2010 to April 2011, Mr. Rooke served as President and Chief Executive Officer of the Company. Prior to such time, Mr. Rooke served as Executive Vice President of the Company and President of the Company’s former Imaging Solutions Division from July 2007 to October 2010, as Executive Vice President of the Company and President of the Company’s former Printing Solutions and Services Division from November 2002 to July 2007, and in various senior management roles with the Company since its inception in 1991.

In nominating Mr. Rooke to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Rooke to serve as a Director of the Company: significant executive management experience and financial expertise acquired as president and chief executive officer and as a division president; more than 20 years experience as an engineer in the computer peripherals industry; and strong educational background with a bachelor’s degree in Mechanical Engineering from the University of Michigan and a Master of Business Administration (“MBA”) from the University of Kentucky.

W. Roy Dunbar Age 51

Mr. Dunbar has been a Director of the Company since April 2011. Mr. Dunbar currently serves as the Chairman of private companies engaged in renewable energy and green construction. Prior to such time, Mr. Dunbar served as the Chief Executive Officer of Network Solutions, Inc. from 2008 to 2009 and as Chairman from 2008 to 2010; as President of Global Technology and Operations of Mastercard International, Inc. from 2004 to 2008; and in various senior leadership roles at Eli Lilly & Company from 1990 to 2004, including President of Eli Lilly’s Intercontinental Region, and Vice President and Chief Information Officer. Mr. Dunbar has also served as a director of the following companies during the past five years: Electronic Data Systems Corporation from 2004 to 2008; Humana, Inc. since 2005; and iGATE Corporation since 2010.

In nominating Mr. Dunbar to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Dunbar to serve as a Director: significant experience gained as a director of multiple publicly-traded companies; significant executive management experience gained as a Chief Executive Officer and as a division President; operational and information technology expertise, acquired as an executive officer of two Fortune 500 companies; and a strong educational background with a degree in Pharmacy from Manchester University and an MBA from Manchester Business School.

•	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

The following information regarding Class II and Class III Directors is submitted concerning the other Directors of the Company whose election is not being sought at this Annual Meeting. The terms of office for Class II and Class III Directors will continue after the 2013 Annual Meeting of Stockholders.

Class II Directors Whose Terms will Expire in 2014

Ralph E. Gomory Age 83

Mr. Gomory has been a Director of the Company since March 1991. Since 2007, Mr. Gomory has served as a Research Professor at the Stern School of Business at New York University and President Emeritus of the Alfred P. Sloan Foundation. Mr. Gomory served as President of the Alfred P. Sloan Foundation from 1989 through his retirement in 2007. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at International Business Machines Corporation (“IBM”).

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Gomory to serve as a Director of the Company: significant executive management experience as a senior vice president of a Fortune 500 company publicly-traded on the New York Stock Exchange and 18 years as president of a billion dollar not-for-profit organization; significant research and technical background that led to significant developments in the computer industry; strong educational background with a doctorate in Mathematics from Princeton University; valuable understanding of the global economy, as co-author of Global Trade and Conflicting National Interests; financial expertise acquired serving on three audit committees of publicly-traded companies; and broad experience gained as a director of multiple publicly-held companies.

Jared L. Cohon Age 65

Dr. Cohon has been a Director of the Company since July 2010. Since 1997, Dr. Cohon has served as President of Carnegie Mellon University. Dr. Cohon will step down from the presidency of Carnegie Mellon on June 30, 2013. At that time, he will become President Emeritus and Professor of Civil and Environmental Engineering and Engineering and Public Policy at Carnegie Mellon. Prior to becoming President at Carnegie Mellon, Dr. Cohon served as the Dean of the School of Forestry & Environmental Studies and Professor of Environmental Systems Analysis at Yale University from 1992 to 1997; and in various educational and leadership roles, including Associate Dean of Engineering and Vice Provost for Research, at Johns Hopkins University from 1973 to 1992. Dr. Cohon also has been appointed by President George W. Bush to serve on the Homeland Security Advisory Council in 2002 and reappointed by President Barack Obama in 2010. Dr. Cohon was elected to the National Academy of Engineering and the American Academy of Arts and Sciences in 2012. Dr. Cohon has also served as a director of the following companies during the past five years: Ingersoll-Rand plc since 2008; and Trane, Inc. (formerly American Standard Companies, Inc.) from 1999 to 2008.

The Board of Directors concluded that the following experience, qualifications and skills qualify Dr. Cohon to serve as a Director of the Company: significant executive management and financial experience gained as President of a major university; unique perspective on technological advancements gained as president of a global research university known for its leadership in technology programs; strong educational background with a bachelor’s degree in Civil Engineering from the University of Pennsylvania and a master’s degree and doctorate in Civil Engineering from the Massachusetts Institute of Technology (“MIT”); and significant experience gained as a director of multiple publicly-traded companies.

J. Edward Coleman Age 61

Mr. Coleman has been a Director of the Company since July 2010. Since 2008, Mr. Coleman has served as Chairman and Chief Executive Officer of Unisys Corporation. Prior to such time, Mr. Coleman served as Chief Executive Officer of Gateway, Inc. from 2006 to 2008; as Senior Vice President and President of Enterprise Computing Solutions at Arrow Electronics from 2005 to 2006; and as Chairman and Chief Executive Officer of CompuCom Systems, Inc. from 2001 to 2004 and as Chief Executive Officer from 1999 to 2001. Prior to that, Mr. Coleman held various leadership and executive positions at Computer Sciences Corporation and IBM. Mr. Coleman has also served as a director of the following companies during the past five years: Unisys Corporation since 2008.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Coleman to serve as a Director of the Company: significant executive management and financial experience gained as the Chief Executive Officer of three publicly-traded companies; more than 30 years of experience in the information technology business; extensive merger and acquisition experience, including the sale of Gateway, Inc. to Acer, Inc., while serving as the Chief Executive Officer of Gateway, Inc.; strong educational background with a bachelor’s degree in Economics from the College of William and Mary and an MBA from Indiana University; and significant experience gained as a director of multiple publicly-traded companies.

Sandra L. Helton Age 63

Ms. Helton has been a Director of the Company since February 2011. In December 2006, Ms. Helton retired from Telephone & Data Systems, Inc., a telecommunications service company (“TDS”), where she served as Executive Vice President and Chief Financial Officer from 2000 through 2006. She joined TDS as Executive Vice President — Finance and Chief Financial Officer in 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton has also served as a director of the following companies during the past five years: Covance, Inc. since 2003; and The Principal Financial Group since 2001.

The Board of Directors concluded that the following experience, qualifications and skills qualify Ms. Helton to serve as a Director of the Company: Ms. Helton’s financial expertise acquired as a Chief Financial Officer and serving on the audit committees of two publicly-traded companies; significant experience gained as a director of multiple publicly-traded companies; significant executive management experience in corporate strategy, finance, accounting and control, treasury, information technology and other corporate administrative functions; as well as extensive corporate governance experience; and a strong educational background with a bachelor’s degree in mathematics from the University of Kentucky and a master’s degree in Finance and Planning & Control from the MIT Sloan School of Management.

Nominees as Class III Directors with Three-Year Terms that will Expire in 2015

Michael J. Maples Age 70

Mr. Maples has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 40 years of experience in the computer industry. Before joining Microsoft, he was Director of Software Strategy for IBM. Mr. Maples has also served as a director of the following companies during the past five years: Motive, Inc. from 1997 to 2008, Multimedia Games, Inc., as Chairman, from 2004 to 2011, and Sonic Corp. since 2005.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Maples to serve as a Director of the Company: more than 30 years of executive management experience at two Fortune 500 companies publicly-traded on the New York Stock Exchange; significant experience in the computer industry, including software strategy; strong educational background with an MBA from Oklahoma City University; financial expertise acquired as an executive officer and serving on the audit committees of four publicly-traded companies; and significant experience gained as a director of more than ten publicly-traded companies.

Stephen R. Hardis Age 77

Mr. Hardis has been a Director of the Company since November 1996. In July 2000, Mr. Hardis retired as Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President — Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis has also served as a director of the following companies during the past five years: American Greetings Corporation from 1999 to 2008, Axcelis Technologies, Inc. since 2000, Marsh & McLennan Companies, Inc. from 1998 to 2011, Nordson Corporation from 1984 to 2010, and The Progressive Corporation since 1988.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Hardis to serve as a Director of the Company: more than 20 years of executive management experience, including more than five years as chief executive officer and nearly ten years as chief financial officer of a Fortune 500 company that is publicly-traded on the New York Stock Exchange; significant international experience gained as an executive officer of Eaton Corporation, a diversified power management company with more than 70,000 employees that sells its products to customers in more than 150 countries; strong educational background with a bachelor’s degree from Cornell University and a master’s degree in Public and International Affairs from Princeton University; financial expertise gained as a chief executive officer and chief financial officer and serving on the audit committees of six publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

William R. Fields Age 63

Mr. Fields has been a Director of the Company since December 1996. Mr. Fields is Chairman of Intersource Co. Ltd., Chairman of Four Corners International, and General Partner of Origentics. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc. Mr. Fields has also served as a director of the following companies during the past five years: Biosara Corporation, as Chairman, since 2009, Graphic Packaging Corporation from 2005 to 2008, Sharper Image Corporation from 2006 to 2008, and VitaminSpice LLC from 2009 to 2010.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Fields to serve as a Director of the Company: significant executive management experience gained as a chief executive officer of four companies, including three publicly-traded companies; valuable experience in retail, supply chain, and consumer goods marketing; strong international experience gained as an executive officer at Wal-Mart Stores, Inc., one of the largest retail chains in the world, Blockbuster Entertainment Group, and Hudson’s Bay Company, Canada’s largest diversified general merchandise retailer; strong educational background with a bachelor’s degree in Economics and Business from the University of Arkansas; financial expertise acquired as a chief executive officer; and significant experience gained as a director of multiple publicly-held companies.

Robert Holland, Jr. Age 72

Mr. Holland has been a Director of the Company since December 1998. Mr. Holland is a Managing Director of Essex Lake Group LLC, a profit enhancement advisory firm, a General Partner of The West Africa Fund and also maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Prior to October 2007, Mr. Holland was a General Partner and Industry Specialist with Cordova, Smart and Williams, a private equity firm. Previously, Mr. Holland served as Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997 and sold in April 2001. Prior to that, Mr. Holland was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He has also served as a director of the following companies during the past five years: Carver Bancorp, Inc. since 2000, Neptune Orient Lines, LTD from 2004 to 2010, and YUM! Brands, Inc. from 1997 to 2012.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Holland to serve as a Director of the Company: more than 20 years of executive management experience, including significant experience gained as a chief executive officer of five companies; significant experience in mergers and acquisitions; strong educational background with a bachelor’s degree in Mechanical Engineering from Union College and an MBA from the Zicklin School of Business at Baruch College (CUNY); financial expertise acquired as a chief executive officer and serving on the audit committees of six publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

Composition of Board and Committees

The Company’s Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the current twelve members of the Board of Directors, four have been elected as Class I Directors, four have been elected as Class II Directors, and four have been elected as Class III Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2013, 2014, and 2015, respectively. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. If the Stockholders approve Proposal 4 (Management’s proposed amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors), then beginning at the Annual Meeting of Stockholders held in 2014, Directors whose terms are expiring shall be elected for one-year terms expiring at the Annual Meeting of Stockholders in the following year. Directors may only be removed from the Board for cause.

The Board of Directors held nine meetings during 2012. All incumbent members of the Board attended at least 75% of the aggregate of the meetings of the Board and committees of the Board on which they served. While the Company does not have a formal policy regarding the attendance of Directors at the Annual Meeting of Stockholders, all Directors are strongly urged to attend. All members of the Board of Directors who were serving as Directors at the time of last year’s Annual Meeting of Stockholders attended the Annual Meeting.

The Board of Directors has adopted the stated requirements for independence under Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange as categorical standards for determining the independence of individual directors in accordance with guidance received from the New York Stock Exchange, and the Board has determined that all of the Board members, with the exception of Mr. Rooke, are independent on the basis of these requirements. In making its independence determinations, the Board of Directors has considered transactions occurring in each of the preceding three years between the Company and entities associated with the independent directors or their immediate family members. During 2012, Mr. Montupet and Mr. Coleman each served as executive officers at companies which the Company enters into transactions for the purchase and sale of goods and services in the ordinary course of business with Emerson Electric Company, a company in which Mr. Montupet served as an executive officer, and Unisys Corporation, a company in which Mr. Coleman served and continues to serve as an executive officer. The amount the Company paid in each of the last three fiscal years to each of these companies, and the amount received by the Company in each of the last three fiscal years from each of these companies, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. In 2012, the Company purchased approximately $150,000 of products and services from Emerson Electric Company. In 2012, the Company purchased approximately $2.5 million of products and services from Unisys Corporation, a company with $3.71 billion in revenue for its fiscal year ending December 31, 2012, and Unisys Corporation purchased less than $12,000 in products and services from the Company. All such transactions were made at arms-length, included standard commercial terms, and Mr. Montupet and Mr. Coleman did not personally benefit from any of such transactions. In all instances, the total amount of the transactions represented significantly less than 2% of the Company’s and the other entity’s revenues for the most recent fiscal year. Additionally, the Company has not made any charitable contributions within any of the preceding three years that would exceed the greater of $1 million or 2% of a charitable organization’s consolidated gross revenues to any charitable organization for which a member of the Board of Directors served as an executive officer of the charitable organization.

The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee. Each committee has adopted a written charter, which are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The following chart reflects current committee memberships and the number of meetings held by each committee during 2012.

Name of Director	Executive Committee	Finance & Audit Committee	Compensation & Pension Committee	Corporate Governance & Public Policy Committee
Non-Employee Directors
Jared L. Cohon			Member
J. Edward Coleman		Member
W. Roy Dunbar				Member
William R. Fields			Member
Ralph E. Gomory				Member
Stephen R. Hardis	Member	Chair
Sandra L. Helton		Member
Robert Holland, Jr.				Member
Michael J. Maples		Member
Jean-Paul L. Montupet	Member			Chair
Kathi P. Seifert	Member		Chair
Employee Directors
Paul A. Rooke	Chair
Number of Meetings held in 2012	0	10	4	3

The Executive Committee is responsible for exercising all of the powers and authority of the Board of Directors during intervals between Board meetings, except for those powers delegated to the other committees of the Board and the powers which pursuant to Delaware law may not be delegated to a committee of the Board.

The Board of Directors has established the Finance and Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Finance and Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the systems of internal controls established by management, the integrity and transparency of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements with respect to audit, financial and accounting matters, the Company’s policies related to risk assessment and risk management, the Independent Auditors’ qualifications and independence, the performance of the Independent Auditors’ and the Company’s internal audit functions, and the Company’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures. The Board of Directors has determined that each member of the Finance and Audit Committee is “independent” and “financially literate” as defined under the listing standards of the New York Stock Exchange. The Board of Directors has also determined that each member of the Finance and Audit Committee is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission. The Board of Directors does not limit the number of other public company audit committees on which members of its Finance and Audit Committee may serve. However, no member of the Finance and Audit Committee is currently serving on more than two other public company audit committees.

The Compensation and Pension Committee is responsible for assuring that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Company for the attainment of the Company’s goals and objectives. The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Company’s retirement and stock incentive plans. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange.

The Corporate Governance and Public Policy Committee is responsible for providing counsel to the Board with respect to corporate governance issues, including Board and committee organization, membership and function, and acting in an advisory capacity to the Board and the Company’s management on public policy issues. The Corporate Governance and Public Policy Committee is also responsible for the nomination of persons for election to the Board. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange.

Nomination of Directors

The Corporate Governance and Public Policy Committee does not set specific, minimum qualifications (including specific requirements for diversity) that nominees must meet in order for the Corporate Governance and Public Policy Committee to recommend them to the Board of Directors for election, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs and composition of the Board at the time. The Corporate Governance and Public Policy Committee considers candidates for election who would bring a wide range of attributes to the Board. The general criteria that the Corporate Governance and Public Policy Committee looks for in candidates is a person of high integrity with: (i) broad general management experience in a significant organization; (ii) experience with major management, technical, operational, marketing or financial issues; (iii) diversity of background and thought, or experience in areas of special interest to the Company, such as brand development or technology; (iv) strong track record of success; (v) strong international experience; (vi) board experience at other international companies; (vii) ample time to devote to Board duties; and (viii) ability and desire to serve multiple terms as a Board member. With respect to diversity, the Corporate Governance and Public Policy Committee believes that a Director nominee with a diverse background, professional experience, education, skill, and differences of viewpoint fulfills that specific attribute and contributes to a heterogeneous Board. In the past, the Committee has identified director nominees from various sources, including officers, directors and professional search consultants, but the Committee will also consider nominees recommended by stockholders. The Corporate Governance and Public Policy Committee applies the same evaluation for nominees for director whether the nominee is recommended by a stockholder or other source.

The Corporate Governance and Public Policy Committee has from time to time retained SpencerStuart, a third party search firm, to assist the Committee in identifying and evaluating candidates for Board membership who best match the director recruitment criteria described above. SpencerStuart has played an important role in identifying many of the Company’s most recent independent directors for Board membership.

Stockholders wishing to recommend a director candidate for consideration by the Corporate Governance and Public Policy Committee may do so by complying with the procedures and providing the information required by the Company’s By-Laws.

Corporate Governance Matters

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer and principal financial and accounting officer) and employees, known as the Code of Business Conduct. The Code of Business Conduct, as well as the Company’s Corporate Governance Principles, Related Person Transaction Policy and the charters of each of the committees of the Board of Directors are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The Company also intends to disclose on the Corporate Governance section of the Investor Relations website any amendments to the Code of Business Conduct and any waivers from the provisions of the Code of Business Conduct that apply to the principal executive officer and principal financial and accounting officer and that relate to any elements of the code of ethics enumerated by the applicable regulation of the Securities and Exchange Commission (Item 406(b) of Regulation S-K).

Related Person Transactions

On the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors has adopted a written Related Person Transaction Policy for the purpose of identifying potential conflicts of interest arising out of a related person transaction between the Company and any related person. Under the Policy, a related person is a Director, nominee for election as a Director, executive officer, beneficial owner of more than 5% of the Company’s common stock or any immediate family member of the foregoing persons. A related person transaction under the Policy is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in excess of $120,000 in which the Company or any of its subsidiaries is a party and in which the related person has or will have a direct or indirect material interest.

The Company reviews all transactions, arrangements or relationships between the Company and related persons in excess of $120,000 to determine whether such transactions are permissible under the Policy and, if permissible, whether such persons have a direct or indirect material interest in a transaction that are required to be disclosed by the Company in the Company’s proxy statement. Under the Policy, certain transactions have been pre-approved, as not constituting related person transactions, including, among other transactions, compensation paid to Directors and executive officers in the ordinary course of performing their duties; transactions in the ordinary course of business with another company where a Director is an employee or serves a director, the Director is not involved in the negotiations of the terms of the transaction and the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross revenues; and charitable contributions to a charitable organization, foundation or university at which a related person’s only relationship is an employee (other than an executive officer), or a director or trustee and the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts.

Each Director and executive officer is required to complete a questionnaire on an annual basis which requires them to disclose any potential related person transactions with the Company. In addition, under the Policy, each Director and executive officer has a continuing obligation to notify the Corporate Secretary of any potential related person transactions with the Company. With respect to any potential related person transaction reported to the Corporate Secretary, the Corporate Secretary will determine whether the transaction is pre-approved under the Policy, and if is not pre-approved, will present the transaction for approval to the Corporate Governance and Public Policy Committee at its next meeting, or to the Chair of the Corporate Governance and Public Policy Committee, when it is not practicable to wait until the next meeting. The Corporate Governance and Public Policy, or the Chair of the Corporate Governance and Public Policy Committee, as applicable, will review the material facts and circumstances of each related person transaction and determine whether to approve, ratify or reject the entry into such transaction. Related person transactions may only be approved if, based on the information presented, the Corporate Governance and Public Policy Committee determines that the transaction is in the best interests of the Company and its stockholders.

As part of its annual independence assessment and review of related person transactions, the Corporate Governance and Public Policy Committee reviewed the transactions between the Company and certain entities in which some of our Directors serve as executive officers or directors, as described more fully above, and determined that the amounts involved in such transactions are not material to the Company nor to the entities involved in the transactions. Consequently, there were no transactions between the Company and any related person in 2012 that were required to be reported under Item 404(a) of Regulation S-K, nor are there any currently proposed.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Pension Committee has served as an officer or employee of the Company at any time. No executive officer of the Company serves as a member of the compensation committee or on the board of directors of any company at which a member of the Compensation and Pension Committee or Board of Directors serves as an executive officer.

Leadership Structure

As part of its review of the Company’s overall corporate governance practices, the Board of Directors periodically reviews its leadership structure. Currently, the Board believes that the most effective leadership structure for the Company is for the Company’s Chief Executive Officer to serve as Chairman of the Board of Directors. The Board combined the Chairman and Chief Executive Officer role in 1999 to provide strong leadership and a unified voice for the Company’s management and the Board. The Board has been satisfied with the combined Chairman and Chief Executive Officer and believes it has served the Company’s stockholders well. This leadership structure allows the Chief Executive Officer to establish a Board agenda, with Board input, which focuses on the Company’s strategic challenges, ensures the Board is presented with the necessary information required to fulfill its responsibilities, and allows for productive and effective Board meetings.

Except for Mr. Rooke, the Board is completely comprised of independent Directors who bring a broad range of leadership experience to the Board and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. Collegial, yet rigorous, debate at Board meetings is common. Also, the Finance and Audit Committee, the Corporate Governance and Public Policy Committee and the Compensation and Pension Committee are comprised solely of independent Directors and each with a separate independent chair. These Committees perform important roles for the Company as explained in the “Composition of Board and Committees” section. The independent Directors also meet in executive session at each regularly scheduled meeting to voice their observations and to shape future Board agendas. Immediately following each session, the Presiding Director notifies the Chairman of the Board of the independent Directors’ assessment of the meeting and any desired agenda items for future meetings. Thus, the Board has the opportunity to take up issues it believes are important.

When the Chairman of the Board is not an independent Director, the Board also elects a single Presiding Director from the current independent Directors with such duties and for such term as the Board may determine from time to time. At each regularly-scheduled meeting of the Board of Directors, the independent Directors meet in executive session, at which only independent Directors are present. The Presiding Director serves as chairman of those meetings and presides over any meeting of the Board when the Chairman of the Board is not present. In addition, the Presiding Director consults with the Chairman of the Board to plan and set the agenda for meetings of the Board of Directors and serves as the point of contact for members of the Board of Directors to raise issues not readily addressable directly to the Chairman. The Presiding Director also performs such other functions and responsibilities as required by the Board of Directors from time to time. Based on the recommendation of the Corporate Governance and Public Policy Committee, Mr. Montupet was elected as the Presiding Director at the February 2010 meeting and assumed that position at the April 2010 meeting. Mr. Montupet was reelected as Presiding Director at the February 2012 meeting and will continue to serve in that role until the 2014 Annual Meeting.

The Board believes that the leadership structure in which the Company’s Chief Executive Officer serves as Chairman of the Board, the vast majority of the Board is comprised of independent Directors, the Board Committees described above are led by independent Directors, the Company has a Presiding Director with known responsibilities, and the independent Directors hold regular meetings in executive session, remains the optimal leadership structure for the Company and the Company’s stockholders.

Stockholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. The Corporate Secretary will review all communications and forward appropriate correspondence to the proper Board member or members.

Board’s Role in Risk Oversight

The Company’s Board of Directors administers its risk oversight function directly and through both its Finance and Audit Committee and Compensation and Pension Committee. The Finance and Audit Committee has oversight responsibility with respect to the Company’s financial risk assessment and financial risk management. The Finance and Audit Committee meets regularly with management to review the Company’s risk exposures, the potential financial impact those risks may have on the Company, the steps management takes to address those risks, and how management monitors emerging risks. With respect to the Company’s compensation plans and programs, the Compensation and Pension Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk taking by the Company’s officers and employees, as discussed in the “Risk Assessment” section of the “Compensation Discussion & Analysis.” The full Board of Directors has oversight responsibility of enterprise risk management and periodically has management review the Company’s major enterprise risk exposures, the potential financial or other impact on the Company, and the process for managing such risks.

Political Contribution Policy

In order to provide greater transparency to our stockholders regarding the Company’s involvement in political contributions and to ensure Board-level oversight, the Board of Directors has adopted a political contribution policy. Under this policy, the Company will not make contributions of any kind (money, employee time, goods or services) to political parties or candidates, political committees, including political committees organized under Section 527 of the Internal Revenue Code, or in support of or against ballot measures. This policy applies equally in all countries and all levels of government, even where such contributions are permitted by law. The Company’s political contribution policy is available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Governance

The Compensation and Pension Committee is responsible for setting and administering the policies governing all compensation components, including base salary, incentive compensation, equity-based compensation and other long-term incentive compensation for the Company’s executive officers, including the CEO and other key members of management. The Compensation and Pension Committee determines the type, structure and amount of each compensation component awarded under the Company’s compensation plans. They are responsible for approving payments under the compensation plans and making a recommendation to the Board of Directors to approve base salary increases for Section 16 Officers. The process by which the Compensation and Pension Committee fulfills these responsibilities is detailed in the discussion that follows.

2012 Executive Summary

2012 financial performance.

•	2012 was a challenging year financially for the Company, as we continued our transition from a hardware-centric company to a higher-value solutions company.

•	The key financial results of the year are summarized below (shown in millions except share price):

	2012	2011	2010
GAAP Revenue	$3,798	$4,173	$4,200
GAAP Operating Income	$187	$443	$447
Free Cash Flow*	$251	$235	$359
Stock Price (12/31)	$23.19	$33.07	$34.82

*	Free Cash Flow is defined as net cash flows provided by operating activities minus purchases of property, plant & equipment plus proceeds from the sale of fixed assets. Refer to the Company’s Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011, and 2010 on Page 73 of the Company’s Form 10-K for the fiscal year ended December 31, 2012 for the amounts underlying the Free Cash Flow calculations.

•

GAAP revenue in 2012 declined 9% compared to 2011, primarily due to the negative impact on revenue of weakening foreign currencies, the decline in inkjet revenue related to the decision to exit inkjet technology, and economic weakness outside of the U.S.

•

GAAP operating income decreased 58% compared to 2011, primarily due to unfavorable currency movements, an increase in restructuring related charges and projects costs, and an increase in costs associated with acquisition-related adjustments.

•

Despite the revenue decline in 2012, we were encouraged by revenue growth in our strategic focus areas with 62% growth at Perceptive Software and 7% growth in managed print services. We also delivered a record product gross margin for the fourth consecutive year, as we transition to a higher value portfolio of products.

•	We announced the transition to a new laser product line that strengthens our multifunction product and managed print services leadership.

•

As mentioned above, we announced the exit from our remaining inkjet hardware to increase the Company’s profitability. When complete, our exit of inkjet technologies is expected to deliver ongoing annual savings of $95 million, with $85 million in 2013.

•	We improved our already strong financial position with $413 million in net cash from operations in 2012, and ended the year with over $900 million in cash and current marketable securities.

•

We continued to aggressively grow our software business, which is a key element of our transition to a solutions company, by acquiring four companies in 2012. During the first quarter of 2012, we acquired

Brainware, a leading provider of intelligent data capture software; ISYS, a leading provider of enterprise and federated search and document filtering software; and Nolij, a prominent provider of web-based imaging, document management and workflow solutions for the higher education market. In the fourth quarter of 2012, we acquired Acuo Technologies, a recognized leader in high performance medical software and services.

•	We continued to execute on our capital allocation plan, returning $190 million to stockholders in 2012 through share repurchases and an additional $79 million through dividends ($1.15 per share).

We pay for performance.

•

We emphasize at-risk, performance-based compensation whereby more than 85% of our Chief Executive Officer’s pay is performance-based and more than 70%, on average, of our other Named Executive Officers’ pay is performance-based.

•

We establish performance objectives designed to promote the long-term success of the Company and maximize stockholder returns. The performance measures established for our annual incentive program (revenue, operating income, cash cycle and free cash flow) and long-term incentive program (total shareholder return and return on invested capital) represent key drivers of our success in enhancing stockholder value.

•

Target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation and for long-term incentive compensation one time (the 2010 performance period).

•

Based on our 2012 financial performance, payouts to Named Executive Officers under the corporate objectives for our annual incentive plan were made at only the threshold performance level based on the strong free cash flow generated in 2012, because the Company failed to hit minimum levels of performance for revenue, operating income and cash cycle, further demonstrating the strong alignment between pay and performance.

•

To assess the correlation of a Named Executive Officer’s compensation and performance of the Company, the Compensation and Pension Committee believes that a Named Executive Officer’s compensation should be analyzed by looking at the amount realized versus the total compensation opportunity and the correlation of such amounts to Company performance. The following table reflects the CEO’s 2011 and 2012 compensation opportunity versus the amount he realized (16% of the total opportunity in 2011 and 15% in 2012 as of December 31, 2012):

CEO Compensation Opportunity	2011	2012
Base Salary	$800,000	$800,000
Performance-Based Annual Bonus	800,000	960,000
Performance-Based Cash LTIP(1)	0	2,300,000
Performance-Based RSUs (1)(2)	3,956,121	2,320,060

Total Compensation Opportunity	$5,556,121	$6,380,060
% at Risk	86%	87%

Amount Received
Base Salary	$800,000	$800,000
Performance-Based Annual Bonus	88,340	163,200
Performance-Based Cash LTIP(1)	0	TBD
Performance-Based RSUs (1)(2)	0	TBD

Total Received as of 12/31/2012	$888,340	$963,200
Percentage of Total Opportunity Received as of 12/31/2012	16%	15%

(1)	The 2012 performance-based cash LTIP and performance-based RSUs are subject to a three-year performance period, and the amount realized is not determinable until the end of the performance period.

(2)	The Company failed to achieve the minimum level of performance required to earn the performance-based restricted stock units granted in 2011, and Mr. Rooke forfeited those restricted stock units.

•	The amount realized for the performance-based compensation elements for the other Named Executive Officer’s reflects a similar correlation to Company performance.

Our pay practices are stockholder-friendly.

•	We provide minimal perquisites and we do not provide tax gross ups on such perquisites.

•	We require our executive officers to own stock in the Company (five times annual base salary for the CEO and three times annual base salary for other executive officers).

•

Stock ownership guidelines exclude unexercised stock options, unvested restricted stock units and unvested deferred stock units and require the CEO to retain 100% and the other executive officers to retain 50% of net after-tax shares until they have met their guidelines.

•	Incentive compensation and equity compensation are subject to forfeiture and recoupment under the Company’s Executive Compensation Recovery Policy.

•

The Company and each executive officer agreed to restructure existing change in control agreements in 2010 to eliminate excise tax gross ups and again in 2012 to modify the definition of change in control to require consummation of the change in control event versus stockholder approval of an event that could give rise to a change in control.

•	The Company terminated its only non-stockholder approved incentive plan, the Broad-Based Employee Stock Incentive Plan, in February 2011.

•	The Company has implemented the Company’s stockholders preference for an annual advisory, non-binding, vote on executive compensation (commonly referred to as “Say on Pay”).

•

The Company’s stockholders have approved the compensation of the Company’s Named Executive Officers pursuant to the annual Say on Pay vote for the past three years. In 2012, the Compensation and Pension considered the stockholders’ 2011 Say on Pay vote in determining ways to better align the Named Executive Officers’ compensation with interests of stockholders and took the following actions:

•

Redesigned the Company’s long-term incentive plan for 2012 to strengthen the link between financial goals, stockholder interests and executive compensation by increasing the performance period to three years and adding relative total shareholder return and relative return on invested capital measured against the S&P 500 Technology Index as the performance measures. Consistent with prior years, 100% of the Chief Executive Officer’s incentive opportunity will be performance-based.

•

Revised the peer group of companies for benchmarking 2012 executive compensation to ensure that the peer group of companies generally exhibit similar location, product/service offerings, and financial profile as the Company.

•	The Company’s proposed 2013 Equity Compensation Plan (the “2013 Plan”), which stockholders are being asked to approve in Proposal 5, includes the following stockholder-friendly features:

•	The 2013 Plan will be administered by the Compensation and Pension Committee, the Company’s independent compensation committee.

•

The 2013 Plan includes a flexible share pool that reduces the share reserve approximately twice as rapidly when full value awards, such as restricted stock, restricted stock units and performance-based restricted units, are granted.

•	The 2013 Plan does not include an “evergreen” feature.

•

Any material changes to the 2013 Plan (including any increase to the 2013 Plan’s share reserve, other than in connection with stock splits or other similar recapitalization events) require approval of the Company’s stockholders.

•	Stock options and stock appreciation rights may not be “repriced” without stockholder approval.

•	“Reload” stock options are prohibited under the 2013 Plan.

•

Restricted stock and restricted stock units awarded under the 2013 Plan require a minimum three-year vesting period for service-based awards or a minimum one-year vesting period for performance-based awards.

•

The 2013 Plan generally provides for “double-trigger” vesting for awards upon a change in control (i.e, awards generally vest only if a participant’s employment is involuntarily terminated in connection with a change in control), except in the case where the Company does not survive and the acquiror does not agree to assume or substitute for outstanding awards.

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Consistent with the changes to the executive change in control agreements, the definition of change in control in the 2013 Plan requires consummation of the change in control event versus stockholder approval of an event that could give rise to a change in control.

•	Dividend equivalents may not be paid on any performance awards under the 2013 Plan unless and until the performance conditions are satisfied.

•	Shares that are used to satisfy the exercise price of options, or applicable withholding taxes, may not be recycled and reused under the 2013 Plan.

Executive Compensation Philosophy

The Compensation and Pension Committee has developed a set of principles to guide the design of the compensation plans and programs applicable to the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of 2012 (the “Named Executive Officers”).

•	Pay for performance where performance criteria are aligned with stockholder interests.

The performance of the Company and individual levels of performance determine the amount of compensation realized by the executive officers. The objectives of the Company’s compensation plans are intended to focus each executive officer on the achievement of key performance goals and the execution of the strategic plan that will promote the long-term success of the Company and maximize stockholder returns.

•	Put pay significantly “at risk” and subject to the achievement of strategic business objectives.

The executive officers have roles and responsibilities that directly influence the achievement of the Company’s performance objectives. Therefore, the Compensation and Pension Committee believes that they should have a significant portion of their compensation dependent on whether those objectives are achieved. Base salary is the only component of an executive officer’s direct compensation that is fixed. Other components, including annual incentive compensation and long-term incentive compensation, are subject to the achievement of strategic business objectives.

•	Balance short-term and long-term objectives.

The Company’s compensation programs are balanced between short-term and long-term objectives to ensure that executive officers focus on short-term performance that supports and ensures long-term success and profitability. The Company’s compensation programs also include personal objectives relating to key focus areas and strategic performance objectives.

•	Provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent.

The Company benchmarks the components of executive compensation to ensure that they are competitive in or with the marketplace. The target compensation for each executive officer is compared to market data to ensure that it is comparable to targeted pay levels established by the Compensation and Pension Committee. However, the Compensation and Pension Committee may use discretion to vary executive officer pay from the targeted levels based on factors such as an executive officer’s performance, responsibilities, experience, or length of time in the position.

Components of the Company’s Executive Compensation Program

Total compensation for each of the Named Executive Officers may consist of the following components and the compensation principles guiding the design of that component:

Compensation Component	Form of Compensation	Key Compensation Objectives to be Achieved
Base Salary	•Cash	• Provide a steady source of income that is market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent.
Annual Incentive Compensation	•Cash	• To motivate and reward executive officers for the Company’s attainment of performance metrics required for the Company to be successful in a highly competitive market.
• Put pay significantly “at risk” and subject to the achievement of strategic business objectives.
• Balance short-term and long- term objectives.
Long-Term Incentive Compensation	•Time-Based Restricted Stock Units •Performance-Based Restricted Stock Units •Stock Options •Cash	• To retain and motivate
executive officers where
performance criteria are aligned
with stockholder interests.

•   Put pay significantly “at risk”
and subject to the achievement
of strategic business objectives.

•   Balance short-term and long-
term objectives.

Retirement Plans and Other Benefits	•401(k) Plan •Supplemental Savings & Deferred Compensation Plan •Welfare Benefits	• Provide competitive benefits that are designed to provide sufficient retirement income and promote the welfare of our executive officers and their families.
Perquisites	•Reimbursement for Financial Planning	• Provide financial stability and minimize distractions from an executive officer’s attention to important Company initiatives.

Determining Executive Compensation

Annually, the Compensation and Pension Committee considers whether to recommend to the Board of Directors adjustments to each Named Executive Officer’s base salary and approves the form and amount of equity-based awards. The Compensation and Pension Committee also establishes the target compensation opportunity for each of the Named Executive Officers under the annual incentive compensation plan and for any long-term incentive award (either cash and/or equity). To determine the amount of the compensation opportunity to award, the Compensation and Pension Committee considers the comparative market data and other factors described in more detail in the discussion that follows. The Compensation and Pension Committee does not have a pre-established target allocation for each compensation element nor does it have a pre-established target mix of cash versus equity, short-term incentive compensation versus long-term incentive compensation, or fixed pay versus variable pay. Annually, the Compensation and Pension Committee determines the target total direct compensation for each Named Executive Officer by assessing the role of the Named Executive Officer and the comparative market data. The Compensation and Pension Committee then determines the appropriate mix of cash and equity for each Named Executive Officer as detailed in the “Compensation Components” section.

The Compensation and Pension Committee utilizes the services of Pearl Meyer & Partners, a well-established executive compensation consulting firm, to assess the competitiveness of the Company’s executive compensation plans and programs and to provide other executive compensation consulting services. Pearl Meyer & Partners is retained solely by the Compensation and Pension Committee and does not advise management on matters involving executive compensation or on any other matter. Pearl Meyer & Partners’ role in assisting the Compensation and Pension Committee is described in more detail in the discussion that follows. To evaluate the competitiveness of each Named Executive Officer’s total compensation for 2012, the Compensation and Pension Committee utilized survey and peer group data provided by Pearl Meyer & Partners. Survey data for all the Named Executive Officers, other than Mr. Scott T.R. Coons (President & CEO of Perceptive Software), reflected a broad group of technology firms with generally similar revenues as the Company and peer group data was gathered from annual proxy statement disclosures. Periodically, the Compensation and Pension Committee reviews and updates the group of peer companies to ensure that each company continues to be appropriate for benchmarking executive compensation. The Compensation and Pension Committee utilizes the services of Pearl Meyer & Partners on an annual basis to prepare a peer group analysis and make recommendations to the Compensation and Pension Committee on determining the appropriate peer group of companies. Revenue and product similarity are the primary factors for peer group inclusion and market capitalization is a secondary factor. Companies with revenue and/or market capitalization of one-third to three times the revenue and/or market capitalization of the Company are targeted. Based on the annual review and analysis prepared by Pearl Meyer & Partners for 2012, the Company revised its peer group of companies to include six companies in the S&P Technology Hardware & Equipment industry (Brocade Communications, Diebold Inc., Insight Enterprises, Inc., JDS Uniphase Corp., NetApp Inc., and Polycom Inc.) and removed three companies that were in the semiconductor industry (Analog Devices, Micron Technology Inc. and National Semiconductor) and one company in the pharmaceuticals, biotech and life sciences industry (Agilent Technologies, Inc.). The additions to the peer group generally exhibit similar location, product/service offerings and financial profile as the Company. The following peer group was approved for 2012 executive compensation benchmarking purposes for all Named Executive Officers, other than Mr. Coons:

2012 Peer Group			Revenue ($M)(1)
Advanced Micro Devices, Inc.	NCR	Peer Group 75th %	$6,454
Brocade Communications	Net App, Inc.
Diebold, Inc.	Polycom, Inc.	Peer Group Median	$5,020
Eastman Kodak Company	SanDisk Corporation
Imation Corporation	Seagate Technology	Peer Group 25th %	$2,364
Insight Enterprises, Inc.	Western Digital
JDS Uniphase Corporation	Xerox Corporation
KLA-Tencor Corporation
LAM Research Corporation
Logitech International		Lexmark International, Inc.	$4,217

(1)	Reflects trailing 4 quarters revenue as of September 2011, in most cases.

Although the Company makes reference to many competitors in its annual report, only Xerox Corporation and Eastman Kodak Company were included in the Company’s peer group of companies used for executive compensation benchmarking purposes, although Eastman Kodak Company has been excluded for 2013. The Company’s other competitors were excluded because their revenue and market capitalization did not meet the criteria set forth above or their headquarters are located outside of the United States. Companies headquartered outside of the United States are generally excluded for benchmarking purposes because (i) executive compensation data is not as readily available or disclosed as fully as is required in the United States, (ii) the

Company’s labor market for its executive officers is generally based in the United States, and (iii) compensation practices in other countries can vary dramatically due to local regulations, customs and state-required compensation programs.

To evaluate the competitiveness of Mr. Coons’ compensation, survey data was provided by Pearl Meyer & Partners, reflecting a group of 24 software companies with generally similar revenues as Perceptive Software. The software peer group had median revenue of $94 million for the previous fiscal year. The Compensation and Pension Committee utilized the benchmarking information provided by Pearl Meyer & Partners to evaluate Mr. Coon’s compensation as head of our Perceptive Software segment for 2012.

Role of the Compensation Consultant

Pearl Meyer & Partners has been retained by the Compensation and Pension Committee to assist the Committee in assessing the competitiveness of executive compensation, and provides other consulting services as requested by the Committee. In 2012, Pearl Meyer & Partners provided composite data from survey sources and proxy statement disclosure data from the peer group of companies to assist the Compensation and Pension Committee in establishing the proper compensation level for executive officers, including the Named Executive Officers. In addition, Pearl Meyer & Partners conducted a competitive assessment review of executive compensation in the first quarter of 2012, which was utilized by the Compensation and Pension Committee in determining executive compensation for 2012. Pearl Meyer & Partners also advised the Compensation and Pension Committee on a broad spectrum of matters, including, but not limited to:

•	Composition of the Company’s peer group for benchmarking executive compensation.

•	Review of the Company’s proxy disclosures, including this Compensation Discussion and Analysis.

•	Review management proposals to advise the Compensation & Pension Committee.

•	Provide an overview of regulatory updates.

Pearl Meyer & Partners does not advise management on matters involving executive compensation or on any other matter. The Compensation and Pension Committee has the sole authority to retain or terminate Pearl Meyer & Partners as the Compensation and Pension Committee’s executive compensation consultant and to approve its fees and other terms of engagement. The Compensation and Pension Committee annually assesses the independence of Pearl Meyer & Partners and determines whether any related conflicts of interest require disclosure. Based on its independence assessment of Pearl Meyer & Partners, the Compensation and Pension Committee determined that no conflict of interest was required to be reported under Item 407(e)(3)(iv) of Regulation S-K for 2012.

Role of the Stockholders

The Company’s Board of Directors and Compensation and Pension Committee welcome and value the input of stockholders and other interested parties. There are numerous ways for stockholders and other interested parties to communicate their views to the Board of Directors and the Compensation and Pension Committee. Stockholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. In addition, the Company has added an e-mail link on the Corporate Governance section of its webpage seeking the input of all of its stockholders and other interested parties on executive compensation and other corporate governance matters.

Consideration of Say on Pay Vote

More than 93% of the Company’s stockholders who voted on the Company’s advisory, non-binding, vote on executive compensation (commonly referred to as “Say on Pay”) in 2012 approved the compensation of the Company’s Named Executive Officers. The Compensation and Pension Committee believes that the vote of stockholders endorses the Company’s pay for performance philosophy, which is designed to promote the long-term success of the Company and maximize stockholder returns.

In consideration of the Say on Pay vote in 2011, which was approved by only 75% of the Company’s stockholders voting on the Proposal, the Compensation and Pension Committee met with Pearl Meyer & Partners and management to ensure that the Company’s executive compensation program rewards performance that promotes the long-term success of the Company and maximizes stockholder returns. As part of that process, the Compensation and Pension Committee redesigned the Company’s long-term incentive plan for 2012 to strengthen the link between financial goals, stockholder interests and executive compensation by adding relative total shareholder return (“TSR”) and relative return on invested capital (“ROIC”) measured against the S&P 500 Technology Index as the performance measures under the long-term incentive plan. Under the 2012-2014 long-term incentive plan, approved by the Compensation and Pension Committee, 100% of Mr. Rooke’s long-term incentive compensation opportunity will be performance-based, 50% of which will be comprised of performance-based restricted stock units based on relative ROIC and the other 50% of which will be comprised of cash based on relative TSR. The other Named Executive Officers will have a long-term incentive compensation opportunity that is 70% performance-based (35% performance-based restricted stock units based on relative ROIC and 35% cash-based on relative TSR), with the remaining 30% comprised of time-based restricted stock units. In addition, for benchmarking 2012 executive compensation, the Compensation and Pension Committee revised the peer group of companies to include six companies in the S&P Technology Hardware & Equipment industry, resulting in the removal of three current companies in the peer group of companies that are in the semiconductor industry and one company in the pharmaceuticals, biotech and life sciences industry. The additions to the peer group of companies also generally exhibit similar location, product/service offerings, and financial profile as the Company. The Compensation and Pension Committee believes that the approval by more than 93% of the stockholders voting on the Company’s 2012 Say on Pay Proposal is a strong endorsement of the changes implemented to the structure of the executive compensation program in 2012.

Setting Performance Objectives

The Compensation and Pension Committee believes that the Company’s annual business plan and strategic plan appropriately reflect the level of performance required for the Company to be successful in a highly competitive market. Generally, the targeted range for performance objectives is aligned with the corresponding measure in the Company’s plans for the corresponding performance period. The Compensation and Pension Committee believes that minimum attainment goals are achievable with some level of success, while target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation one time (the 2010 performance period) and for long-term incentive compensation one time (the 2010 performance period for performance-based restricted stock units).

COMPENSATION COMPONENTS

Total Direct Compensation

The Compensation and Pension Committee determines the form and level of compensation opportunity to award by applying the same principles, policies, and methodologies to each of the Named Executive Officers. The principles, policies and methodologies relating to the decision to utilize each component of compensation, the level of each component, and how one component may influence the Compensation and Pension Committee’s decisions with respect to other components is described in further detail in the discussion that follows or was provided in the table in the “Components of the Company’s Executive Compensation Program” section.

Annually, the Compensation and Pension Committee reviews the total direct compensation opportunity for each of the Named Executive Officers, as well as the Company’s other Section 16 executive officers. Total direct compensation includes base salary, annual incentive compensation opportunity, and long-term incentive compensation opportunity. The long-term incentive opportunity may be an equity-based award (such as restricted stock units or stock options) or a cash-denominated award. First, the Compensation and Pension Committee determines the form and level of each compensation component to award by performing a separate and distinct analysis of base salary, annual incentive compensation and total long-term incentive compensation for each

Named Executive Officer. Next, the Compensation and Pension Committee reviews the total direct compensation opportunity of each of the Named Executive Officers by a comparison to the total direct compensation of named executive officers of peer companies obtained through their proxy statement disclosures, as described above.

The Compensation and Pension Committee has determined that each Named Executive Officer’s total direct compensation opportunity should be nominally targeted at the 50th percentile. The Compensation and Pension Committee believes that the 50th percentile aligns a Named Executive Officer’s compensation with that of the Company’s peer group and the interests of the Company’s stockholders, and likewise ensures that the Company remains competitive in attracting and retaining executive officers. However, it should be noted that total direct compensation opportunity for each individual may range above or below the 50th percentile based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position.

The following graphs illustrate the allocation of the 2012 total direct compensation for the Chief Executive Officer and the average total direct compensation of the other Named Executive Officers as a group:

Base Salary

The Compensation and Pension Committee reviews the base salary of each Named Executive Officer on an annual basis. The base salary for each of the Named Executive Officers is determined by the responsibilities of the position held, the experience of the individual, the individual’s length of time in the position, and by reference to the information compiled from compensation surveys and peer group data regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions discussed above in the section entitled “Determining Executive Compensation.”

Salary adjustments for each of the Named Executive Officers are based on an evaluation of the performance of the Company and of each of the Named Executive Officers. New responsibilities, as well as changes in the competitive marketplace, are also taken into account when considering an adjustment to base salary. The Compensation and Pension Committee determines the amount of any change in base salary to recommend to the Board of Directors for approval. The Board of Directors is ultimately responsible for approving any change in base salary for each of the Named Executive Officers, as well as the Company’s other Section 16 executive officers.

At its meeting on February 22, 2012, the Compensation and Pension Committee reviewed management’s recommendations and the competitive assessment review report prepared by Pearl Meyer & Partners, and based on that information they recommended that the Board of Directors approve adjustments to the base salary of Messrs. Rooke, Canning and Patton, with the timing of the increases delegated to the CEO and/or VP of Human Resources with respect to Messrs. Canning and Patton and delegated to the VP of Human Resources with respect to Mr. Rooke. Based on the recommendation of the Compensation and Pension Committee, the Board of Directors approved the adjustments to base salary and the delegations of authority to the CEO and/or VP of Human Resources to implement the base salary increases. Based on the Company’s performance in 2012, however, the CEO and VP of Human of Resources did not implement any of the approved salary increases for Named Executive Officers.

Annual Incentive Compensation

The annual incentive compensation opportunity for each of the Named Executive Officers is made under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was approved by the Company’s stockholders in 2004. The Senior Executive Incentive Compensation Plan has been designed to ensure that the annual incentive compensation awards are paid in a manner to ensure maximum deductibility of the payment of such awards by the Company under Section 162(m) of the Internal Revenue Code. Under the terms of the Senior Executive Incentive Compensation Plan, the maximum award for each Named Executive Officer is six-tenths of one percent of Operating Income, as defined in the plan. The Compensation and Pension Committee administers the plan and has negative discretion to reduce, but not increase, the award made to a Named Executive Officer based on any factors it may deem appropriate.

The factors considered by the Compensation and Pension Committee for reducing a Named Executive Officer’s annual incentive compensation award under the Senior Executive Incentive Compensation Plan are based on the strategic performance objectives for each of the Named Executive Officers set forth in the 2012 Incentive Compensation Plan.

For 2012, the strategic performance objectives under the 2012 Incentive Compensation Plan included the following:

•	Corporate Objectives — measured with reference to annual core revenue, operating income and cash cycle, each excluding all acquisition activity.

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Worldwide Business/Geographic Unit Objectives — measured with reference to the applicable worldwide business or geographic unit annual core revenue, operating income and cash cycle, each excluding all acquisition activity, or with respect to Perceptive Software measured with reference to Perceptive Software’s revenue, license and subscription revenue, operating income and days sales outstanding, excluding all acquisition activity.

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Personal Objectives — established based on key focus areas and strategic performance objectives specific to each individual. The CEO’s personal objective is based on an assessment of his general management of the Company.

•	Threshold Objectives — measured with reference to free cash flow, excluding all acquisition activity.

The Compensation and Pension Committee selected core revenue, operating income and cash cycle, each excluding all acquisition activity, as the performance objectives for 2012, because it believed the achievement of the targets established for these performance measures will drive the long-term success of the Company. Core revenue is viewed as an important performance objective to drive the success of the Company, and the targets established by the Compensation and Pension Committee are designed to motivate employees to grow existing business and focus on customers’ needs to drive increased hardware, supplies, software and services and solutions sales. The Compensation and Pension Committee’s selection of operating income as a performance measure is intended to motivate employees of the Company to focus on generating additional earnings by focusing on cost reduction, improved product quality, pricing, expense management and innovation. The Compensation and Pension Committee selected cash cycle as a performance measure to motivate employees to reduce the amount of time it takes the Company to convert its cash into product, sell the product to the customer, and collect the account receivable from the customer. The Compensation and Pension Committee selected license and subscription revenue and days sales outstanding as additional metrics for Perceptive Software because they are viewed as performance measures that will drive the long-term success of Perceptive Software. Free cash flow, excluding all acquisition activity was selected by the Compensation and Pension Committee as the threshold performance measure to emphasize the importance of cash generation.

The weighting for each objective for the fiscal year ending December 31, 2012 for each of the Named Executive Officers is shown in the table below.

Name	Corporate Objective	Worldwide Business or Geographic Unit Objective	Personal Objective
P.A. Rooke	80%	0%	20%
J.W. Gamble, Jr.	80	0	20
M.S. Canning	30	50	20
S.T.R. Coons	10	60	30
R.J. Patton	80	0	20

The following table shows the corporate performance objectives for the fiscal year ending December 31, 2012, which were approved by the Compensation and Pension Committee at its February 22, 2012 meeting as well as the actual attainment that was certified by the Compensation and Pension Committee at its February 20, 2013 meeting. All dollar amounts are in millions and include restructuring charges and exclude acquisition related costs and expenses.

	Min	Target	Max	2012 Actual Attainment
Corporate
Core Revenue (40%)	$3,693	$3,880	$4,057	$3,432
Operating Income (40%)	$423	$473	$523	$250
Cash Cycle (days) (20%)	10	9	8	11
Threshold
Free Cash Flow	$250	$300	$350	$251

An annual incentive compensation opportunity for each of the Named Executive Officers, other than the CEO, is recommended by the CEO, for approval by the Compensation and Pension Committee. The award opportunity may be increased or decreased based on the judgment of the Compensation and Pension Committee of the individual’s overall contribution to Lexmark’s business results. The Compensation and Pension Committee determines and approves the annual incentive compensation opportunity for the CEO. The annual incentive opportunities for each of the Named Executive Officers are based on the peer group company data and the survey data for annual incentive awards and each Named Executive Officer’s total compensation target discussed above in the section entitled “Determining Executive Compensation.” Consistent with the Company’s pay-for-performance philosophy, an executive officer’s total cash compensation opportunity is highly leveraged.

The Compensation and Pension Committee establishes annual incentive compensation targets that it believes put annual incentive compensation significantly “at risk” because payments are entirely dependent upon the achievement of strategic performance objectives. At its meeting on February 22, 2012, the Compensation and Pension Committee reviewed the information from the peer group company data and the compensation surveys, and also gave consideration to the qualitative factors listed above. Based on this review, the Compensation and Pension Committee approved the annual incentive award opportunity for each of the Named Executive Officers for the fiscal year ending December 31, 2012, shown in the table below. The Compensation and Pension Committee must review and certify the business results and the incentive compensation plan attainments before any payments can be made. This review is generally performed in the first quarter of each year and the payout typically occurs shortly thereafter. At its meeting on February 20, 2013, the Compensation and Pension Committee reviewed and certified the business results for the fiscal year ending December 31, 2012, and determined that the threshold objective, based on the Company’s 2012 free cash flow, had been achieved for the performance period. In addition, the Compensation and Pension Committee determined that performance between minimum and target for the revenue objective and at maximum for the days sales outstanding objective for Perceptive Software had been achieved for the 2012 performance period. Based on such performance, the Compensation and Pension Committee approved the following payment of annual incentive compensation for each of the Named Executive Officers:

	2012 Annual Incentive Compensation Award Opportunity
Name	Threshold	Target	Maximum	2012 Annual Incentive Compensation Award
P.A. Rooke	$160,000	$960,000	$1,920,000	$163,200
J.W. Gamble, Jr.	73,333	467,500	935,000	74,983
M.S. Canning	66,667	425,000	850,000	68,167
S.T.R. Coons	49,583	318,750	637,500	126,243
R.J. Patton	43,750	281,250	562,500	44,750

Perceptive Software Earn-Out Incentive Compensation Plan

In connection with the Company’s 2010 acquisition of Perceptive Software, the Board of Directors approved the Perceptive Software Incentive Compensation Program (the “2010 IC Program”), a three-year earn-out incentive program for a select group of key employees of Perceptive Software, including Mr. Coons. Under the 2010 IC Program, if Perceptive Software achieves both a threshold level of profitability and threshold revenue level during each of the three one-year performance periods ending on June 30, 2011, 2012 and 2013, respectively, the participants of the 2010 IC Program are entitled to cash payouts. Under the 2010 IC Program, Mr. Coons’ annual target award opportunity is $500,000 for each one-year fiscal performance period, with a maximum award opportunity of $1 million per year. In connection with the 2010 IC Program, Mr. Coons was also granted safety-net restricted stock units on June 7, 2010, with a grant date value equal to approximately one-third of the value of his target payout under the 2010 IC Program. The safety-net restricted stock units are only earned if award amounts are not paid-out under the 2010 IC Program. Threshold performance was not met during the one-year performance-period ending June 30, 2011, and no cash payments were made under the 2010 IC Program for that fiscal year.

In reviewing the performance objectives for fiscal year 2012 and fiscal year 2013 performance periods in the 2010 IC Program, the Compensation & Pension Committee, at its meeting held on July 27, 2011, determined that the threshold profitability level and revenue levels for such remaining performance periods were set at unachievable levels based on the Company’s business plan for Perceptive Software. Based on such analysis, the Compensation and Pension Committee recommended and the Board of Directors approved the Perceptive Software FY12-FY13 Incentive Compensation Plan (the “2012 IC Plan”), running in parallel to the 2010 IC Program, for the two one-year performance periods ending on June 30, 2012 and 2013. Target annual award opportunities under the 2012 IC Plan were set at a level such that when combined with the value of the safety-net restricted stock units, would equal the annual target award opportunity under the 2010 IC Program. If awards become payable under both the 2010 IC Program and the 2012 IC Plan, the awards are capped at the maximum payout under the 2010 IC Program. Under the 2012 IC Plan, Mr. Coons’ annual target award opportunity is $308,000 for each one-year fiscal performance period, with a maximum award opportunity of $808,000. At its meeting on July 19, 2012, the Compensation and Pension Committee reviewed and certified Perceptive Software’s business results for the fiscal year ending June 30, 2012, and determined that threshold performance was not met during the one-year performance period ending June 30, 2012 for the 2010 IC Program, but determined that performance between target and maximum had been achieved for the one-year performance period ending June 30, 2012 under the 2012 IC Plan. Based on such performance, the Compensation and Pension Committee approved a payment in the amount of $659,961 for Mr. Coons.

Total Long-Term Incentive Compensation

The Compensation and Pension Committee determines the appropriate level of each Named Executive Officer’s total long-term incentive compensation opportunity by a comparison to the total long-term incentive compensation of named executive officers of peer companies obtained through proxy statement disclosure and composite survey data as discussed above in the section entitled “Determining Executive Compensation.” In consultation with Pearl Meyer & Partners, the Compensation and Pension Committee redesigned the Company’s long-term incentive plan for 2012 to strengthen the link between financial goals, stockholder interests and executive compensation by increasing the performance period to three years and adding relative total shareholder return (“TSR”) and relative return on invested capital (“ROIC”) measured against the S&P 500 Technology Index as the performance measures under the long-term incentive plan. Under the 2012-2014 long-term incentive plan, approved by the Compensation and Pension Committee, 100% of Mr. Rooke’s long-term incentive compensation opportunity will be performance-based, 50% of which will be comprised of performance-based restricted stock units based on relative ROIC and the other 50% of which will be comprised of cash based on relative TSR. The other Named Executive Officers will have a long-term incentive compensation opportunity that is 70% performance-based (35% performance-based restricted stock units based on relative ROIC and 35% cash based on relative TSR), with the remaining 30% comprised of time-based restricted stock units.

To determine long-term incentive award levels, the Company utilizes peer group data and market survey data, reviews the value of prior equity awards made to each Named Executive Officer, and evaluates each Named Executive Officer’s expected future contribution to business results. The CEO then makes a long-term incentive award recommendation for each of the Named Executive Officers, other than himself, to the Compensation and Pension Committee based on this analysis. The Vice President of Human Resources makes a recommendation to the Compensation and Pension Committee for the CEO based on the competitive market data. The Compensation and Pension Committee reviews management’s analysis and recommendations and is ultimately responsible for determining the size of the long-term incentive awards and approving the equity grants.

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2012 Cash-based Long-Term Incentive Awards.    On February 22, 2012, the Compensation and Pension Committee awarded each of the Named Executive Officer’s a cash-based long-term incentive award opportunity pursuant to the 2012-2014 Long-Term Incentive Plan (the “2012-2014 LTIP”). The performance metric under the 2012-2014 LTIP is the Company’s TSR measured against the TSR of companies in the S&P 500 Technology Index for the Performance Period. The Performance Period is January 1, 2012 through December 31, 2014. Under the 2012-2014 LTIP, each of the Named Executive Officers is eligible to receive a cash award at the end of the Performance Period based on the Company’s TSR rank measured against the companies in the S&P 500 Technology Index. The Compensation and Pension Committee will make this determination in 2015, and if earned, the cash payout will occur prior to March 15, 2015.

The Named Executive Officer must be employed on the last day of the Performance Period to earn an LTIP payout. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement (“disability” and “retirement,” each as defined in the Company’s Stock Incentive Plan) during the Performance Period, a pro-rated portion of the award may be earned based on the actual attainment as of the end of the Performance Period and will be paid to the executive or his estate prior to March 15, 2015.

The Compensation and Pension Committee may exercise negative discretion in determining any payout to an executive under the 2012-2014 LTIP applying any factors that it deems appropriate in its sole discretion under the circumstances.

The minimum, target and maximum award opportunities established under the 2012-2014 LTIP for each of the Named Executive Officers are set forth in the following table:

Name	Minimum	Target	Maximum
P.A. Rooke	$575,000	$2,300,000	$4,600,000
J.W. Gamble, Jr.	105,000	420,000	840,000
M.S. Canning	105,000	420,000	840,000
S.T.R. Coons	56,875	227,500	455,000
R.J. Patton	61,250	245,000	490,000

The Company utilizes equity-based compensation to foster and promote the long-term financial success of the Company and to materially increase stockholder value by motivating superior performance by employees. By providing employees with an ownership interest, their interests are more closely aligned with those of the Company’s stockholders.

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2012 Equity-based Long-Term Incentive Awards.    On February 22, 2012, the Compensation and Pension Committee awarded Mr. Rooke an equity-based award that was in the form of a performance-based restricted stock unit grant. The other Named Executive Officers, were awarded an equity-based long-term incentive opportunity comprised of performance-based restricted stock units and time-based restricted stock units. The Compensation and Pension Committee believes that a long-term incentive opportunity comprised of a combination of performance-based and time-based restricted stock units will motivate the Named Executive Officers on the achievement of key performance goals, while maintaining a retention focus. The performance measure for the performance-based restricted stock units is the Company’s relative ROIC measured against the ROIC of the companies in the S&P 500 Technology Index for the period commencing January 1, 2012 and ending December 31, 2014. The performance-based restricted stock units to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation and Pension Committee in 2015, and if earned will be settled on February 24, 2015. The Named Executive Officer must be employed on the last day of the Performance Period to earn the performance-based restricted stock units. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement (“disability” and “retirement,” each as defined in the Company’s Stock Incentive Plan) during the Performance Period, a pro-rated portion of the performance-based restricted stock unit may be earned based on the actual attainment as of the end of the performed period and will be paid to the executive or his estate on February 24, 2015.

The Compensation Committee may exercise negative discretion in determining whether performance-based restricted stock units shall be earned by a Named Executive Officer applying any factors that it deems appropriate in its sole discretion under the circumstances.

The time-based restricted stock unit awards will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2013, February 24, 2014 and February 24, 2015, based on the continued employment of the Named Executive Officer on each vesting date. The time-based restricted stock units awarded, as well as the minimum, target and maximum award levels for the performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($37.30).

	Time-Based RSU Awards		Performance-Based RSU Awards
Name	RSUs(#)	FMV at Grant	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)
P.A. Rooke	0	$0	15,550	62,200	124,400	$2,320,060
J.W. Gamble, Jr.	9,800	365,540	2,850	11,400	22,800	425,220
M.S. Canning	9,800	365,540	2,850	11,400	22,800	425,220
S.T.R. Coons	5,300	197,690	1,550	6,200	12,400	231,260
R.J. Patton	5,700	212,610	1,675	6,700	13,400	249,910

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2011 Long-Term Incentive Awards.    On February 23, 2011, the Compensation and Pension Committee awarded Mr. Rooke a long-term incentive opportunity that was 100% performance-based. The other Named Executive Officers, were awarded a long-term incentive opportunity comprised 70% of performance-based restricted stock units and 30% of time-based restricted stock units.

The performance measure for the performance-based restricted stock units was worldwide free cash flow, excluding all acquisition activity and pension contributions. The performance period was January 1, 2011 through December 31, 2011. Minimum attainment for free cash flow, excluding all acquisition activity and pension contributions was established at $370 million, target attainment was established at $420 million and maximum attainment was established at $470 million. If earned, the performance-based restricted stock vest and settle in three approximately equal installments (34%, 33% and 33%, respectively on February 24, 2012, February 24, 2014 and February 24, 2015, based on the Named Executive Officer’s continued employment on each vesting date. To earn the performance-based restricted stock units, the Named Executive Officer must be employed on the last day of the performance period. Termination of employment prior to such time for any reason will result in forfeiture of the award. The vesting of any earned performance-based restricted stock units after the end of the performance period will be accelerated in the event of the Named Executive Officer’s death, disability or retirement occurring after the completion of the performance period. Because the Company failed to attain the minimum performance for free cash flow for the January 1, 2011 through December 31, 2011 performance period, the Compensation and Pension Committee determined at its meeting on February 22, 2012 that no performance-based restricted stock units were earned by the Named Executive Officers and the awards were cancelled.

The time-based restricted stock unit awards will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2013, February 24, 2014 and February 24, 2015, based on the continued employment of the Named Executive Officer on each vesting date. The time-based restricted stock units awarded, as well as the minimum, target and maximum award levels for the performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($37.57).

	Time-Based RSU Awards		Performance-Based RSU Awards(1)
Name	RSUs(#)	FMV at Grant	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)
P.A. Rooke	0	$0	52,650	105,300	157,950	$3,956,121
J.W. Gamble, Jr.	9,480	356,164	11,060	22,120	33,180	831,048
M.S. Canning	9,480	356,164	11,060	22,120	33,180	831,048
S.T.R. Coons	2,400	90,168	2,800	5,600	8,400	210,392
R.J. Patton	5,550	208,514	6,475	12,950	19,425	486,532

(1)	The Company failed to attain the minimum performance for free cash flow for the 2011 performance period and the Compensation and Pension Committee determined that no performance-based restricted stock units were earned by the Named Executive Officers and the awards were cancelled.

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2010 Long-Term Incentive Awards.    On February 23, 2010, the Compensation and Pension Committee awarded the Company’s former Chief Executive Officer a long-term incentive opportunity that was 100% performance based. The other Named Executive Officers, which included Mr. Rooke, were awarded a long-term incentive opportunity comprised 60% of performance-based restricted stock units and 40% of time-based restricted stock units. The performance measure for the performance-based restricted stock units was worldwide free cash flow, excluding acquisitions. The performance period was January 1, 2010 through December 31, 2010.

The time-based restricted stock unit awards will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2012, February 24, 2013 and February 24, 2014, based on the continued employment of the Named Executive Officer on each vesting date. At its meeting on February 23, 2011, the Compensation and Pension Committee reviewed and certified the business results for the performance-based restricted stock unit awards, and determined that maximum performance was attained for the performance period. Therefore, the following restricted stock units were earned: Mr. Rooke — 44,325, Mr. Gamble — 36,000, Mr. Canning — 36,000, and Mr. Patton — 21,150. Vesting and settlement of the earned performance-based restricted stock units will occur in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2011, February 24, 2013 and February 24, 2014, based on the Named Executive Officer’s continued employment on each vesting date. The Named Executive Officer must be employed on the last day of the performance period to earn the performance-based restricted stock units. Termination of employment prior to such time for any reason will result in forfeiture of the award. The vesting of any earned performance-based restricted stock units after the end of the performance period will be accelerated in the event of the Named Executive Officer’s death, disability or retirement occurring after the completion of the performance period. The time-based restricted stock units awarded, as well as the minimum, target and maximum award levels for the performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($33.03).

	Time-Based RSU Awards		Performance-Based RSU Awards
Name	RSUs(#)	FMV at Grant	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)
P.A. Rooke	19,700	$650,691	14,775	29,550	44,325	$976,037
J.W. Gamble, Jr.	16,000	528,480	12,000	24,000	36,000	792,720
M.S. Canning	16,000	528,480	12,000	24,000	36,000	792,720
R.J. Patton	9,400	310,482	7,050	14,100	21,150	465,723

On July 19, 2010, the Compensation and Pension Committee approved a grant of performance-based restricted stock units for Mr. Coons as part of the acquisition of Perceptive Software. Mr. Coons was awarded 3,100 restricted stock units with a fair market value of $102,300 at target based on the achievement of certain revenue targets for Perceptive Software for the period July 1, 2010 through December 31, 2010. The payout was 50% at the minimum revenue target and 150% at the maximum revenue target. At its meeting on February 23, 2011, the Compensation and Pension Committee reviewed and certified the business results for the performance-based restricted stock unit award, and determined that the minimum performance was attained for the performance period. Based on that achievement, Mr. Coons earned 1,500 restricted stock units that vest in three approximately equal installments (34%, 33% and 33%, respectively) on July 19, 2011, July 19, 2013 and July 19, 2014, based on his continued employment on each vesting date.

Effective October 26, 2010, when the closing price of the Common Stock was $37.71, the Board of Directors granted Mr. Rooke a long-term incentive award comprised of 22,000 restricted stock units and 60,000 stock options in connection with his promotion to President and Chief Executive Officer. The restricted stock units will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on the second through fourth anniversaries of the grant date, based on Mr. Rooke’s continued employment through the vesting dates. The fair market value of the restricted stock units on the date of grant was $829,620. The stock options, with an exercise price of $37.71, shall become vested and exercisable in four equal installments (25% per year) on each of the first through the fourth anniversaries of the grant date. The Black-Scholes value of the stock options on the date of grant was $850,800.

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Grant Practice of Equity-Based Awards.    Equity-based awards are granted under the Lexmark International, Inc. Stock Incentive Plan and must be approved by the Compensation and Pension Committee. Grants of equity-based awards are generally effective on the date that the Compensation and Pension Committee approves the award. The Compensation and Pension Committee delegated authority to approve awards to each of the CEO and the Vice President of Human Resources, excluding grants made to Section 16 executive officers, on April 26, 2006. The terms of this delegation limit the type and size of each award and all awards in the aggregate made between meetings of the Compensation and Pension Committee and the CEO or Vice President of Human Resources is required to present a report of the equity-based awards that have been granted between each Compensation and Pension Committee meeting at the next regularly scheduled Compensation and Pension Committee meeting. No more than 60,000 shares may be granted between regularly-scheduled Compensation and Pension Committee meetings and no more than 15,000 shares may be granted to an individual pursuant to an equity-based award during such period. Restricted stock grants are limited to a maximum value of $350,000 per individual and must include a vesting schedule of not less than three years. Stock option awards must vest over a period of not less than three years, must not have a term that exceeds ten years, and must not have an exercise price lower than the closing price of the Company’s stock on the grant date. Awards are granted on the first business day of the month following approval by the CEO or the Vice President of Human Resources.

Retirement Plans and Other Benefits

The Company provides retirement and other benefit plans in which qualified employees, including each of the Named Executive Officers, are eligible to participate. Each plan is designed to offer competitive benefits in order to attract and retain talent and is described in detail as follows:

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Defined Benefit Retirement Plans.    All employees in the United States, including each of the Named Executive Officers other than Mr. Coons, were eligible to participate in the Lexmark Retirement Growth Account Plan prior to April 3, 2006. The plan is a cash balance defined benefit plan under which benefit accruals were frozen effective April 3, 2006. To the extent that a participant’s eligible compensation was not considered under the Lexmark Retirement Growth Account Plan due to the Internal Revenue Code Section 401(a)(17) limit, the Company maintains a non-qualified, unfunded, noncontributory plan known as the Lexmark Nonqualified Supplemental Retirement Plan. This plan provides for the same benefits that would have been provided under the cash balance defined benefit plan without such limitation. Benefit accruals under the Lexmark Nonqualified Supplemental Retirement Plan were frozen as a result of the Company’s actions to freeze benefits under the Lexmark Retirement Growth Account Plan. A description of the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan follows the “Pension Benefits” table.

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Defined Contribution Plans.    The Lexmark Savings Plan is a tax-favored 401(k) plan that allows eligible employees, including each of the Named Executive Officers, except Mr. Coons, to contribute on a pre-tax basis up to 50% of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations ($17,000 for pre-tax contributions and $5,500 for catch-up contributions in 2012). The Company makes an automatic Company contribution of 1% of each employee’s eligible compensation and a Company matching contribution of up to 5% of the employee’s eligible compensation. Mr. Coons participates in the Perceptive Software 401(k) Retirement Plan. The Perceptive Plan is a tax-favored 401(k) plan that allows eligible employees, including Mr. Coons, to contribute on a pre-tax basis up to 60% of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations discussed previously. The Perceptive Plan included a Company matching contribution of 35% of the employee’s contributions subject to a maximum of 6% of the employee’s eligible compensation through June 30, 2012. Effective July 1, 2012, the Perceptive Plan was modified to align with the Lexmark Savings Plan, thereby providing for an automatic Company contribution of 1% of each employee’s eligible compensation and a Company matching contribution of up to 5% of the employee’s eligible compensation, as well as allowing for contributions of up to 50% of eligible compensation. The Company merged the Perceptive Plan into the Lexmark Savings Plan, effective December 31, 2012, and Mr. Coons, as well as other Perceptive Software employees, now participates in the Lexmark Savings Plan.

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Supplemental Deferred Compensation Plan.    The Lexmark Supplemental Savings and Deferred Compensation Plan allows eligible employees, including each of the Named Executive Officers, other than Mr. Coons, to defer up to 100% of eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit ($250,000 in 2012) and to receive a Company matching contribution of up to 6% of the participant’s eligible excess compensation. A description of the Lexmark Supplemental Savings and Deferred Compensation Plan follows the “Non-Qualified Deferred Compensation” table.

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Deferred Stock Units.    The Lexmark International, Inc. Stock Incentive Plan entitles a participant, including each of the Named Executive Officers, to elect to defer receipt of all or a portion of his annual incentive compensation, and receive an award of deferred stock units. These deferred stock units are fully vested at all times and settle on the earlier of the fifth anniversary of the grant date or the termination date due to retirement (subject to a six-month delay as required under Internal Revenue Code Section 409A), death or disability. The participant also receives an additional award of supplemental deferred stock units upon deferral with a value equal to 20% of the compensation deferred. These supplemental deferred stock units vest and settle on the fifth anniversary of the date that the compensation deferred would otherwise have been paid, subject to continued employment from the date of deferral through the settlement date. Supplemental deferred stock units will vest and settle in full upon termination of employment due to death or disability.

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Health and Welfare Benefits.    Each of the Named Executive Officers are eligible to participate in the same health and welfare benefit plans that are available to all eligible employees of the Company or Perceptive Software, as applicable.

Termination and Change in Control Agreements

Each of Messrs. Rooke, Gamble, Canning and Patton has entered into a change in control agreement with the Company, effective as of November 1, 2012. Mr. Coons entered into a change in control agreement with the Company, effective June 7, 2010. The Compensation and Pension Committee believes that these agreements are in the best interest of the Company and its stockholders to ensure the continued focus and dedication of each Named Executive Officer to the business of the Company without the distraction or personal financial concern if the Company were to be acquired by another company. These agreements ensure that the Named Executive Officers will continue to perform services on behalf of the Company when a change in control is pending, and protects the Named Executive Officers against the potential loss of their positions following a change in control.

The agreements for Messrs. Rooke, Gamble, Canning and Patton provide certain severance benefits only upon a double trigger, meaning severance benefits will only be paid to a Named Executive Officer if the following two events occur: (i) a change in control of the Company, and (ii) within 12 months prior to a change in control, the Named Executive Officer’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months following the change in control of the Company, the Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer with “good reason.” The agreement for Mr. Coons provides certain severance benefits if the following two events occur: (i) a change in control of the Company or Perceptive Software occurs prior to June 30, 2013, and Mr. Coons’ employment is terminated within 12 months following the change in control of the Company or Perceptive Software by the Company without “cause” or by Mr. Coons with “good reason.” A description of the material terms and potential payments provided under the change in control agreements for each of the Named Executive Officers is included in the narrative of the “Termination and Change in Control Payments” section.

In addition, each of Messrs. Rooke, Gamble, Canning and Patton entered into new employment agreements with the Company, effective as of November 1, 2012, which provide for a fixed term of employment through October 31, 2014. The new form of employment agreement was prepared to replace the Named Executive Officers’ prior employment agreements which were scheduled to expire on October 31, 2012. Mr. Coons entered into an employment agreement with the Company, effective as of June 7, 2010, which provides for a fixed term of employment through June 30, 2013. The agreements for each of the Named Executive Officers provide severance benefits upon an involuntary termination of employment without “cause” or a voluntary termination by a Named Executive Officer with “good reason.” The Compensation and Pension Committee believes that the severance benefits offered under the employment agreements represent a significant component of each Named Executive Officer’s total compensation package, are market competitive and not excessive, and are essential to the Company’s ability to attract and retain key executive officers. The benefits offered under the employment agreements allow the executives to continue to focus their efforts and attention on the Company’s business operations and execution of the Company’s strategic plan. A description of the material terms and the payments provided under the employment agreements for each of the Named Executive Officers is included in the narrative of the “Termination and Change in Control Payments” section.

Perquisites

The Company provides each of the Named Executive Officers with perquisites that the Company and the Compensation and Pension Committee believe are reasonable, not excessive, and consistent with its overall compensation philosophy. Each of the Named Executive Officers is entitled to reimbursement for qualified payments towards financial planning and may receive up to $6,000 ($12,000 for the Chief Executive Officer) annually. In addition, the Chief Executive Officer’s spouse may accompany him on the Company aircraft when he is traveling for business and there is no incremental cost to the Company.

Stock Ownership

The Compensation and Pension Committee believes in aligning the interests of executive officers with the long-term interests of stockholders. Consistent with this philosophy, the Compensation and Pension Committee recommended, and the Board approved, stock ownership guidelines for certain executive officers, including each of the Named Executive Officers. These guidelines require that until the ownership goal is reached, each of the Named Executive Officers must retain a percentage of after tax net shares on the exercise of any stock options and the vesting and settlement of any restricted stock units. That percentage is 100% for the Chief Executive Officer and 50% for each of the other Named Executive Officers. The guidelines exclude unexercised stock options, unvested restricted stock units and unvested deferred stock units and require the Chief Executive Officer to hold a minimum of five times base salary and each of the other Named Executive Officers to hold a minimum of three times base salary in value of the Common Stock. The Compensation and Pension Committee annually reviews the actual stock ownership of each Named Executive Officer compared to his stock ownership guideline. Information on the number of stock options, unvested restricted stock units and unvested deferred stock units, which are not counted for ownership guidelines, is also presented to the Compensation and Pension Committee during the review of stock ownership.

Risk Assessment

In designing compensation plans and programs for executive officers of the Company, including the Named Executive Officers, the Compensation and Pension Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk taking. The following characteristics of the Company’s executive compensation plans and programs limit the possibility for excessive risk taking:

•	The base salary is a fixed amount, and therefore does not encourage risk taking.

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The annual incentive compensation opportunity for each Named Executive Officer is limited to six-tenths of one percent of Operating Income, in accordance with the Lexmark International, Inc. Senior Executive Incentive Compensation Plan.

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The Company’s annual incentive compensation program and long term incentive compensation program have used metrics such as revenue growth (including license and subscription revenue growth for Perceptive Software employees), operating income, cash cycle, days sales outstanding and free cash flow for many years and the Company has seen no evidence that it encourages unnecessary or excessive risk taking.

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The long-term incentive opportunity is comprised of time-based restricted stock units that vest over multiple years and/or performance-based restricted stock units and a cash-based long-term incentive opportunity with three-year relative performance metrics tied to return on invested capital and total shareholder return measured against the S&P 500 Technology Index, respectively, which aligns the Named Executive Officer’s interests to long-term stockholder interests.

•

Members of the Compensation and Pension Committee approve the final incentive compensation awards after reviewing the executive officer’s and the Company’s performance, and may utilize negative discretion to reduce incentive compensation awards based on a variety of performance objectives, thereby diversifying the risk.

•	Incentive compensation and equity awards are subject to forfeiture and recoupment as described in the “Executive Compensation Recovery Policy” section.

•	The Named Executive Officers are subject to stock ownership guidelines as described in the “Stock Ownership” section.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to each of the Named Executive Officers in amounts in excess of $1 million unless the compensation is paid pursuant to pre-determined performance objectives that meet the requirements of Section 162(m), including stockholder approval. To ensure deductibility of non-discretionary annual incentive awards, the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was presented to and approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders, sets forth a maximum annual incentive award to each participant equal to six-tenths of one percent of Operating Income, as defined in the plan. To ensure the deductibility of long-term incentive awards and equity awards, the Lexmark International, Inc. Stock Incentive Plan, which was presented to and approved by the Company’s stockholders, sets forth a maximum number of shares that may be awarded to a participant as stock options or stock appreciation rights over a five-year period equal to 3,000,000 shares, and further sets forth a maximum long-term incentive award to each participant for performance periods of three years equal to $10,000,000, if the award is denominated in cash, or 1,200,000 shares for stock-based awards, with proportionate adjustments for shorter or longer performance periods. The Compensation and Pension Committee and the Board of Directors believe that it is essential to retain the ability to reward and motivate executives based on the assessment of an individual’s performance, even though some or all of any such discretionary payments may not be deductible due to the requirements of Section 162(m). Accordingly, the Compensation and Pension Committee reserves the right to award discretionary incentive awards to executive officers and adopt other compensation plans and arrangements which may not be deductible under Section 162(m). Any such incentive payments would be based on the Compensation and Pension Committee’s qualitative assessment of the applicable executive’s individual performance and contribution.

Tally Sheets

The Compensation and Pension Committee annually reviews tally sheets that set forth the total annual compensation for each of the Named Executive Officers and certain other executive officers. The Compensation and Pension Committee believes that tally sheets are important to maintain visibility to amounts realized by each of the Named Executive Officers annually under various termination and change in control scenarios. The tally sheets include the dollar amount that would be realized by the executive officer under four termination and change in control scenarios. These scenarios include voluntary termination (including retirement), involuntary termination without cause or voluntary termination by the employee for good reason, change in control without a termination of employment, and termination following a change in control.

Executive Compensation Recovery Policy

In February 2009, the Compensation and Pension Committee and the Corporate Governance and Public Policy Committee recommended to the Board of Directors the adoption of an Executive Compensation Recovery Policy that is applicable to certain employees, including each of the Named Executive Officers. The Board of Directors adopted the policy on February 19, 2009, and it applies to all incentive compensation and equity awards granted after such date. Under the Executive Compensation Recovery Policy, if a Covered Employee’s fraud, gross negligence or intentional misconduct causes the Company to restate all or a portion of its financial information that has been filed with the Securities and Exchange Commission, the Company, to the extent permitted by applicable law, shall be able to recoup certain payments from the Covered Employee, who engaged in the prohibited conduct, and from certain other executive officers, including each of the Named Executive Officers, who benefited from such misconduct. With respect to a Covered Employee who engages in the prohibited conduct requiring a restatement of financial information, the Company shall recoup (i) 100% of the incentive compensation (annual bonuses, long-term incentive compensation, and performance-based equity awards) paid to the Covered Employee during the period beginning at the time of the initial public disclosure of the misstated financial information and ending 12 months following the date of the initial filing of any financial statement that must be restated (the “Recovery Period”), and (ii) 100% of the gains realized by the Covered Employee from the vesting and settlement of any restricted stock unit or other equity award or the vesting or exercise of any stock option, the sale of any stock acquired pursuant to the vesting and settlement of any restricted stock unit or any other equity award or the vesting and exercise of any stock option, and all cash awards granted under the Company’s equity incentive plans. In addition, the Policy requires the Covered Employee to forfeit any vested and unvested stock options, restricted stock units and any other equity awards. With respect to certain other Covered Employees, including each Named Executive Officer, who benefits from the misconduct, the Policy provides that the Company may recoup from such Covered Employees the excess incentive compensation paid during the Recovery Period over the amount that would have been paid if the financial information had been correctly reported.

In addition, each stock option agreement and restricted stock unit agreement awarded to employees of the Company, including each Named Executive Officer, provides that if the employee violates the non-compete, non-interference, non-disparagement, or non-disclosure restrictions set forth in the agreement or otherwise acts against the best interests of the Company, the employee shall (i) forfeit any unexercised portion of the stock option or unvested portion of the restricted stock unit; and (ii) repay to the Company an amount equal to the stock option gains or the income realized upon vesting of the restricted stock units within 18 months preceding the earlier of the violation of one of the restrictions or the termination of the employee’s employment through the later of 18 months following the violation of one of the restrictions or such period of time it takes the Company to discover the violation.

COMPENSATION COMMITTEE REPORT

The Compensation and Pension Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussions with management, the Compensation and Pension Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Kathi P. Seifert, Chair

Jared L. Cohon

William R. Fields

EXECUTIVE COMPENSATION

The information set forth below describes the components of the total compensation of each of the Named Executive Officers. The Named Executive Officers are determined based on 2012 total compensation excluding the change in pension value and nonqualified deferred compensation earnings, as disclosed in the Summary Compensation Table. Also described below are the contracts, plans, and arrangements providing for payments to each of the Named Executive Officers in connection with a termination of the Named Executive Officer, a change in control of the Company or certain changes in the Named Executive Officer’s responsibilities.

The following table sets forth the total compensation for each of the Named Executive Officers during the year ended December 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
P.A. Rooke(7)	2012	$803,077	$0	$2,320,060	$0	$163,200	$57,419	$53,734	$3,397,490
Chairman and Chief Executive	2011	800,000	0	3,956,121	0	88,340	62,336	110,454	5,017,251
Officer	2010	615,539	0	2,456,348	850,800	1,962,791	58,497	53,608	5,997,583

J.W. Gamble, Jr.	2012	552,115	0	790,760	0	74,983	2,753	36,577	1,457,188
Executive Vice President and	2011	541,539	0	1,187,212	0	76,077	3,094	71,890	1,879,812
Chief Financial Officer	2010	496,904	0	1,321,200	0	1,354,546	2,182	40,154	3,214,986

M.S. Canning	2012	501,923	0	790,760	0	68,167	31,888	35,815	1,428,553
Executive Vice President and	2011	495,769	0	1,187,212	0	84,392	32,665	70,783	1,870,821
President of Imaging Solutions and Services	2010	461,250	0	1,321,200	0	1,271,400	24,666	45,390	3,123,906

S.T.R. Coons	2012	426,635	0	428,950	0	786,204	0	5,250	1,647,039
Vice President and President & CEO Perceptive Software

R.J. Patton	2012	376,442	0	462,520	0	44,750	10,680	23,654	918,046
Vice President, General	2011	363,462	0	695,046	0	31,440	12,166	45,635	1,147,749
Counsel and Secretary

(1)	No discretionary bonuses have been awarded to any of the Named Executive Officers during the past three fiscal years. Refer to the Non-Equity Incentive Compensation Plan column for payments awarded based on the achievement of preestablished performance objectives.

(2)	Consists of the grant date fair value dollar amount computed in accordance with the provisions of the FASB guidance on share-based payments and related interpretations for all restricted stock units granted during the years presented above. The grant date fair value for restricted stock units with time-based vesting is computed by multiplying the number of units by the closing price of a share of Common Stock on the grant date. For the performance-based restricted stock units, the grant date fair value is computed by multiplying the target number of units by the closing price of a share of Common Stock on the grant date, based on the Company’s determination that performance at target would be the probable outcome of the performance condition as of the grant date.

The grant date fair value for the 2012 performance-based restricted stock units for the Named Executive Officers receiving such awards would be as follows if the maximum performance were achieved for the 2012-2014 performance period: Mr. Rooke — $4,640,120; Mr. Gamble — $850,440; Mr. Canning — $850,440; Mr. Coons — $462,520; and Mr. Patton — $499,820. Refer to the Compensation Discussion and Analysis “2012 Long-Term Incentive Awards” section for further detail.

At its meeting on February 22, 2012, the Compensation and Pension Committee reviewed and certified the business results for the 2011 performance-based restricted stock unit awards, and determined that minimum performance had not been attained for the 2011 performance period. Therefore, no 2011 performance-based restricted stock units were earned and the awards were cancelled.

At its meeting on February 23, 2011, the Compensation and Pension Committee reviewed and certified the business results for the 2010 performance-based restricted stock unit awards, and determined that maximum performance had been attained for the performance period.

(3)	Consists of the grant date fair value dollar amount computed in accordance with the provisions of the FASB guidance on share-based payments and related interpretations for all stock options granted during the years presented above. The grant date fair value was established using the Black-Scholes stock option valuation model.

(4)	For 2012, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2012. There was no cash-based long-term incentive plan for 2010-2012. The amount for Mr. Coons for 2012 also includes $659,961 paid out under the Perceptive Software FY12-FY13 Incentive Compensation Plan.

For 2011, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2011. There was no cash-based long-term incentive plan for 2009-2011.

For 2010, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2010 and the payment under the 2008-2010 Long-Term Incentive Plan as detailed in the table that follows:

Name	2010 Annual Incentive Compensation	2008-2010 Long-Term Incentive Plan	Total Non-Equity Incentive Plan Compensation
P.A. Rooke	$1,018,491	$944,300	$1,962,791
J.W. Gamble, Jr.	658,746	695,800	1,354,546
M.S. Canning	675,000	596,400	1,271,400

(5)	Consists of the change in pension value during the years presented above under the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan. See the section entitled “Pension Benefits” for a description of these plans. Lexmark does not pay above-market or preferential earnings on nonqualified deferred compensation.

(6)	For 2012, the following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

Name	Financial Planning Reimbursement	Matching Contribution under 401(k) Plan	Matching Contribution under the Supplemental Deferred Compensation Plan	Other	Total
P.A. Rooke	$1,811	$15,000	$36,923	$0	$53,734
J.W. Gamble, Jr.	0	15,000	21,577	0	36,577
M.S. Canning	1,200	15,000	19,615	0	35,815
S.T.R. Coons	0	5,250	0	0	5,250
R.J. Patton	0	15,000	8,654	0	23,654

(7)	On April 28, 2011, Mr. Rooke was appointed as the Company’s Chairman and Chief Executive Officer. Mr. Rooke served as the Company’s President and Chief Executive Officer from October 26, 2010 through April 27, 2011. Prior to such time, Mr. Rooke served as Executive Vice President of the Company and President of the Company’s former Printing Solutions and Services Division.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.A. Rooke	—	$160,000	$960,000	$1,920,000
	—	575,000	2,300,000	4,600,000
	02/22/2012				15,550	62,200	124,400				$2,320,060
J.W. Gamble, Jr.	—	73,333	467,500	935,000
		105,000	420,000	840,000
	02/22/2012				2,850	11,400	22,800				$425,220
	02/22/2012							9,800			$365,540
M.S. Canning	—	66,667	425,000	850,000
	—	105,000	420,000	840,000
	02/22/2012				2,850	11,400	22,800				$425,220
	02/22/2012							9,800			$365,540
S.T.R. Coons	—	49,583	318,750	637,500
	—	56,875	227,500	455,000
	02/22/2012				1,550	6,200	12,400				$231,260
	02/22/2012							5,300			$197,690
R.J. Patton	—	43,750	281,250	562,500
	—	61,250	245,000	490,000
	02/22/2012				1,675	6,700	13,400				$249,910
	02/22/2012							5,700			$212,610

(1)	The award opportunity for the 2012 performance period for each Named Executive Officer under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan (“SEICP”) is 0.6% of the Company’s Operating Income, which may be reduced by the Compensation and Pension Committee, in its sole discretion, based on any factors it deems reasonable. For 2012, the Compensation and Pension Committee has determined that annual incentive awards under the SEICP may be subject to reduction based on the factors set forth in the Company’s 2012 Incentive Compensation Plan. Based on those possible reduction factors, the first row for each Named Executive Officer in this column, entitled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” consists of potential future payments of annual incentive compensation with respect to fiscal year 2012 under the SEICP. The second row consists of potential future payments under the 2012-2104 Long-Term Incentive Plan (“LTIP”). The performance measure for the 2012-2014 LTIP is the Company’s relative total shareholder return (“TSR”) measured against the TSR of companies in the S&P 500 Technology Index for the performance period commencing January 1, 2012 and ending December 31, 2014. The Named Executive Officer must be employed on the last day of the performance period to earn an LTIP payout. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement (“disability” and “retirement,” each as defined in the Company’s Stock Incentive Plan) during the performance period, a prorated portion of the award may be earned based on the actual attainment as of the end of the performance period. If earned, the cash payout will occur prior to March 15, 2015.

(2)

Performance-based restricted stock unit awards in 2012 are granted under the Lexmark International, Inc. Stock Incentive Plan (the “Stock Incentive Plan”). The performance measure for these units is the Company’s relative Return on Invested Capital (“ROIC”) measured against the ROIC of companies in the S&P 500 Technology Index for the performance period commencing January 1, 2012 and ending December 31, 2014. The Named Executive Officer must be employed on the last day of the performance period to earn the performance-based restricted stock units. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement (“disability” and “retirement,” each as defined in the Company’s Stock Incentive Plan) during the performance period, a prorated portion of the performance-based restricted stock units may be earned based on the actual attainment as of the end of the performance period. Settlement of any earned performance-based restricted stock units will occur on February 24, 2015. Target levels are set based on 100% achievement of the goal. Threshold represents goal achievement at the minimum performance level (25%) and maximum represents goal achievement at the maximum performance level (200%). If threshold performance is not achieved during the performance period, then no performance-based restricted stock units will be earned.

(3)	Restricted stock unit awards in 2012 are granted under the Stock Incentive Plan. The restricted stock units granted February 22, 2012, vest and settle in three approximately equal installments (34%, 33%, 33%, respectively) on February 24, 2013, February 24, 2014 and February 24, 2015.

(4)	Unless otherwise noted, the values for restricted stock units were determined by multiplying the number of units granted by the closing price of a share of Common Stock on the grant date. The grant date fair value for performance-based restricted stock units was determined by multiplying the number of performance units at target, which was determined to be the probable outcome of the performance condition as of the grant date, by the closing price of a share of Common Stock on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
P.A. Rooke	02/11/2003	(3)	37,600	—	$58.42	02/11/2013	02/20/2009	(4)	9,538	$221,186
	02/25/2004		47,000	—	81.04	02/25/2014	02/23/2010	(5)	30,801	714,275
	05/24/2004	(6)(3)	678	—	92.76	02/11/2013	02/23/2010	(7)	13,690	317,471
	10/27/2004	(6)(3)	6,079	—	80.01	02/11/2013	10/26/2010	(4)	15,293	354,645
	02/09/2005		47,000	—	84.80	02/09/2015	02/22/2012	(8)			62,200	$1,442,418
	02/22/2006		60,000	—	48.05	02/22/2016
	02/21/2007		45,000	—	63.11	02/21/2017
	07/26/2007		25,000	—	42.21	07/26/2017
	02/20/2008		46,000	—	33.26	02/20/2018
	05/15/2009	(9)	58,480	113,520	17.12	05/15/2019
	10/26/2010	(10)	30,000	30,000	37.71	10/26/2020

J.W. Gamble, Jr.	10/26/2005		50,000	—	40.94	10/26/2015	02/20/2009	(4)	7,419	172,047
	02/22/2006		60,000	—	48.05	02/22/2016	02/23/2010	(5)	25,016	580,121
	02/21/2007		45,000	—	63.11	02/21/2017	02/23/2010	(7)	11,120	257,873
	02/20/2008		46,000	—	33.26	02/20/2018	02/23/2011	(7)	9,981	231,459
	05/15/2009	(9)	43,860	85,140	17.12	05/15/2019	02/22/2012	(11)	10,241	237,489
							02/22/2012	(8)			11,400	264,366

M.S. Canning	02/11/2003	(3)	12,000	—	58.42	02/11/2013	02/20/2009	(4)	7,419	172,047
	02/25/2004	(6)(3)	2,167	—	80.88	02/11/2013	02/23/2010	(5)	25,016	580,121
	02/25/2004		18,000	—	81.04	02/25/2014	02/23/2010	(7)	11,120	257,873
	02/09/2005		18,000	—	84.80	02/09/2015	02/23/2011	(7)	9,981	231,459
	07/26/2007		25,000	—	42.21	07/26/2017	02/22/2012	(11)	10,241	237,489
	02/20/2008		46,000	—	33.26	02/20/2018	02/22/2012	(8)			11,400	264,366
	05/15/2009	(9)	58,480	113,520	17.12	05/15/2019

S.T.R. Coons							06/07/2010	(12)			16,171	375,005
							07/19/2010	(13)	1,077	24,976
							02/23/2011	(7)	2,526	58,578
							02/22/2012	(11)	5,539	128,449
							02/22/2012	(8)			6,200	143,778

R.J. Patton	02/11/2003	(3)	3,200	—	58.42	02/11/2013	02/20/2009	(4)	4,238	98,279
	02/25/2004		5,000	—	81.04	02/25/2014	02/23/2010	(5)	14,697	340,823
	05/18/2004	(6)(3)	486	—	90.27	02/11/2013	02/23/2010	(7)	6,533	151,500
	05/24/2004	(6)(3)	32	—	92.76	02/11/2013	02/23/2011	(7)	5,843	135,499
	02/09/2005		4,500	—	84.80	02/09/2015	02/22/2012	(11)	5,957	138,143
							02/22/2012	(8)			6,700	155,373

(1)	Number of shares or units of stock that have not vested include associated dividend equivalent units.

(2)	Based on the closing price of the Common Stock on December 31, 2012 ($23.19).

(3)	The stock options expired unexercised on February 11, 2013.

(4)	Award consists of restricted stock units scheduled to vest and settle in three approximately equal annual installments (34%, 33%, and 33% per year) on the second through the fourth anniversaries of the grant date.

(5)	Award consists of earned performance-based restricted stock units which are scheduled to vest and settle in three approximately equal installments (34%, 33%, and 33% per year) on February 24, 2011, February 24, 2013 and February 24, 2014, respectively.

(6)	Award consists of reload stock options which are 100% vested on the grant date and become exercisable six months after the grant date.

(7)

Award consists of restricted stock units scheduled to vest and settle in three approximately equal annual installments (34%, 33%, and 33% per year) on February 24th immediately following the second, third and fourth anniversaries of the grant date, respectively.

(8)	Award consists of unearned performance-based restricted stock units at target attainment, which are scheduled to vest and settle on February 24, 2015 if the performance measure is achieved. The performance measure for the performance-based restricted stock units is the Company’s ROIC measured against the ROIC of companies in the S&P 500 Technology Index for the performance period commencing January 1, 2012 and ending December 31, 2014.

(9)	Award consists of stock options with performance-based vesting. The stock options will become vested and exercisable only if the performance condition is achieved as of May 15, 2016, otherwise, the stock options shall be forfeited on such date. The stock options become vested and exercisable in three approximately equal installments (34%, 33%, and 33% per year) on the later of the achievement of a specified free cash flow amount or a vesting date applicable to each installment. The vesting dates are on the second, fourth and six anniversaries of the grant date. At its meeting on February 17, 2010, the Compensation and Pension Committee reviewed and certified the business results for the performance condition for the stock options, and determined that the performance condition had been attained. Therefore, the stock options will become vested on the second, fourth and six anniversaries of the grant date, subject to continued employment on such dates.

(10)	The stock options vest and become exercisable in four equal annual installments (25% per year) on the first through the fourth anniversaries of the grant date.

(11)

Award consists of restricted stock units scheduled to vest and settle in three approximately equal annual installments (34%, 33%, and 33% per year) on February 24th immediately following the first, second and third anniversaries of the grant date, respectively.

(12)	Award consists of unearned performance-based restricted stock units (“safety-net RSUs”), which are scheduled to vest and settle on July 25, 2013, if certain conditions are met under a three-year earn-out incentive program established in connection with the acquisition of Perceptive Software on June 7, 2010. If Perceptive Software achieves threshold levels of profitability and minimum target revenue during the performance period commencing July 1, 2010 and ending June 30, 2013, Mr. Coons would be entitled to a cash payment under the earn-out program, and the associated safety-net RSUs would be forfeited. If Perceptive Software fails to achieve threshold levels of profitability and/or minimum target revenue, then the safety-net RSUs would be deemed earned.

(13)	Award consists of earned performance-based restricted stock units which are scheduled to vest and settle in three approximately equal installments (34%, 33%, and 33% per year) on July 19, 2011, July 19, 2013 and July 19, 2014, respectively.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
P.A. Rooke	0	$0	26,663	(1)	$881,677
J.W. Gamble, Jr.	0	0	12,576	(2)	474,400
M.S. Canning	0	0	12,576	(2)	474,400
S.T.R. Coons	0	0	0		0
R.J. Patton	0	0	7,275	(3)	274,411

(1)	Consists of restricted stock units that vested in 2012 as follows: 9,058 restricted stock units and the associated 67 dividend equivalent units on February 20, 2012, which was the second tranche of the 27,450 restricted stock units granted on February 20, 2009; 3,000 restricted stock units and the associated 22 dividend equivalent units on February 22, 2012, which was the fifth and final tranche of the 15,000 restricted stock units granted on February 22, 2006; 6,698 restricted stock units and the 49 associated dividend equivalent units on February 24, 2012, which was the first tranche of the 19,700 restricted stock units granted on February 23, 2010; and 7,480 restricted stock units and the associated 289 dividend equivalent units on October 26, 2012, which was the first tranche of the 22,000 restricted stock units granted on October 26, 2010.

(2)	Consists of restricted stock units that vested in 2012 as follows: 7,045 restricted stock units and the associated 52 dividend equivalent units on February 20, 2012, which was the second tranche of the 21,350 restricted stock units granted on February 20, 2009; and 5,440 restricted stock units and the associated 39 dividend equivalent units on February 24, 2012, which was the first tranche of the 16,000 restricted stock units granted on February 23, 2010.

(3)	Consists of restricted stock units that vested in 2012 as follows: 4,026 restricted stock units and the associated 30 dividend equivalent units on February 20, 2012, which was the second tranche of the 12,200 restricted stock units granted on February 20, 2009; and 3,196 restricted stock units and the associated 23 dividend equivalent units on February 24, 2012, which was the first tranche of the 9,400 restricted stock units granted on February 23, 2010.

PENSION BENEFITS

Name	Plan Name (1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
P.A. Rooke	Tax-qualified plan	25.9	$758,592	$0
	Non-qualified plan	25.9	161,740	0
J.W. Gamble, Jr.	Tax-qualified plan	0.7	24,099	0
	Non-qualified plan	0.7	0	0
M.S. Canning	Tax-qualified plan	7.2	154,853	0
	Non-qualified plan	7.2	110,890	0
S.T.R. Coons	Tax-qualified plan	0.0	0	0
	Non-qualified plan	0.0	0	0
R.J. Patton	Tax-qualified plan	5.2	100,644	0
	Non-qualified plan	5.2	0	0

(1)	The tax-qualified plan refers to the Lexmark Retirement Growth Account Plan (RGA). The non-qualified plan refers to the Lexmark Nonqualified Supplemental Retirement Plan (SERP). Mr. Coons is not a participant in either the RGA Plan or SERP.

(2)	Reflects credited service frozen as of April 3, 2006 for benefit accrual purposes for RGA and SERP Plans. Actual years of service through December 31, 2012 are 32.6 for Mr. Rooke, 7.3 for Mr. Gamble, 13.9 for Mr. Canning, and 11.9 for Mr. Patton.

(3)	The values are based on benefits accrued as of December 31, 2012. Key assumptions used in valuing the benefits are as follows:

•	Discount rates were 3.90% for the RGA and 3.65% for the SERP.

•

Post-retirement mortality rates were based on the mortality tables used for Pension Protection Act target liability purposes for 2013, as prescribed by the IRS. No pre-retirement mortality rates were assumed.

•	The interest crediting rate on a participant’s cash balance account was assumed to be 5.0% in 2013 and later years.

•	Retirement is assumed to occur at the age the participant is first eligible for unreduced benefits.

•

Benefits were assumed to be paid as a lump sum to participants eligible only for cash balance benefits. Other participants are assumed to elect the payment form (lump sum or annuity) which produces the higher value.

Lexmark Retirement Growth Account Plan

The Lexmark Retirement Plan was amended and restated as the Lexmark Retirement Growth Account Plan effective January 1, 1998. The plan is a defined benefit pension plan that provides all vested eligible employees with retirement income. An initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. The cash balance benefit is based on the opening account balance and annual contribution credits of 6% of eligible earnings for up to 35 years of service. Cash balance benefits also include an interest component that is based on the 1-year Constant Treasury Maturity rates plus 1%, subject to a minimum of 4%. Eligible earnings include salary, commission payments and recurring payments under any form of variable compensation plan, short-term incentive pay and exclude compensation deferred under any other nonqualified deferred compensation plan, special awards, long-term incentive compensation, and gains on stock option exercises. Includable earnings are limited by the amount under Internal Revenue Code Section 401(a)(17).

Effective April 3, 2006, annual contribution credits were discontinued and the Retirement Growth Account Plan was frozen. Interest will continue to accrue on individual Retirement Growth Account balances until the participant begins receiving a benefit under the plan. Upon leaving the Company after the participant has become vested, the participant may elect an annuity funded by the Retirement Growth Account balance or a lump sum of the Retirement Growth Account balance. Vesting occurs after 3 years of continuous service. The full annuity benefit is payable in the form of a life annuity. Alternative annuity payment forms, such as joint and survivor annuities and Social Security leveling options, are available on an actuarially equivalent basis. Lump sum amounts are equal to the better of the value of the cash balance account under the Retirement Growth Account Plan or the present value of annuity benefits accrued as of December 31, 1999 under the Lexmark Retirement Plan, with such present value determined using a discount rate based on 30-year Treasury rates, an IRS-prescribed mortality table and an assumed retirement age of 65.

The Lexmark Retirement Plan was designed to provide a monthly retirement income based on service and earnings. Benefits under this plan were frozen on December 31, 1999. The retirement benefit under the Lexmark Retirement Plan is calculated as the sum of a Core Retirement Benefit (for employees hired before January 1, 1993), a career average formula based upon an employee’s credited service and earnings (frozen on December 31, 1999), and a Personal Retirement Provision, which provided annual allocations based upon an employee’s earnings and guaranteed interest credits. Upon retirement, benefits for employees hired before January 1, 1993 are calculated under the prior plan provisions and under the provisions effective January 1, 1998. Participants receive benefits equal to the greater of the two calculations. The prior plan formula generally provided an annuity benefit equal to 1.35% of 5-year average earnings through 1996 times service through 1996 plus 1.35% of pay earned in years 1997 through 1999. In addition, the prior plan provided a cash balance benefit based on contribution credits of 5% of pay in 1991 up to $7,500, 1% of pay in 1992, 2% of pay in 1993 and 3% of pay in 1994 through 1999 plus interest credits based on 1-year Treasury Bill rates plus 1.5%, subject to a minimum of 4%. Participants hired between January 1, 1993 and January 1, 1998 only received the cash balance benefit under the prior plan.

Normal retirement age is the later of age 65 or the completion of 3 years of continuous service, as defined in the plan. Under the prior plan provisions applicable to employees hired before January 1, 1993, early retirement eligibility occurs at the earliest of 30 years of continuous service, age 55 with 15 years of continuous service or age 62 with 5 years of continuous service. There is no early retirement reduction after 30 years of continuous service or attainment of age 60. Prior to 30 years of continuous service or attainment of age 60, the early retirement reduction is 2% per year of early commencement. The only Named Executive Officer who is currently eligible for early retirement benefits under the prior plan provision is Mr. Rooke.

Lexmark Nonqualified Supplemental Retirement Plan

The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which would have been paid under the Lexmark Retirement Growth Account Plan if not for the eligible compensation limits as defined in Internal Revenue Code Section 401(a)(17). These benefits are paid out of the general funds of the Company. Annual contribution credits were discontinued as of April 3, 2006 when the Retirement Growth Account Plan was frozen.

To comply with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder, the Company amended and restated the Nonqualified Supplemental Retirement Plan, effective January 1, 2009. In accordance with Internal Revenue Code Section 409A, the Company grandfathered any benefits that were accrued and vested as of December 31, 2004. The distribution of grandfathered benefits shall be made at the same time and in the same form of benefit as the participant’s benefit under the Retirement Growth Account Plan. For administrative purposes, the Company determined that the non-grandfathered benefits (benefits which were accrued but not vested as of January 1, 2005, and benefits that were accrued between January 1, 2005 and the date benefits under the Nonqualified Supplemental Retirement Plan were frozen on April 3, 2006) would be distributed in a single lump sum payment in January 2009 for any Participant who did not have a Core Retirement Benefit under the Lexmark Retirement Plan. Any other non-grandfathered benefits will be distributed in a lump sum distribution on the first day of the seventh month after a participant’s separation from service.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P.A. Rooke	$184,615	$36,923	$55,861	$0	$1,933,329
J.W. Gamble, Jr.	21,577	21,577	12,331	0	425,733
M.S. Canning	19,615	19,615	10,824	0	374,599
S.T.R. Coons	0	0	0	0	0
R.J. Patton	14,423	8,654	4,378	0	159,397

Deferred Stock Units

The Company permits eligible employees, including each of the Named Executive Officers, to elect to defer up to 100% of their annual incentive compensation under the Lexmark International, Inc. Stock Incentive Plan, and receive an award of deferred stock units. The number of elective deferred stock units credited to a participant’s account shall be determined by dividing the amount of incentive compensation deferred by the participant by the fair market value of one share of Common Stock on the grant date, rounded to the nearest whole share. A participant who makes a deferred stock unit election shall also receive a supplemental award of deferred stock units upon deferral with a value equal to 20% of the incentive compensation deferred. The elective deferred stock units are fully vested at all times. The supplemental deferred stock units awarded to a participant shall become vested on the fifth anniversary of the grant date, subject to the participant’s continued employment. The supplemental deferred stock units shall also become vested upon termination of employment due to the participant’s death or disability. Both the elective and vested supplemental deferred stock units shall settle (i.e., one share of Common Stock shall be issued) on the earlier of the fifth anniversary of the grant date or the date of the participant’s termination of employment due to death, disability, or retirement (or six months and one day after termination of employment due to retirement, if the participant is a “specified employee” within the meaning of Internal Revenue Code Section 409A). None of the Named Executive Officers deferred any of their 2011 annual incentive compensation that was paid in 2012.

Lexmark Supplemental Savings and Deferred Compensation Plan

The Company maintains the Lexmark Supplemental Savings and Deferred Compensation Plan, a non-qualified deferred compensation plan, which permits eligible employees of the Company (employees of Perceptive Software are not currently eligible to participate in the Plan) to voluntarily defer up to 100% of their eligible compensation, including base salary, commission payments and annual incentive compensation, in excess of the Internal Revenue Code Section 401(a)(17) limit ($250,000 in 2012). Each of the Named Executive Officers, other than Mr. Coons, participates in the plan. Participants who elect to defer their eligible compensation receive a Company matching contribution equal to 100% of such deferrals up to 6% of their eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit.

Amounts deferred by participants under the plan, and the related Company matching contributions, are fully vested. Any Company matching contributions made for any plan year commencing on or after January 1, 2009, shall be forfeited by a participant for violating the terms of any restrictive covenants set forth in the participant’s employment agreement or change in control agreement or, if the participant is not subject to an employment agreement or change in control agreement, for violating the Company’s Code of Business Conduct.

Each participant’s account maintained under the plan is credited with an annual rate of return that is calculated using the Merrill Lynch 7-10 year A-rated corporate bond index (“Merrill-Lynch Rate”), determined as of the last business day of the month of November of the prior year. However, the annual rate of return shall not exceed 120% of the long-term applicable federal rate (“AFR”) as determined under Internal Revenue Code Section 1274(d) or any other rate above which such earnings would be considered “above-market” or “preferential” pursuant to the rules and regulations of the Securities and Exchange Commission. Because the Merrill-Lynch Rate exceeded the 120% long-term AFR, the rate for crediting interest to participants’ accounts for 2012 was limited to the 120% long-term AFR (3.16%).

On their annual deferral agreement, participants may elect to receive a distribution of amounts deferred under the plan for the year, and related Company matching contributions, in either a lump sum or in annual installments. The distribution for a participant’s elective deferrals shall be made or, with respect to annual installments, commence on any date specified by the participant (subject to a three-year minimum deferral period) or on the first day of the seventh month following the participant’s separation from service, as elected by the participant on his annual deferral agreement. The distribution of a participant’s matching contribution shall be made or, with respect to annual installments, commence on the first day of the seventh month following the participant’s separation from service, or such later date as specified by the participant. In the event of an unforeseeable emergency, as defined in the plan, participants may request a hardship distribution up to an amount necessary to satisfy the emergency need and to pay applicable taxes on the distribution. Participants (or their beneficiaries, as applicable) shall receive a lump sum distribution of their account balance as soon as administratively practicable after the occurrence of their death or disability, or after the effective date of a change in control of the Company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

The Company has entered into certain arrangements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The Compensation and Pension Committee considers the termination and change in control arrangements to be in the best interest of stockholders to ensure that the Company is able to attract outstanding talent to serve in key management positions and to ensure the retention and focus of key management in the event of a change in control of the Company. The table below reflects the estimated amount of compensation payable to each Named Executive Officer in the event of termination of employment under various scenarios. The amount of compensation payable assumes that termination was effective as of December 31, 2012 and includes amounts earned through such time.

	Potential Payments Upon Termination and Change in Control(1)
	Retirement	Termination by Employer Without Cause or Termination by Employee for Good Reason	Change in Control	Termination upon a Change in Control by Employer Without Cause or by Employee for Good Reason
P.A. Rooke
Cash Severance Payment	$163,200	$1,629,867	$0	$6,240,000
Long-Term Incentive Compensation	0	0	766,667	766,667
Equity-Based Incentive Compensation	689,066	689,066	2,777,426	2,777,426
Benefits and Perquisites	0	0	0	27,688

TOTAL	$852,266	$2,318,933	$3,544,093	$9,811,781

J.W. Gamble, Jr.
Cash Severance Payment	$0	$1,083,316	$0	$3,368,502
Long-Term Incentive Compensation	0	0	140,000	140,000
Equity-Based Incentive Compensation	0	0	2,083,899	2,083,899
Benefits and Perquisites	0	0	0	36,627

TOTAL	$0	$1,083,316	$2,223,899	$5,629,028

M.S. Canning
Cash Severance Payment	$0	$984,834	$0	$3,200,000
Long-Term Incentive Compensation	0	0	140,000	140,000
Equity-Based Incentive Compensation	0	0	2,256,165	2,256,165
Benefits and Perquisites	0	0	0	36,573

TOTAL	$0	$984,834	$2,396,165	$5,632,738

S.T.R. Coons
Cash Severance Payment	$0	$1,683,883	$0	$2,859,375
Long-Term Incentive Compensation	0	0	75,833	75,833
Equity-Based Incentive Compensation	0	0	511,169	511,169
Benefits and Perquisites	0	9,749	0	9,749

TOTAL	$0	$1,693,632	$587,002	$3,456,126

R.J. Patton
Cash Severance Payment	$0	$732,250	$0	$1,291,021
Long-Term Incentive Compensation	0	0	81,667	81,667
Equity-Based Incentive Compensation	0	0	916,036	916,036
Benefits and Perquisites	0	0	0	23,100

TOTAL	$0	$732,250	$997,703	$2,311,824

(1)	Amounts reflected in the table assume payments were triggered on December 31, 2012 and are based on the closing stock price of the Common Stock on that day ($23.19).

Accrued Payments and Retirement Benefits

Potential payments in the table above do not include payments and benefits payable to each Named Executive Officer upon termination or a change in control that are provided on a non-discriminatory basis to employees, including the following:

•	Accrued salary and vacation pay,

•	Regular pension benefits (see the section entitled “Pension Benefits” for details on these plans), and

•	Distributions of balances under the Lexmark Savings Plan, a tax-qualified 401(k) plan,

•	Distributions of balances under the Lexmark Supplemental Savings and Deferred Compensation Plan (see the section entitled “Nonqualified Deferred Compensation” for details on this plan).

Retirement

In the event of termination due to retirement, the executive will be entitled to a pro rata portion of annual incentive compensation for the year of termination. The amount of the annual incentive compensation payment shall be based on the actual attainment of the performance objectives for the performance period and the executive’s earnings through the date of retirement. With respect to any earned performance-based restricted stock units, the units will become vested and settle six months and one day after retirement. No Named Executive Officer had met the age and/or service requirements for retirement vesting of the performance-based restricted stock units as of December 31, 2012. In addition, certain executives, including each Named Executive Officer other than Messrs. Coons and Patton, received stock option grants with performance-based and service-based vesting conditions that provide, if the performance condition has been satisfied the stock options shall become 100% vested at the Named Executive Officer’s retirement, if at the time of retirement the executive has 30 years of continuous service, is 58 years of age or older and has ten years of continuous service, or is 65 years of age or older. Mr. Rooke was the only Named Executive Officer to have met the age and/or service requirements for accelerated vesting on retirement as of December 31, 2012.

The amount payable to each executive at retirement in the table above reflects the actual annual incentive compensation payment for the 2012 performance period. The amount in the table above for equity-based long-term incentive compensation reflects the in-the-money portion of stock options, calculated using the closing price of the Common Stock on December 31, 2011 ($23.19), that would become 100% vested on the executive’s retirement date. Restricted stock units will become vested and settle six months and one day after retirement. None of the Named Executive Officers had met the age and/or service requirements for retirement vesting of the outstanding time-based restricted stock units and performance-based restricted stock units as of December 31, 2012.

Termination by Employer Without Cause or Termination by Employee for Good Reason

Each of Messrs. Rooke, Gamble, Canning, and Patton has entered into an employment agreement with the Company, effective November 1, 2012, which provides for a fixed term of employment through October 31, 2014. Mr. Coons has entered into an employment agreement with the Company, effective June 7, 2010, which provides for a fixed term of employment through June 30, 2013. Thereafter, each Named Executive Officer’s employment shall continue at will. The employment agreement determines the potential payments due to each Named Executive Officer in the event of an involuntary termination by the Company without Cause and a termination by the Named Executive Officer for Good Reason, as such terms are defined in the employment agreement. If a Named Executive Officer, other than Mr. Coons, is terminated by the Company without Cause or terminates for Good Reason, the terms of the employment agreement provide that the executive will continue to receive payments of base salary for a period equal to the greater of one year or the remaining term of the employment agreement. The Named Executive Officer, other than Mr. Coons, may also be entitled to payment of a pro rata portion of the annual incentive compensation for the year of termination, calculated based on the actual achievement of the performance objectives, as certified by the Compensation and Pension Committee. If Mr. Coons is terminated by the Company without Cause or terminates for Good Reason, the terms of his employment agreement provide that he would be entitled to receive severance equal to (i) two times his average base salary and bonus compensation paid to him during the 24-months preceding the date of his termination of employment and (ii) an amount equal to the target amount of his award opportunity under the Perceptive Software Incentive Compensation Program established in connection with the Company’s acquisition of Perceptive Software. Mr. Coons’ payments would be paid with interest at eight percent per annum in twelve monthly installments. The obligation of the Company to make any payments to the Named Executive Officer under each of their employment agreements is conditioned upon the receipt of an approved general release and covenant not to sue.

Change in Control

Each of Messrs. Rooke, Gamble, Canning and Patton has entered into a Change in Control Agreement with the Company, effective as of November 1, 2012. Mr. Coons has entered into a Change in Control Agreement with the Company, effective as of June 7, 2010. The Change in Control Agreement for each Named Executive Officer, other than Mr. Coons, determines the potential payments due to each Named Executive Officer if, within 12 months prior to a Change in Control, the executive’s employment is terminated by the Company in connection with or in anticipation of a Change in Control, or within 24 months after a Change in Control (the “CIC Protection Period”), the executive’s employment is terminated by the Company or the executive under certain circumstances. The Change in Control Agreement for Mr. Coons determines the potential payments due to Mr. Coons if his employment is terminated by the Company within 12 months after a Change in Control that occurs on or prior to June 30, 2013 (the “CIC Protection Period for Mr. Coons”). The Lexmark International, Inc. Stock Incentive Plan determines the potential payments due to each Named Executive Officer upon a Change in Control with respect to Incentive Awards made under such plan.

Generally, a Change in Control is deemed to occur under each of the Change in Control Agreements and the Lexmark International, Inc. Stock Incentive Plan in any of the following events:

(1)	A majority of members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time;

(2)	Any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(3)	The consummation of a definitive agreement (i) that results in the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (x) were not directors of the Company immediately prior to the merger and (y) are not nominees or representatives of the Company or (C) any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, of 30% or more of the securities of the surviving entity or (ii) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

(4)	Approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

A Change in Control is also deemed to occur under Mr. Coons’ Change in Control Agreement if the events described in (2) and (3) above, occur with respect to Perceptive Software. A Change in Control will not be deemed to occur in the event the Company or Perceptive Software files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or if any executive, or any entity in which the executive is a partner, officer or more than 50% owner, initiates any transaction or series of transactions that would otherwise constitute a Change in Control and directly or indirectly owns more than 10% of the then outstanding shares of Common Stock resulting from such action, or of the combined voting power of then outstanding voting securities of the Company or such resulting corporation.

With respect to the payment upon a Change in Control of any Section 409A Incentive Award under the Lexmark International, Inc. Stock Incentive Plan, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Internal Revenue Code Section 409A and the regulations issued thereunder.

Cash Severance Payments.    Under the terms of the Change in Control Agreement for Messrs. Rooke, Gamble, Canning and Patton, the executive will be entitled to receive a lump sum payment, six months and one day following the executive’s involuntary termination by the Company for any reason other than Cause or termination by the executive for Good Reason during the CIC Protection Period, in an amount equal to the sum of the following: (a)(1) the executive’s accrued but unpaid annual base salary as of the date of termination, (2) the executive’s unpaid annual incentive compensation with respect to a completed fiscal year, and (3) a pro rata portion of the annual incentive compensation for the year of termination, calculated assuming the greater of (x) 100% of the Company’s financial objectives are achieved in such fiscal year or (y) the actual attainment of the Company’s financial objectives as of the date of termination are achieved in such fiscal year, in each case without regard to personal attainment, and (b) three times (two times in the case of Mr. Patton) the sum of the executive’s annual base salary and 100% of the executive’s annual incentive compensation target, calculated assuming the Company attained its financial targets and disregarding personal attainment goals. Under the terms of the Change in Control Agreement for Mr. Coons, he will be entitled to receive a lump sum payment, six months and one day following his involuntary termination by the Company for any reason other than Cause or termination by Mr. Coons for Good Reason during the CIC Protection Period for Mr. Coons, in an amount equal to two and one-half times the sum of (i) his annual base salary and (ii) an amount equal to 100% of his year-end bonus and performance bonus, calculated at target (without regard to personal attainment). In addition, all of Mr. Coons’ equity awards shall become 100% vested and he shall be entitled to payment of any accrued but unpaid annual base salary and incentive compensation in accordance with Perceptive Software’s normal payroll practices. The amount reflected in the table is calculated in the same manner as a payment for involuntary termination.

Cash-Denominated Long-Term Incentive Compensation.    Under the terms of the Lexmark International, Inc. Stock Incentive Plan, the amount of the Performance Awards payable to the executive will be calculated using the greater of the target performance level or actual attainment of the performance period from the beginning of the performance period through the effective date of the Change in Control. The Performance Award will be prorated based on the number of complete months of service performed during the performance period prior to the Change in Control divided by 36. The table above assumes that the Company achieved target attainment for each performance period. See the section entitled “Total Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for the details of the cash-denominated long-term incentive plans outstanding for each Named Executive Officer on December 31, 2012.

Equity-Based Long-Term Incentive Compensation.    Under the terms of the Lexmark International, Inc. Stock Incentive Plan, any vested or unvested stock options will be cancelled promptly and a payment in cash for the difference in the exercise price and the Change in Control price will be made to the executive. Any outstanding restricted stock units, including earned performance-based restricted stock units, will become vested and immediately settled in shares of Common Stock. The Compensation and Pension Committee may, with the consent of the executive, substitute an Alternative Award, as defined in the plan, instead of making a cash payment for stock options or instead of accelerating vesting for restricted stock units. For unearned performance-based RSUs, including those awarded in 2012, the amount of performance-based RSUs that will be deemed earned by the executive will be calculated using the greater of the target performance level or actual attainment of the performance period from the beginning of the performance period through the effective date of the Change in Control. The number of earned performance-based RSUs will be prorated based on the number of complete months of service performed during the performance period prior to the Change in Control divided by 36. The table above assumes that the Company achieved target attainment for each performance period for unearned performance-based RSUs. See the section entitled “Total Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for the details of the performance-based RSU awards outstanding for each Named Executive Officer on December 31, 2012.

Benefits and Perquisites.    Under the terms of the Change in Control Agreement for Messrs. Rooke, Gamble, Canning and Patton, for a period of three years (two years in the case of Mr. Patton) following the executive’s termination, the Company will be obligated to continue to provide at least the same level of benefits (including medical, dental, disability, and insurance plans and programs) that were provided during the executive’s employment, or if more favorable to the executive, as in effect thereafter. Under the terms of Mr. Coons’ Change in Control Agreement, Mr. Coons and his dependents shall be eligible to continue their health care benefit coverage for a period of twelve months at the same cost that was in effect immediately prior to Mr. Coons’ termination of employment.

Each Change in Control Agreement provides that to the extent that any payments and benefits to the executive under the Change in Control Agreement would trigger an excise tax to the executive, such payments and benefits shall (i) be paid to the executive in full or (ii) reduced to an amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever amount results in the best net after-tax benefit to the executive.

Death or Disability

In the event of termination due to death or disability during the performance period, the executive will be entitled to payment of a pro rata portion of the annual incentive compensation for the year of termination, calculated based on the actual attainment of the performance objectives for the performance period. In the event of termination due to death or disability during the performance period under the 2012-2014 Long-Term Incentive Plan, the executive will also be entitled to a pro rata portion of the cash-based long-term incentive plan based on the actual attainment as of the end of the performance period. The vested portion of any stock options outstanding at the time of an executive’s termination due to death or disability will be exercisable for 12 months following termination and the unvested portion will be forfeited. With respect to any earned but unvested performance-based restricted stock units and any unvested restricted stock units, the units will become vested and settle upon the Named Executive Officer’s termination due to death or disability. In the event of termination due to death or disability during the performance period for unearned performance restricted stock units, a pro rata portion of such performance-based restricted stock units may be earned based on the actual attainment of performance objectives as of the end of the performance period.

Material Terms Affecting Payments

The executive is subject to forfeiture of realized and unrealized gains on Stock Incentive Awards for violating certain provisions of the employment agreement, including:

(1)	Unauthorized disclosure of any confidential or proprietary non-public information obtained by the executive while employed by the Company;

(2)	Becoming employed by, serving as an agent for, or consulting with an entity that competes with the Company within the greater of (a) a period equal to the number of months providing the basis for calculating any severance payments, if such payments are required or (b) a 12 month period following termination; and

(3)	Within 36 months from termination, soliciting any person or entity who or which is employed by the Company or intentionally interfering with the Company’s relationship with any person or entity who or which has been a customer, client or supplier of the Company within the previous 36 months.

If the executive violates any of these restrictions then all stock incentive awards held by the executive terminate upon the date of the violation, all gains realized on the vesting of restricted stock, deferred stock units and stock option gains within 18 months preceding the earlier of the violation or the date of termination through the later of 18 months following the violation and such time of the discovery of the violation, shall be paid to the Company. Similar provisions are included in each executive’s Stock Incentive Award agreements, Long-Term Incentive Plan agreements, and Change in Control Agreement.

DIRECTOR COMPENSATION

The Company’s policy is to pay compensation only to those Directors who are not also employees of the Company or any of its subsidiaries or affiliated with any principal stockholder of the Company (each, an “Eligible Director”). All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

Annually, the Corporate Governance and Public Policy Committee reviews the Company’s Director Compensation Policy and peer group data to determine whether to recommend to the Board of Directors any adjustments to the compensation for Eligible Directors. The Board of Directors has determined that each Eligible Director’s total compensation should be nominally targeted at the 50th percentile of the peer group compensation. Based upon its review of peer group data, the Corporate Governance and Public Policy Committee recommended that the Board amend the Director Compensation Policy to (i) eliminate daily attendance fees for attendance at Board and committee meetings (ii) increase the annual retainer by $10,000 to account for the elimination of Board meeting fees; (iii) provide for annual retainers for membership on a committee ($15,000 for membership on the Finance and Audit Committee; $10,000 for membership on the Compensation and Pension Committee; and $8,000 for membership on the Corporate Governance and Public Policy Committee) in lieu of committee meeting fees; (iv) increase the annual retainer for the presiding director to $20,000 (increased from $15,000); and (v) increase the annual equity award for Eligible Directors to $135,000 (increased from $125,000). The Board of Directors adopted the Corporate Governance and Public Policy Committee’s recommendations and amended the Director Compensation Policy for 2012.

The revised Director Compensation Policy provides that the compensation each Eligible Director of the Company shall receive includes an annual retainer of $60,000. In addition an Eligible Director shall receive an annual committee retainer of $15,000 for membership on the Finance and Audit Committee; $10,000 for membership on the Compensation and Pension Committee; and $8,000 for membership on the Corporate Governance and Public Policy Committee. Any such Eligible Director who served as the chair of a committee also received an annual retainer of $20,000 for the Finance and Audit Committee Chair, $12,000 for the Compensation and Pension Committee Chair, and $10,000 for the Corporate Governance and Public Policy Committee Chair. The Presiding Director received an annual retainer of $20,000 (increased from $15,000 in 2011). Cash payments are made to each Eligible Director on a quarterly basis, as calculated on the last day of each calendar quarter.

In addition, each Eligible Director has the opportunity to participate in the Company’s 2005 Nonemployee Director Stock Plan (the “Director Plan”). Upon election to the Board, each Eligible Director of the Company receives a one-time grant of restricted stock units as the initial equity award under the Director Plan. The number of restricted stock units granted as the initial equity award for an Eligible Director elected in any calendar year is reviewed annually by the Board of Directors. The Director Compensation Policy currently provides that the number of restricted stock units to be granted pursuant to the initial equity award is determined by dividing $150,000 by the closing price of the Common Stock on the date of grant, rounded up to the nearest whole unit. The restricted stock units granted pursuant to the initial equity award vest in whole on the sixth anniversary of the Eligible Director joining the Board and settle upon termination of the Eligible Director’s status as a Board member.

Under the Director Plan, each Eligible Director is also eligible to receive an annual equity award on the date of the Annual Meeting of Stockholders for service as a Board member through the next Annual Meeting of Stockholders. The Director Compensation Policy provides that the annual equity award shall be granted in the form of restricted stock units. Under the Director Compensation Policy approved by the Board of Directors in February 2012, the number of restricted stock units to be granted to each Eligible Director pursuant to the annual equity award shall be determined by dividing $135,000 (increased from $125,000 in 2011) by the closing price of the Common Stock on the date of grant, rounded up to the nearest whole unit. For Eligible Directors appointed to the Board at any time after the Annual Meeting of Stockholders, the annual equity award will be prorated for the remaining months of service until the next scheduled Annual Meeting of Stockholders based on the dollar value of the annual equity award grant granted to Directors at the time of the preceding Annual Meeting of Stockholders. Restricted stock units granted pursuant to the annual equity award become fully vested on the date immediately prior to the next Annual Meeting of Stockholders, based on continued Board service through such date, and 34% of the restricted stock units will settle on the second anniversary of the date of grant and 33% will settle on each of the third and fourth anniversaries of the date of grant, unless an Eligible Director elects to further defer settlement.

In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the “Annual Fees”) and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Common Stock on the date of grant of the deferred stock units, rounded up to the nearest whole unit. Deferred stock units are granted to each Eligible Director electing annually to defer retainer and/or attendance fees, with such deferred stock units being granted at the end of each calendar quarter when cash payments would otherwise be made and at the price of the Common Stock at such time.

The Board has implemented stock ownership guidelines encouraging Directors to own at least that number of shares of Common Stock having a value of five times the annual retainer payable to a nonemployee Board member. Each Eligible Director is encouraged to reach this guideline ownership level within two to four years of becoming a member of the Board.

The Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

Directors are also eligible to participate in the Lexmark Employee Purchase Program, which provides certain discounts for the purchase of Lexmark printers and printer supplies, on the same basis as employees of the Company.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. L. Cohon	$70,000	(2)	$135,011	$0	$0	$0	$0	$205,011
J. E. Coleman	75,000	(2)	135,011	0	0	0	0	210,011
W. R. Dunbar	68,000		276,375	0	0	0	0	344,375
W. R. Fields	70,000	(2)	135,011	0	0	0	0	205,011
R. E. Gomory	68,000		135,011	0	0	0	0	203,011
S. R. Hardis	95,000	(3)	135,011	0	0	0	0	230,011
S. L. Helton	75,000		135,011	0	0	0	0	210,011
R. Holland, Jr.	68,000	(2)	135,011	0	0	0	0	203,011
M. J. Maples	75,000		135,011	0	0	0	0	210,011
J. L. Montupet	98,000		135,011	0	0	0	0	233,011
K. P. Seifert	82,000		135,011	0	0	0	0	217,011

(1)	Reflects the grant date fair value dollar amount computed in accordance with the provisions of the FASB guidance on share-based payments and related interpretations for the 4,475 restricted stock units granted as the 2012 annual equity award to Ms. Helton, Ms. Seifert, Dr. Cohon and Messrs. Coleman, Dunbar, Fields, Gomory, Hardis, Holland, Maples and Montupet on April 26, 2012 and for the 3,941 restricted stock units granted as the 2011 annual equity award to Mr. Dunbar on March 5, 2012. Listed below are the outstanding equity awards for each director as of December 31, 2012:

Name	Restricted Stock Units*	Stock Options
J. L. Cohon	14,840	0
J. E. Coleman	14,840	0
W. R. Dunbar	13,703	0
W. R. Fields	13,399	29,200
R. E. Gomory	12,479	29,200
S. R. Hardis	16,399	29,200
S. L. Helton	13,296	0
R. Holland, Jr.	17,319	29,200
M. J. Maples	12,479	29,200
J. L. Montupet	16,006	14,900
K. P. Seifert	19,926	14,900

* Includes associated dividend equivalent units

(2)	This entire amount was deferred by Dr. Cohon and Messrs. Coleman and Holland and $20,000 of this amount was deferred by Mr. Fields into deferred stock units during 2012 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in the following deferred stock units being held by each director at December 31, 2012 based on each director’s service during 2012: Dr. Cohon, 2,728 units; Mr. Coleman, 2,923 units; Mr. Fields, 781 units; and Mr. Holland, 2,651 units. Listed below are the outstanding deferred stock units and associated dividend equivalent units for each director as of December 31, 2012:

Name	Deferred Stock Units*
J. L. Cohon	5,360
J. E. Coleman	5,606
W. R. Dunbar	0
W. R. Fields	4,292
R. E. Gomory	0
S. R. Hardis	12,750
S. L. Helton	0
R. Holland, Jr.	16,240
M. J. Maples	0
J. L. Montupet	7,049
K. P. Seifert	4,006

* Includes associated dividend equivalent units

(3)	Pursuant to Mr. Hardis’ irrevocable election, 100% of his retainer fees were used to purchase shares of the Company’s Common Stock on the open market.

SECURITY OWNERSHIP BY MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table furnishes certain information, to the best knowledge of the Company, as of December 31, 2012, as to the shares of Common Stock beneficially owned by each entity owning beneficially more than 5% of the outstanding shares of Common Stock.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Artisan Partners Holdings LP (2)	7,778,085	12.17%
875 East Wisconsin Ave. Suite 800 Milwaukee, WI 53202
FMR LLC (3)	4,391,954	6.87
82 Devonshire Street Boston, MA 02109
Iridian Asset Management LLC (4)	4,294,859	6.72
276 Post Road West Westport, CT 06880
Fairpointe Capital LLC (5)	4,210,364	6.59
1 North Franklin Street Suite 3300 Chicago, IL 60606
LSV Asset Management (6)	3,822,468	5.98
155 N. Wacker Drive Suite 4600 Chicago, IL 60606
The Vanguard Group, Inc.(7)	3,739,237	5.85
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(8)	3,677,306	5.75
40 East 52nd Street New York, NY 10022

(1)	Based on 63,917,322 shares of Common Stock outstanding as of December 31, 2012.

(2)	Based on a Schedule 13G/A jointly filed with the Securities and Exchange Commission (“SEC”) on February 7, 2013 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler, Carlene M. Ziegler and Artisan Partners Funds, Inc. (“Artisan Funds”) (collectively, the “Artisan Reporting Persons”). Of the shares reported, Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC, Mr. Ziegler and Ms. Ziegler each reported that they have shared dispositive power over 7,778,085 shares and shared voting power over 7,448,682 shares. Artisan Funds reported that it had shared voting and shared dispositive power over 5,563,582 shares. The shares reported were acquired on behalf of discretionary clients of Artisan Partners and Artisan Funds.

(3)

Based on a Schedule 13G filed with the SEC on February 14, 2013. FMR LLC (“FMR”), as parent holding company of investment advisory subsidiaries, Fidelity Management & Research Company (“Fidelity”), Strategic Advisers, Inc., Pyramis Global Advisors, LLC, and a bank subsidiary, Pyramis Global Advisors Trust Company, is the beneficial owner of 4,391,954 shares over which it has sole dispositive power. Of such shares, FMR has sole voting power over 33,753 shares. Fidelity is the beneficial owner of 4,358,201 shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d (Chairman of FMR) and FMR, through its control of Fidelity, and the Fidelity funds each has sole dispositive power of the 4,358,201 shares owned by the Fidelity funds. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity funds’ Boards of Trustees.

(4)	Based on a Schedule 13G jointly filed with the SEC on January 31, 2013 by Iridian Asset Management LLC (“Iridian”), an investment adviser, David L. Cohen and Harold J. Levy (collectively, the “Reporting Persons”). The Reporting Persons are the beneficial owner of 4,294,859 shares over which they have shared dispositive power and shared voting power.

(5)	Based on a Schedule 13G filed with the SEC on February 13, 2013. Fairpointe Capital LLC (“Fairpointe”), an investment adviser, is the beneficial owner of 4,210,364 shares over which it has sole dispositive power. Of such shares Fairpointe has sole voting power over 4,128,266 shares and shared voting power over 82,098 shares.

(6)	Based on a Schedule 13G filed with the SEC on February 13, 2013. LSV Asset Management, an investment adviser, is the beneficial owner of 3,822,468 shares over which it has sole voting power and sole dispositive power.

(7)	Based on a Schedule 13G/A filed with the SEC on February 12, 2013. The Vanguard Group, Inc. (“Vanguard”), an investment adviser, is the beneficial owner of 3,739,237 shares. Of such shares, Vanguard has sole dispositive power over 3,693,165 shares and shared dispositive power over 46,072 shares. Vanguard has sole voting power over 46,072 shares through a wholly-owned subsidiary, Vanguard Fiduciary Trust Company, as a result of its serving as an investment manager of collective trust accounts. Vanguard also has sole voting power over 3,000 shares through a wholly-owned subsidiary, Vanguard Investments Australia, Ltd., as a result of its serving as an investment manager of Australian investment offerings.

(8)	Based on a Schedule 13G filed with the SEC on January 30, 2013. BlackRock, Inc., as parent holding company of investment advisory subsidiaries, BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Asset Management Australia Limited; BlackRock Asset Management Canada Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock International Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd.; and BlackRock Investment Management (UK) Limited, is the beneficial owner of 3,677,306 shares over which it has sole voting power and sole dispositive power.

The following table furnishes certain information, to the best knowledge of the Company, as of February 28, 2013, as to the shares of Common Stock beneficially owned by (i) each Director of the Company, (ii) each Named Executive Officer of the Company as set forth in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group. The address of each person listed below is the address of the Company.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Jared L. Cohon	14,121	*
J. Edward Coleman	14,367	*
W. Roy Dunbar	8,761	*
William R. Fields	62,512	*
Ralph E. Gomory	61,842	*
Stephen R. Hardis	129,312	*
Sandra L. Helton	8,761	*
Robert Holland, Jr.	69,580	*
Michael J. Maples	53,105	*
Jean-Paul L. Montupet	49,525	*
Kathi P. Seifert(2)	45,617	*
Paul A. Rooke(3)	486,199	*
John W. Gamble, Jr.	308,409	*
Martin S. Canning	247,972	*
Scott T.R. Coons (4)	4,720	*
Robert J. Patton	34,600	*
All directors and executive officers as a group (19 persons)	2,009,210	3.16

*	Less than 1% of class.

(1)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following February 28, 2013 by the following persons and groups in the following amounts: William R. Fields, 29,200 shares; Ralph E. Gomory, 29,200 shares; Stephen R. Hardis, 29,200 shares; Robert Holland, Jr., 29,200 shares; Michael J. Maples, 29,200 shares; Jean-Paul L. Montupet, 14,900 shares; Kathi P. Seifert, 14,900 shares; Paul A. Rooke 358,480 shares; John W. Gamble, Jr., 244,860 shares; Martin S. Canning, 165,480 shares; Robert J. Patton 9,500 shares; and all Directors and executive officers as a group (19 persons), 1,254,360 shares. Included in these shares are (i) deferred stock units and associated dividend equivalent units granted to Directors as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan and the 2005 Nonemployee Director Plan, (ii) restricted stock units and associated dividend equivalent units granted to Directors which have become fully vested and for which settlement has been deferred or will become fully vested within 60 days following February 28, 2013, and (iii) elective deferred stock units and associated dividend equivalent units granted to executive officers as a result of their election to defer all or a portion of their annual incentive compensation under the Stock Incentive Plan. These shares also include shares allocated to executive officers through participation in the Lexmark Savings Plan. The shares held in the Lexmark Savings Plan can be voted by each executive officer, and each executive officer has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant in the plan.

(2)	Ms. Seifert’s shares include 4,660 shares owned by an investment agency account established by Ms. Seifert for her own benefit.

(3)	Mr. Rooke’s shares include 106,887 shares owned by a revocable trust established by Mr. Rooke for his own benefit.

(4)	Mr. Coons’ shares include 2,600 shares owned by a revocable trust established by Mr. Coons for his own benefit.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
	(Number of securities in millions)
Equity compensation plans approved by stockholders	6.6	(2)	$60.81	8.6	(3)
Equity compensation plans not approved by stockholders(4)	0.1		42.25	0.0

Total	6.7		$60.45	8.6

(1)	The numbers in this column represent the weighted average exercise price of stock options only.

(2)	As of December 31, 2012, of the approximately 6.6 million awards outstanding under the equity compensation plans approved by stockholders, there were approximately 4.2 million stock options (of which 3,910,000 are employee stock options and 263,000 are nonemployee director stock options), approximately 2.4 million restricted stock units (“RSUs”) and supplemental deferred stock units (“DSUs”), including associated dividend equivalent units (“DEUs”) (of which 2,197,000 are employee RSUs and supplemental DSUs and 172,000 are nonemployee director RSUs), and 91,000 elective DSUs, including associated DEUs (of which 26,000 are employee elective DSUs and 65,000 are nonemployee director elective DSUs) that pertain to voluntary elections by certain members of management to defer all or a portion of their annual incentive compensation and by certain nonemployee directors to defer all or a portion of their annual retainer, chair retainer and/or committee retainer, that would have otherwise been paid in cash. Performance-based RSUs granted in 2012 were included at the target level of achievement.

(3)	Of the 8.6 million shares available, 8.3 million relate to employee plans (of which 2.8 million may be granted as full-value awards) and 0.3 million relate to the nonemployee director plan.

(4)	As of December 31, 2012, 98,000 shares remained outstanding (of which approximately 84,000 are in the form of stock options and 14,000 are in the form of RSUs, including associated DEUs) pursuant to awards made under the Lexmark International, Inc. Broad-Based Employee Stock Incentive Plan (the “Broad-Based Plan”), an equity compensation plan which had not been approved by the Company’s stockholders. On February 24, 2011, the Company’s Board of Directors terminated the Broad-Based Plan and cancelled the remaining available shares that had been authorized for issuance under the Plan.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

During 2012, the Finance and Audit Committee (the “Committee”) was comprised of four nonemployee directors, Ms. Helton and Messrs. Coleman, Hardis and Maples.

The Committee operates pursuant to a written charter which can be found on the Company’s Investor Relations website at http://investor.lexmark.com. After reviewing the qualifications of the Committee members, and any relationships that they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (i) all Committee members are “independent” as that term is defined by Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange, (ii) all Committee members are “financially literate” as that term is defined by the listing standards of the New York Stock Exchange and (iii) each of Ms. Helton and Messrs. Coleman, Hardis, and Maples is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission.

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm (the “Independent Auditors”), is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States of America and performing an audit and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. In this context, during 2012 the Committee met ten times and held separate discussions with management, the Company’s internal auditors and the Independent Auditors. The Committee discussed with the Company’s internal auditors and the Independent Auditors the overall scope and plans for their respective audits. The Committee met regularly with the internal auditors and the Independent Auditors, with and without management present, to discuss the results of their respective examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee received and reviewed a report prepared by the Independent Auditors describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review of the firm. The Committee received and reviewed the written disclosures and the letter from the Independent Auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors’ communications with the Committee concerning independence, and has discussed with the Independent Auditors the Independent Auditors’ independence. The Committee also considered whether the provision of the non-audit services provided by the Independent Auditors is compatible with the Independent Auditors’ independence.

In discharging its duties, the Committee met with management of the Company and PwC and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2012. The Committee also discussed with PwC the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and PwC have represented to the Committee that the audited financial statements for the year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and the Independent Auditors referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee Charter, the Committee has recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Finance and Audit Committee

of the Board of Directors

Stephen R. Hardis, Chair

J. Edward Coleman

Sandra L. Helton

Michael J. Maples

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for the fiscal year ending December 31, 2013 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal. Signed proxies will be voted “FOR” this Proposal, unless stockholders specify a different choice in their proxies.

Summary

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s Independent Auditors to audit its consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and express an opinion thereon for the 2013 fiscal year. During the 2012 fiscal year, PricewaterhouseCoopers LLP served as the Company’s Independent Auditors and also provided certain tax services. The aggregate fees billed or to be billed to the Company by PricewaterhouseCoopers LLP for services performed during the fiscal years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Audit Fees(1)	$4,363,000	$3,700,000
Audit-Related Fees(2)	37,000	36,000
Tax Fees(3)	0	0
All Other Fees(4)	754,000	275,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include certain attest audits and accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for federal, state and international tax compliance, tax consulting and expatriate tax services.

(4)	For 2012, All Other Fees consists of accounting and tax due diligence services provided in connection with the Company’s acquisitions of BDGB Enterprise Software (Lux) S.C.A. (“Brainware”), Nolij Corporation, ISYS Search Software Pty Ltd, and Acuo Technologies, LLC. For 2011, All Other Fees consist of accounting and tax due diligence services provided in connection with the Company’s acquisition of Pallas Athena.

All fees for services incurred in 2012 were approved by the Finance and Audit Committee. The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the Independent Auditors’ independence. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Finance and Audit Committee will reconsider the appointment.

Policy Regarding Finance and Audit Committee Preapproval of Audit and Permissible Non-Audit Services

In April 2003, the Finance and Audit Committee adopted a policy regarding the preapproval of all audit and permissible non-audit services to be provided to the Company by the Independent Auditors. The Finance and Audit Committee amended such policy in February 2006. On an annual basis, the Finance and Audit Committee is required to review and consider for approval the annual audit engagement terms and fees for the coming year, which includes the audit of the Company’s annual financial statements (including required quarterly reviews) and required subsidiary audits. At the same time, the Committee also reviews and considers for approval annually recurring and planned audit-related and tax services to be provided to the Company in the coming year. All of the services reviewed and approved on an annual basis are approved at an estimated fee and require additional preapproval by the Committee during the year if the estimated fee is expected to be exceeded. The authority to preapprove any services exceeding previously approved budgeted amounts by $50,000 or less is delegated to the Chair of the Finance and Audit Committee, provided that such preapprovals are reported to the full Committee at its next regularly scheduled meeting. All other permissible services to be provided by the Independent Auditors at a fee not to exceed $50,000 may be specifically preapproved by the Chair of the Finance and Audit Committee, and reported to the full Committee at its next regularly scheduled meeting.

In considering the preapproval of services to be provided by the Independent Auditors, the Finance and Audit Committee is mindful of the relationship between fees for audit and non-audit services, and may determine for each fiscal year the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

PROPOSAL 3

STOCKHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In 2009, the Board of Directors adopted a Corporate Governance Principle, commonly known as a “Say-on-Pay” proposal, to annually provide stockholders with the opportunity to approve the compensation of the Company’s Named Executive Officers through consideration of the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation and Pension Committee’s goal in setting executive compensation is to provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding executive talent. The Company’s executive compensation programs are centered on a pay-for-performance culture that are designed to reward executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of each executive officer’s total compensation opportunity is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Common Stock on a long-term basis.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses the Company’s compensation plans and programs that have been designed to implement the Company’s executive compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of each of the Named Executive Officers. The Compensation and Pension Committee and the Board of Directors believe that the compensation plans and programs articulated in the Compensation Discussion and Analysis section of this Proxy Statement are effective in implementing the Company’s executive compensation philosophy and that the compensation of the Named Executive Officers in 2012 reflects and supports such philosophy.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Compensation and Pension Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION SET FORTH IN THIS PROPOSAL THREE.

PROPOSAL 4

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

OF THE COMPANY TO DECLASSIFY THE BOARD OF DIRECTORS

At the 2012 Annual Meeting of Stockholders, stockholders approved an advisory proposal that requested the Board of Directors to take the steps necessary to eliminate the classification of the Board of Directors and to require that directors be elected on an annual basis. On February 21, 2013, upon the recommendation of the Corporate Governance and Public Policy Committee, the Board approved, and recommends that the Company’s stockholders approve, an amendment to subsection (b) of Article FIFTH of our Restated Certificate of Incorporation to declassify the Board of Directors, as follows:

(b) The number of directors of the Corporation shall not be less than one nor more than fourteen and, subject to such limits, shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Board of Directors shall be and are divided into three classes, with the terms of the classes elected at the annual meetings of stockholders in 2011, 2012 and 2013, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that the classification of directors shall terminate at the 2016 annual meeting of stockholders. Notwithstanding the preceding sentence, each director elected by the stockholders after the 2013 annual meeting of stockholders shall serve for a term expiring at the first annual meeting held after such director’s election. Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws. The holders of a majority of the shares then entitled to vote at an election of directors may remove any director or the entire Board of Directors with or without cause, provided, however, any director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause.

Summary of Proposal

Currently, subsection (b) of Article FIFTH of our Restated Certificate of Incorporation provides that our Directors are divided into three classes, with directors elected to staggered three-year terms. If the proposed amendments to our Restated Certificate of Incorporation are adopted and become effective, Directors elected at or before the 2013 Annual Meeting will serve out their three-year terms, but Directors elected by stockholders after the 2013 Annual Meeting will be elected to one-year terms. Beginning at the 2016 Annual Meeting, the Board will be completely declassified and all Directors would be subject to annual election for one-year terms.

In addition, because Delaware law specifies that Directors serving on an unclassified board must be removable by stockholders either with or without cause, subsection (b) of Article FIFTH would be amended to specify that Directors may be removed with or without cause, but amended subsection (b) of Article FIFTH will provide that Directors serving the remainder of a three-year term will be removable only for cause.

In accordance with Delaware law, the Board of Directors has adopted resolutions approving and declaring advisable these proposed amendments to subsection (b) of Article FIFTH and is recommending them to stockholders for approval. If the proposed amendments to subsection (b) of Article FIFTH of our Restated Certificate of Incorporation are adopted by stockholders, they will become effective upon the filing of an appropriate amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. We would make such filing promptly after the 2013 Annual Meeting.

If the proposed amendments to subsection (b) of Article FIFTH of our Restated Certificate of Incorporation are adopted and become effective, the Board will adopt conforming amendments to our Amended and Restated By-Laws.

•	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 5

APPROVAL OF THE COMPANY’S 2013 EQUITY COMPENSATION PLAN

On February 21, 2013, upon the recommendation of the Compensation and Pension Committee, the Board of Directors approved, and is recommending that stockholders approve, the Lexmark International, Inc. 2013 Equity Compensation Plan (the “2013 Plan”). If the 2013 Plan is approved by stockholders at the 2013 Annual Meeting, it will become immediately effective. The approval of the Plan will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

•	THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE 2013 EQUITY COMPENSATION PLAN AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary

The Company currently grants equity awards pursuant to the Lexmark International, Inc. Stock Incentive Plan, as amended and restated, which is scheduled to expire on April 30, 2013 (the “Prior Plan”). If the 2013 Plan is approved by the Company’s stockholders, no further awards will be made under the Prior Plan. However, outstanding awards granted under the Prior Plan before stockholder approval of the 2013 Plan will remain outstanding in accordance with their terms.

At December 31, 2012, there were approximately 6,100,000 stock incentive awards outstanding under the Prior Plan, of which approximately 2,200,000 are full-value awards (i.e., restricted stock units, performance-based restricted stock units, at target, where the performance period has not ended, and deferred stock units). At December 31, 2012, approximately 8,300,000 shares remained available for future awards under the Plan, of which approximately 2,800,000 may be granted as full-value awards.

The Board of Directors is unanimously recommending this proposal because it believes strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company’s management receives from stock-based incentives, which closely aligns management’s interests with those of the stockholders, and that these stock-based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. All of the Company’s approximately 12,200 regular employees are eligible for awards under the Plan.

Description of Material Changes from the Prior Plan

The Board of Directors has approved, and is recommending that the stockholders approve, the 2013 Plan as the successor to the Prior Plan. The material changes to the Prior Plan are as follows:

1.	Increases the number of shares that may be authorized for issuance under the Company’s Stock Incentive Plans from 8,300,000 shares (shares available for issuance as of December 31, 2012) to 9,700,000 shares.

2.	Adds a provision to allow for a flexible share pool that reduces the share reserve approximately twice as rapidly when full value awards, such as restricted stock, restricted stock units and performance-based restricted units, are granted;

3.	Modified the definition of change in control to require consummation of the change in control event versus stockholder approval of an event that could give rise to a change in control

Other Important Features of the 2013 Plan

•	The 2013 Plan will be administered by the Company’s independent compensation committee.

•

Any material changes to the 2013 Plan (including any increase to the Plan’s share reserve, other than in connection with stock splits or other similar recapitalization events) must be approved by the Company’s stockholders.

•	Stock options and stock appreciation rights may not be “repriced” without the approval of the Company’s stockholders.

•	The 2013 Plan does not include an “evergreen” feature.

•	Dividend equivalents may not be paid on any performance awards unless and until the performance conditions are satisfied.

•	“Reload” stock options are prohibited.

•	Shares that are used to satisfy the exercise price of options, or applicable withholding taxes, may not be recycled and reused under the 2013 Plan.

•	Stock-settled appreciation rights (SSARs) are counted against the share reserve based on the total number of SSARs granted (not the net number of shares that may be issued).

•	Restricted stock and restricted stock units require a minimum three-year vesting period for service-based awards, or one-year vesting period for performance-based awards.

•

The 2013 Plan generally provides for “double-trigger” vesting for awards upon a change in control (i.e, awards generally vest only if a participant’s employment is involuntarily terminated in connection with a change in control), except in the case where the Company does not survive and the acquiror does not agree to assume or substitute for outstanding awards.

Description of the Plan

A summary of the significant features of the 2013 Plan, assuming stockholder approval at the 2013 Annual Meeting, is provided below, but is qualified in its entirety by the full text of the 2013 Plan attached as Appendix A.

Shares Subject to the Plan

The maximum number of shares of the Company’s Common Stock that may be delivered under the Plan is 9,700,000 shares of Common Stock, plus any shares that become available for grant due to forfeiture of awards previously made under the 2013 Plan or the Prior Plan. The 2013 Plan has a “flexible share ratio” of 2.04:1, meaning that each share of Common Stock issued pursuant to a “full-value” award under the 2013 Plan (such as a share of restricted stock, a restricted stock unit, a deferred stock unit or a performance-based restricted stock unit) shall count against the share reserve as 2.04 shares, while each share of Common Stock issued pursuant to an option or stock appreciation right shall count against the share reserve as one (1) share. The shares of Common Stock deliverable under the 2013 Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares reacquired by the Company. If an award under the 2013 Plan or the Prior Plan expires, or is canceled, terminated or otherwise settled without the issuance of shares subject to such award, those shares will be available for inclusion in future grants under the 2013 Plan. Otherwise, no shares that, as of the effective date of the 2013 Plan, are available under the Prior Plan shall be transferred to the 2013 Plan. As of December 31, 2012, there were approximately 6.1 million shares of Common Stock subject to awards that were currently outstanding under the Prior Plan. If all such awards were to be forfeited after the effective date of the 2013 Plan, the maximum number of shares of our Common Stock that would be available for issuance under the 2013 Plan would be approximately 15.8 million shares.

If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company’s Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event. Incentive awards assumed or granted in substitution or exchange for awards made by a company acquired pursuant to a merger or other acquisition will not reduce the number of shares that may be delivered under the 2013 Plan or authorized for grant to a participant pursuant to the 2013 Plan.

Administration and Eligibility

The 2013 Plan is administered by the Compensation and Pension Committee of the Board of Directors (the “Committee”), in its discretion. The Committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards and to cancel or suspend awards. The Committee has the authority to grant the following types of awards under the 2013 Plan: (i) stock options, (ii) stock appreciation rights (“SARs”), (iii) restricted stock; (iv) restricted stock units, (v) performance awards (including stock-based and cash-based performance awards), and/or (vi) deferred stock units. The Committee is authorized to interpret the 2013 Plan and to establish, amend, and rescind any rules and regulations relating to the 2013 Plan, and to make all other determinations which may be necessary or advisable for the administration and interpretation of the 2013 Plan. All employees of the Company and its subsidiaries and affiliates are eligible to be participants under the Plan, including foreign employees. Non-employee directors and consultants are not eligible to participate in the 2013 Plan.

Stock Options and SARs

The Committee may grant non-qualified options and/or options qualifying as incentive stock options (“ISOs”) under the Internal Revenue Code. ISOs and non-qualified stock options may be granted for such number of shares as the Committee shall determine, subject to the individual limit described below. The option price of either a non-qualified stock option or an ISO will not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may (i) pay the option price in cash, (ii) if permitted by the Committee, by delivering other shares of Qualifying Common Stock (as defined in the Plan) owned by the grantee having a fair market value equal to the exercise price of the option, (iii) if permitted by the Committee, by reducing the number of shares otherwise deliverable upon the exercise of the option by the number of shares having a fair market value equal to the aggregate exercise price of the option; or (iv) if permitted by the Committee, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price of the option. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Options will become exercisable at such time or times as may be determined by the Committee.

SARs may be granted with respect to such number of shares as the Committee shall determine, subject to the individual limit described below. The Committee will determine the time or times at which a SAR may be exercised and the base price with respect to the shares of Common Stock for which such SAR is granted, which shall not be less than the fair market value of the Common Stock on the date of grant. If a grantee exercises a SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over the price for such shares fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. Stock-settled SARs count against the 2013 Plan’s share reserve on a gross (not net) basis.

Unless the Committee determines otherwise, following a participant’s termination of employment for any reason, other than Cause (as defined in the 2013 Plan), any options and SARs that have not become vested on or prior to such termination will immediately terminate. In the event of a participant’s termination of employment for Cause, all options and SARS (vested or unvested) will immediately terminate. Unless the Committee provides otherwise, any vested options or SARs will remain exercisable following termination of employment due to a participant’s death, disability or retirement, or with the special consent of the Committee until the first anniversary of the termination date, and any vested options or SARs will remain exercisable following the termination of employment for any reason other than death, disability, retirement or Cause until the 90th day following the termination date, subject in each case to the stated term of the option or SAR.

The Committee is prohibited from repricing any option or SAR, without first securing the approval of stockholders, whether by amending any option or SAR to reduce the exercise price or by canceling any outstanding option or SAR in exchange for cash or for a new option or SAR with a lower exercise price or another incentive award under the 2013 Plan, such that the effect would be the same as reducing the option or

SAR exercise price. Subject to adjustments permitted under the 2013 Plan, individuals may not receive more than 3,000,000 stock-options (or SARs) over any consecutive five-year period. In addition, no more than 4,000,000 shares of Common Stock, in total, may be issued pursuant to ISOs.

Restricted Stock and Restricted Stock Unit Grants

The Committee may also award shares of Common Stock, subject to restrictions, as specified by the Committee (“Restricted Stock”). The award agreement will set forth a specified period of time over which the Restricted Stock will vest and restrictions on transfer lapse (the “Restriction Period”). The minimum Restriction Period for an award of Restricted Stock subject to service-based vesting conditions shall be 36 consecutive months and the minimum Restriction Period for an award of Restricted Stock subject to performance-based vesting conditions shall be 12 consecutive months. During the Restriction Period, the grantee will generally have all of the rights of a stockholder, including the right to vote shares of Restricted Stock and the right to receive dividends on Restricted Stock, unless the Committee shall determine otherwise. Unless otherwise determined by the Committee, the Restriction Period will lapse and Restricted Stock will become freely transferable on the date of the participant’s termination of employment due to death or disability or involuntary or constructive termination (as defined in the Plan) without Cause on or following the date of a Change in Control.

The Committee may also award restricted stock units (“RSUs”), representing the right to receive the fair market value of shares of Common Stock, at the time or times established by the Committee. The RSU award agreement will set forth a specified period of time over which the RSUs will become vested and settle (the “RSU Restriction Period”). The minimum RSU Restriction Period for an award of RSUs subject to service-based vesting conditions shall be 36 consecutive months and the minimum RSU Restriction Period for an award of RSUs subject to performance-based vesting conditions shall be 12 consecutive months. During the RSU Restriction Period, the grantee will not have rights as a stockholder with respect to such award and will not be entitled to vote on any matter submitted to the Company’s stockholders or receive any dividends or other distributions with respect to such RSUs. The Committee may, in its discretion, provide for dividend equivalent units (“DEUs”) with respect to RSU awards. Any such DEUs shall be subject to the RSU Restriction Period and shall become vested and settled at the time the related RSU becomes vested and settled. Unless otherwise provided by the Committee, the RSU Restriction Period will lapse and the RSUs will become fully vested and settle on the date of the participant’s termination of employment due to death or disability or involuntary or constructive termination (as defined in the Plan) without Cause on or following the date of a Change in Control. RSUs may be settled in cash, in shares or a combination of cash and shares, as the Committee determines.

Performance Awards

The Committee may also grant performance awards, which may be in the form of shares or units of Common Stock or other property, including cash. The Committee will set forth the performance goals and period of time during which such performance goals must be attained for the performance award to become vested, subject to the individual and aggregate limits described below. For awards that are intended to qualify for the performance-based compensation exemption to the $1 million deduction limitation under Section 162(m) of the Code, the performance goals may consist of: revenue; unit growth; free cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating income; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on invested capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; product awards; and software license bookings. Performance goals may be measured on a corporate, subsidiary, affiliate, division or business unit basis, or a combination thereof and may be established in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies or on a per-share or pension-adjusted basis. Performance as measured against established objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes. The Committee may exercise negative discretion to reduce the payment to a participant under a performance award.

An individual may not receive more than 400,000 shares of Common Stock during any calendar year pursuant to stock- or unit-based performance awards (other than options and SARS, and subject to adjustments permitted under the 2013 Plan) and more than $10,000,000 in value during any calendar year under any performance awards valued with reference to any property other than shares or units of Common Stock, including cash. Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, as determined by the Committee at the time of payment.

Deferred Stock Units

The Committee may also make deferred stock unit awards under the 2013 Plan. A deferred stock unit represents the right to receive the fair market value of a share of our Common Stock upon a future settlement date or event. Deferred stock units may only be granted to a participant who elects, pursuant to procedures established by the Committee, to defer receipt of all or a portion of such participant’s annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to a cash-based performance award under the 2013 Plan (the “Deferred Amount”) and receive in lieu thereof an award of deferred stock units (the “Elective Units”). Elective Units are fully vested upon the grant and, unless otherwise provided by the Committee, include the right to receive DEUs. The Committee may provide that a participant who elects to defer receipt of any portion of his annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to a cash-based performance award under the 2013 Plan will receive an additional award of deferred stock units with a value equal to 20% (or such other percentage as the Committee shall determine at the date of grant) of the Deferred Amount (the “Supplemental Units”). Unless the Committee provides otherwise, the Supplemental Units, together with any DEUs credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the corresponding deferred compensation would have been paid absent the participant’s election to defer, so long as the participant remains in the continuous employ of the Company or one of its affiliates through such date. Unless the Committee provides otherwise, any Supplemental Units (and related DEUs) will become fully vested upon the termination of the participant’s employment prior to such vesting date due to the participant’s death or disability or involuntary or constructive termination without Cause on or following the date of a Change in Control.

A participant does not have any rights as a stockholder with respect to deferred stock units. The Company will establish a separate bookkeeping account for the participant and will record in such account the number of deferred stock units (and related DEUs) awarded to the participant which, in the case of Elective Units, shall be equal to the Deferred Amount (or, in the case of Supplemental Units, 20% (or such other percentage as the Committee shall determine at the grant) of the Deferred Amount divided by the fair market value of a share of Common Stock on the date of such award. Unless otherwise provided by the Committee, deferred stock units (and related DEUs) are paid on the earlier of the fifth anniversary of the grant date or the participant’s termination of employment due to retirement, death or disability. Deferred stock units (and related DEUs) may be in cash, in shares or a combination of cash or shares, as the Committee determines. Deferred stock units (and related DEUs), whether vested or unvested, are automatically forfeited upon a participant’s termination of employment for Cause.

New Plan Benefits

The awards that will be granted under the 2013 Plan in the future to eligible participants are subject to the discretion of the Committee and, therefore, are not fully determinable at this time. Information about awards made under the Prior Plan to the Named Executive Officers in 2012 is set forth in the “Grants of Plan-Based Awards” Table and the footnotes thereto. In 2012, no stock options were granted to either the Named Executive Officers or other employees of the Company. In 2012, 44,500 RSUs were granted to all current executive officers as a group and 433,380 RSUs were granted to all other employees as a group. The current executive officers as a group also were granted 109,400 performance-based RSUs, at target. No other employees were granted performance-based RSUs. The current executive officers as a group also were granted $4,032,500 in cash-based performance awards, at target. No other employees were granted cash-based performance awards.

Transferability

Awards granted under the 2013 Plan are generally nontransferable during a participant’s lifetime, but may be transferred to a participant’s designated beneficiary or estate upon the participant’s death and may, subject to prior approval, be transferred during the participant’s lifetime to a family member or other entity for estate planning purposes.

Change in Control

The 2013 Plan generally provides that in the event of certain Changes in Control (as defined in the 2013 Plan) in which the Company is not the surviving entity and in which the successor to the Company (or one of its affiliates) does not agree to assume outstanding awards or substitute alternative awards (as defined in the 2013 Plan) therefor, any outstanding awards shall immediately vest and become exercisable, transferable and/or payable, as of the date of such Change in Control or sufficiently in advance of such date in order to allow participants to realize the intended benefits of their awards (provided that the original terms of the awards shall be reinstated if such Change in Control does not in fact occur). In all other cases, the 2013 Plan generally provides that outstanding awards shall vest and become exercisable, transferable and/or payable in connection with a Change in Control only if the participant’s employment is involuntarily or constructively terminated (without Cause) on or following the date of the Change in Control.

Amendment and Termination

The Board may amend, terminate or suspend the 2013 Plan as it deems advisable, except that any amendment that (i) increases the number of shares that may be delivered under the 2013 Plan, or increases the limit on the number of shares or award value that may be delivered to a participant per type of award; (ii) reprices, replaces or regrants options or SARs with an exercise price that is less than the exercise price of the original option or SAR or exchanges underwater options or SARs for other awards, Common Stock, cash or other property; or (iii) materially modifies the requirements for eligibility to participate in the 2013 Plan or expands the types of Incentive Awards that may be granted under the 2013 Plan, shall be subject to stockholder approval. Except as otherwise provided in the 2013 Plan, no action of the Board may materially impair a participant’s rights under any outstanding award under the 2013 Plan without the participant’s consent.

Term

The 2013 Plan shall be effective upon approval by stockholders and, unless sooner terminated, will terminate on February 21, 2023.

Federal Income Tax Aspects

The following is a brief summary of the Federal income tax consequences of awards that may be made under the 2013 Plan, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe Federal employment or gift or estate tax consequence or any state, local or foreign tax consequences.

Incentive Stock Options

No taxable income is realized by the participant upon the grant or exercise of an ISO; however, the excess of the fair market value of the purchased ISO shares on the date of exercise over the price paid for such ISO shares is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income. If a participant does not sell the stock received upon the exercise of an ISO (“ISO Shares”) for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized upon the subsequent sale of such ISO Shares will be taxed as long-term capital gain or loss. In such circumstances, no deduction with respect to the ISO Shares will be allowed to the Company for Federal income tax purposes.

If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at the time of such disposition equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, depending on whether the shares were held for more or less than one year. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant’s employment, the ISO will generally be taxed as a non-qualified stock option. Special rules apply in the event all or a portion of the exercise price is paid in shares of Common Stock already owned.

Non-qualified Stock Options

No income is realized by the participant at the time a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Common Stock.

Stock Appreciation Rights

No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under “Non-qualified Stock Options.”

Restricted Stock

A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

However, a participant may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock. By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

Restricted Stock Units and Deferred Stock Units

A participant receiving an RSU or deferred stock unit award will not have taxable income when the RSUs or deferred stock units or any related DEUs are credited to the participant’s account. The participant will recognize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the 2013 Plan. The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

Performance Awards

The tax consequences of performance awards will vary depending on the form in which the performance award is made. For example, performance-based restricted stock units are subject to the same tax consequences as apply to RSUs, above.

Additional Tax Matters

The discussion above is subject to the general Federal income tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A (“Section 409A”).

Section 409A applies to amounts deferred under a “nonqualified deferred compensation plan,” which may include certain types of awards granted under the 2013 Plan in certain circumstances. Generally, awards under the 2013 Plan will be structured with the intent of qualifying for an exemption from, or alternatively complying with, Section 409A, but it is possible that certain awards may fail to comply with Section 409A under certain circumstances. If at any time a participant is in constructive receipt of an incentive award or receives the economic benefit of that award, or if at any time the 2013 Plan, any incentive award under the 2013 Plan, or any arrangement required to be aggregated with the 2013 Plan or any incentive award under the 2013 Plan fails to comply with the applicable requirements of Section 409A, then the participant may recognize taxable income with respect to that award earlier than the times described above and (in the case of a violation of Section 409A) may owe additional Federal income taxes on top of the participant’s ordinary Federal income taxes. The additional Federal income taxes under Section 409A are equal to (i) 20% on any amount of deferred compensation that is required to be included in income under Section 409A, plus (ii) the amount of interest at the underpayment rate plus 1 percentage point on the underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which it was first deferred or, if later, the first taxable year in which such deferred compensation was no longer subject to a substantial risk of forfeiture.

A participant may also an additional 20% excise tax with respect to an award under the 2013 Plan if and to the extent the vesting or payment of the award or acceleration thereof, alone or in combination with any other payments to the participant, constitutes an “excess parachute payment” as defined in Internal Revenue Code Section 280G.

Deduction Limitations

The Company’s ability to take compensation deductions as described above, or the amount of such deductions, may be limited by certain provisions of the Internal Revenue Code. Under Internal Revenue Code Section 162(m), the Company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The 2013 Plan contains provisions authorizing the grant of stock options, SARs, restricted stock, RSUs and performance awards that may constitute performance-based compensation within the meaning of Internal Revenue Code Section 162(m), such that the Company may take the full compensation deduction associated with such awards. Under Internal Revenue Code Section 280G, the Company may not take a compensation deduction with respect to any award under the 2013 Plan that constitutes an “excess parachute payment” as described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO CERTAIN TRANSACTIONS UNDER THE 2013 PLAN AND PRIORPLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

SUBMISSION OF STOCKHOLDER PROPOSALS

If a holder of the Common Stock wishes to present a proposal for consideration at next year’s Annual Meeting, any such proposal must be received at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 15, 2013. In addition, the Company’s By-Laws provide that in order for any stockholder to nominate a Director or propose to transact any corporate business at an Annual Meeting of Stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company, which must be received by the Secretary of the Company not less than 60 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders. If the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s Annual Meeting, the notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

The Company will furnish to each person whose proxy is being solicited, upon written request, copies of any exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission. Requests in writing for copies of any such materials should be directed to Investor Relations, Lexmark International, Inc., One Lexmark Centre Drive, Lexington, Kentucky 40550.

Robert J. Patton

Secretary

March 15, 2013

Exhibit A

LEXMARK INTERNATIONAL, INC.

2013 EQUITY COMPENSATION PLAN

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. Upon approval of the Plan by the Company’s shareholders, no further awards shall be granted under the Lexmark International, Inc. Stock Incentive Plan, as amended and restated effective April 23, 2009 (the “Predecessor Plan”), however any then outstanding awards under the Predecessor Plan shall continue in effect in accordance with their existing terms.

SECTION 2.

DEFINITIONS

2.1. Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause”, with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

(ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the consummation of (x) a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

Notwithstanding the foregoing, to the extent that any Section 409A Incentive Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation and Pension Committee of the Board or such other committee as may be designated by the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) and “outside directors” within the meaning of Section 162(m) of the Code.

(i) “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

(j) “Company” means Lexmark International, Inc., a Delaware corporation, and any successor thereto.

(k) “Deferred Stock Unit” means a Participant’s right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value (as determined as of the most recent trading day preceding the applicable payment date) of a share of Common Stock, at the end of a specified period of time or on a specified event provided in Section 409A of the Code.

(l) “Disability” means:

(i) with respect to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code;

(ii) with respect to a Section 409A Incentive Award, a determination by the Committee that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary. A Participant shall also be considered disabled if he is determined to be totally disabled by the Social Security Administration; or

(iii) with respect to any other Incentive Award, “Disability” shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant’s employer, the Lexmark International, Inc. Long-term Disability Program.

(m) “Employee” means any employee of the Company or any of its Subsidiaries.

(n) “Fair Market Value” means, as of any date of determination, the closing price of a share of Common Stock as reported by the New York Stock Exchange on that day. In the event that there are no Common Stock transactions reported on such exchange on such day, Fair Market Value shall mean the closing price on the immediately preceding day on which Common Stock transactions were so reported.

(o) “Incentive Award” means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Deferred Stock Unit.

(p) “Option” means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

(q) “Participant” means any Employee designated by the Committee to receive an Incentive Award under the Plan.

(r) “Performance Award” means any grant of stock-based or cash-based awards subject to the achievement of performance objectives during the Performance Period pursuant to Section 8.

(s) “Performance Period” means that period established by the Committee at the time a Performance Award is granted during which any performance objectives specified by the Committee with respect to such Performance Award are to be measured, provided that such period shall not be less than 12 months or more than five years.

(t) “Plan” means the Lexmark International, Inc. Equity Compensation Plan, as set forth herein and as the same may be amended from time to time.

(u) “Predecessor Plan” means the Lexmark International, Inc. Stock Incentive Plan, as amended and restated effective April 23, 2009.

(v) “Qualifying Common Stock” means shares of Common Stock which are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary).

(w) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.

(x) “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

(y) “Restricted Stock Unit” means the right to receive a share of Common Stock (or the Fair Market Value thereof in cash, determined as of the most recent trading day preceding the date on which the Restricted Stock Units vest or otherwise become payable) as of a future time or event as provided in Section 7 of the Plan.

(z) “Retirement,” with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant’s retirement at or after age 65.

(aa) “Section 409A Incentive Award” means any Incentive Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.

(bb) “Stock Appreciation Right” means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).

(cc) “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

(dd) For purposes of any Section 409A Incentive Award, the terms “terminate,” “terminated,” or “termination of employment,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Incentive Award, are intended to mean a Participant’s “separation from service” from the Company or a Subsidiary of the Company, as applicable, for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.

2.2. Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Awards.    The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant in connection with any Incentive Award; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award, provided, however, the Committee shall not modify or waive any restriction of any Section 409A Incentive Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; the rights of a Participant with respect to any Incentive Award following the Participant’s termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award Agreement. The Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, or exchange any Option or Stock Appreciation Right for stock, cash or other consideration, or take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the New York Stock Exchange, unless in connection with an Adjustment Event as contemplated by Section 5.4 or approved by stockholders.

The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant’s rights with respect to an Incentive Award then outstanding, without the consent of such Participant, or result in an impermissible acceleration of payment of any Section 409A Incentive Award in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations, or constitute a “repricing” as described in the last sentence of the immediately preceding paragraph. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code, subject to the requirements of the Delaware General Corporations Law.

4.2. Administration.    The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

4.3. Discretionary Authority of Committee.    All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number.    Subject to the provisions of Section 5.4, the number of shares of Common Stock that may be delivered under the Plan may not exceed 9,700,000, plus any shares that become available for grant pursuant to Section 5.2 (the “Share Reserve”). Shares of Common Stock delivered under the Plan pursuant to any type of Incentive Award other than Options and Stock Appreciation Rights (including without limitation shares of Restricted Stock and shares delivered pursuant to Restricted Stock Unit and Deferred Stock Unit awards) shall count against the Share Reserve as 2.04 shares for every one (1) share issued. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

5.2. Canceled, Terminated, or Forfeited Awards.    Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any award granted under the Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, shall again be available for award under the Plan. Except as provided in the preceding sentence, no shares available for issuance under the Predecessor Plan as of the Effective Date hereof shall be transferred to or available for issuance hereunder. No shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under the Predecessor Plan or in payment of applicable withholding taxes with respect to any

Incentive Award or any award granted under the Predecessor Plan, and no shares repurchased by the Company on the open market using the proceeds from the exercise price of Options or otherwise, will be available for future grants under the Plan. Stock-settled Stock Appreciation Rights shall be counted against the Share Reserve based on the gross number of Stock Appreciation Rights granted rather than the net number of shares that may be issued under the award.

5.3. Substitute Awards.    Incentive Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines will not reduce the shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1.

5.4. Adjustment in Capitalization.    The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 9.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraphs, or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding Performance Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Performance Awards.

It is intended that, if possible, any adjustments contemplated by this Section 5.4 be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

SECTION 6.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1. Grant of Options.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that Incentive Stock Options may only be granted to Employees of the Company or any Subsidiary which qualifies as a “subsidiary” as defined under Section 424 of the Code. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options (or Stock Appreciation Rights) granted to any Participant under the Plan during any consecutive five-

year period exceed 3,000,000 shares (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2. Option Price.    Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3. Exercise of Options.    Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4. Payment.    The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock; (iii) in the discretion of the Committee, by reducing the number of shares otherwise deliverable upon the exercise of the Option by the number of shares having a Fair Market Value equal to the aggregate Option exercise price for the shares being purchased; (iv) in the discretion of the Committee, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option exercise price for the shares being purchased; or (v) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of the shares of Common Stock so acquired.

6.5. Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code. No more than 4,000,000 shares of Common Stock (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) may be issued pursuant to Incentive Stock Options. If an Incentive Stock Option is granted, the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to the Option which first becomes exercisable in any calendar year shall not exceed $100,000 (otherwise, the Option, to the extent of such excess, shall be rendered a nonqualified stock option).

6.6. No Reload Options.    The grant of any Option with a Reload Option feature (as defined below) is expressly prohibited. A Reload Option feature is a feature of an Option that entitles a Participant who delivers shares of Common Stock that have been owned by such Participant for any minimum period of time specified by the Committee to exercise an Option to automatically be granted new Options (“Reload Options”) for a number of shares of Common Stock equal to the number of shares so delivered.

6.7. Stock Appreciation Rights.

(a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights (or Options) under the Plan covering shares of Common Stock in excess of 3,000,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) during any consecutive five-year period. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

(b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule. No Stock Appreciation Right shall be exercisable for more than 10 years after the date on which it is granted.

(c) Subject to the provisions of Section 12.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

(i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Stock Appreciation Right, provided such price shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by

(ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

6.8. Exercisability Following Termination of Employment.    Unless otherwise determined by the Committee, in the event a Participant’s employment with the Company and Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant’s beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Unless otherwise determined by the Committee, in the event a Participant’s employment with the Company and Subsidiaries terminates for any reason other than by the Company for Cause or by Retirement, Disability, death, or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90-day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee, in the event of a Participant’s termination of employment with the Company and Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options and Stock Appreciation Rights that are not vested as of the date of a Participant’s termination of employment shall immediately terminate and be canceled on such date and all other Options and Stock Appreciation Rights shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

SECTION 7.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grant of Restricted Stock.    The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise, any stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, or the Company may record the ownership of such shares in uncertificated book-entry form. As a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall, upon request, deliver to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.

7.2. Lapse of Restrictions.    Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant’s name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. No payment will be required to be made by the Participant upon the grant of an Incentive Award of Restricted Stock, except as otherwise provided in Section 12.4 of the Plan.

7.3. Restriction Period; Restrictions on Transferability during Restriction Period.    Except as otherwise provided below, the minimum Restriction Period for an award of Restricted Stock subject to service-based vesting conditions shall be 36 consecutive months and the minimum Restriction Period for an award of Restricted Stock subject to performance-based vesting conditions shall be 12 consecutive months. Unless otherwise determined by the Committee, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable, on the date of the Participant’s termination of employment with the Company and the Subsidiaries due to death or Disability, or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 12.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service or the occurrence of such event or events, as shall be determined by the Committee.

7.4. Rights as a Stockholder.    Participants granted shares of Restricted Stock shall be entitled to vote on any matter submitted to the Company’s stockholders. In addition, Participants granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid; and provided further that if such dividends or distributions are paid in cash, the Committee may provide in its discretion that such dividends or distributions shall be credited to the Participant’s account, either in cash without interest or as reinvestment in additional shares of Restricted Stock (based on the Fair Market Value of a share of Common Stock on the dividend payment date). Any crediting of dividends or distributions shall be subject to the same restrictions and conditions as the underlying shares of Restricted Stock. For avoidance of doubt, dividends or distributions with respect to any shares of Restricted Stock which vest subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

7.5. Legend.    To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. 2013 Equity Compensation Plan, as amended and restated, and the Incentive Award Agreement, dated as of             between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Incentive Award Agreement) until             .”

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant’s request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued. Any share certificate which the Company issues at any time (whether before or after the Restriction Period with respect to such shares has lapsed) shall, in addition, bear any restrictive legend deemed necessary or appropriate by the Company or its counsel to comply with applicable securities laws.

7.6. Restricted Stock Units.    The Committee may grant Incentive Awards of Restricted Stock Units to Participants at such times and in such amounts, and subject to such vesting and other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock Units shall be evidenced by an Incentive Award Agreement.

7.7 Vesting and Settlement of Restricted Stock Units.    Except as otherwise provided below, the minimum vesting period for an award of Restricted Stock Units subject to service-based vesting conditions shall be 36 consecutive months and the minimum vesting period for an award of Restricted Stock Units subject to performance-based vesting conditions shall be 12 consecutive months. Unless otherwise determined by the Committee, Restricted Stock Units shall become fully vested on the date of the Participant’s termination of employment with the Company and the Subsidiaries due to death or Disability, or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Unless otherwise determined by the Committee, upon vesting and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, Restricted Stock Units shall be converted into an equivalent number of shares of Common Stock, and the Company shall give appropriate directions to its transfer agent to make a book entry record reflecting the Participant’s ownership of such shares and, upon request, shall issue the Participant a stock certificate registered in such Participant’s name and representing the number of such shares, which certificate shall contain any restrictive legend deemed necessary or appropriate by the Company or its counsel to comply with applicable securities laws. Notwithstanding the foregoing, the Committee may provide, in its discretion, in lieu of delivering shares of Common Stock, for the Company to make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock Units based on the Fair Market Value, as of the most recent trading day preceding the date on which the Restricted Stock Units vest or otherwise become payable, of the equivalent number of shares of Common Stock.

7.8 Deferred Settlement of Restricted Stock Units.    The Committee may permit a Participant who has received an Incentive Award consisting of Restricted Stock Units to elect to defer the settlement to a specified date after the settlement date, as set forth in Section 7.7 or as otherwise provided in the Award Agreement, subject to such terms and conditions as determined by the Committee that are intended to comply with the applicable requirements of Section 409A of the Code.

7.9 Other Terms and Conditions of Restricted Stock Units.    Participants granted Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such award and, without limitation, shall not be entitled to vote on any matter submitted to the Company’s stockholders or receive any dividends or other distributions with respect to such award. The Committee may, in its discretion, provide for dividend equivalent rights to be granted to a Participant with respect to any award of Restricted Stock Units. Any such dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional Restricted Stock Units (based on the Fair Market Value of a share of Common Stock on the date the dividend equivalent is credited). Any crediting of dividend equivalents shall be subject to the same restrictions and conditions as the underlying Restricted Stock Units. For avoidance of doubt, dividend equivalents with respect to any Restricted Stock Units which vest subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

SECTION 8.

PERFORMANCE AWARDS

8.1. Grant of Performance Awards.    The Committee may grant Performance Awards which may be in the form of shares or units of Common Stock or valued by reference to a designated amount of property other than shares of Common Stock, including cash, to Participants at such times and in such amounts and subject to such terms and conditions not inconsistent with the Plan, as it shall determine. The performance objectives to be achieved during any Performance Period will be determined by the Committee upon the grant of each Performance Award; provided that in no event shall (i) the maximum number of shares or units of Common Stock that may be delivered or settled (whether such settlement is in shares of Common Stock or cash) under all Performance Awards denominated in shares or units or Common Stock (other than Options and SARs, and without giving effect to any dividends or dividend equivalents) granted to any Participant under the Plan during any calendar year exceed 400,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) or (ii) the maximum value of any payment that may be made (whether such payment is in cash or shares of Common Stock) under all cash-denominated Performance Awards granted to any Participant under the Plan during any calendar year exceed $10,000,000. Each grant of Performance Awards shall be evidenced by an Award Agreement.

8.2. Code Section 162(m) Provisions.    Notwithstanding any other provision in the Plan, if the Committee determines that at the time a Performance Award is granted to a Participant who is, or is likely to be, a “covered employee” under Section 162(m) of the Code during any Performance Period, then the Committee may provide that this Section 8.2 is applicable to such Performance Award.

(a) In addition to any other restrictions imposed on such Performance Awards, Performance Awards shall be earned or become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives shall relate to one or more of the following criteria: revenue; unit growth; free cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating income; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on invested capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; product awards; and software license bookings. Performance objectives may relate to the performance of the Company, a Subsidiary, an affiliate or a division or business unit, or a combination thereof, and may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies or on a per-share or pension-adjusted basis.

(b) The measurement of the Company’s performance against its performance objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

(c) The Committee may adjust downwards, but not upwards, the number of shares of Common Stock to be granted to a Participant and/or the amount payable pursuant to a Performance Award.

8.3. Payment. Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, or at such later time, in accordance with procedures established by the Committee. Notwithstanding the foregoing, if the Performance Award is a Section 409A Incentive Award, the Committee shall establish the time and form of payment for such Performance Award no later than the latest date permitted in accordance with Section 1.409A-2(a)(2) of the Treasury Regulations.

SECTION 9.

DEFERRED STOCK UNITS

9.1. Deferred Stock Unit Awards.    Subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to make an election (a “Deferral Election”) to receive all or any portion of his or her annual cash bonus or other cash compensation in the form of Deferred Stock Units, with the number of such units determined by dividing the amount of the cash compensation that would have otherwise been paid to the Participant absent the election (the “Deferred Amount”) by the Fair Market Value of a share of Common Stock on the date such compensation would otherwise have been paid (the date of grant for purposes of this Section 9.1), rounded down to the nearest whole unit (the “Elective Units”). With respect to any compensation that is not “performance-based compensation” within the meaning of Section 1.409A-1(e) of the Treasury Regulations, the Participant’s Deferral Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than December 31 of the calendar year immediately preceding the calendar year in which any services are performed for which such compensation is payable. With respect to any compensation that is “performance-based compensation,” the Participant’s Deferral Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than the date that is on or before the date that is six months before the end of the performance period, provided the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date a Participant makes his Deferral Election, and provided further that in no event may the Participant’s election to defer performance-based compensation be made after such compensation has become readily ascertainable, as determined in accordance with Section 1.409A-1(e) of the Treasury Regulations. Deferral Elections shall be made in accordance with any other procedures developed by the Committee that are intended to satisfy the applicable requirements of Section 409A of the Code. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the “Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (x) 20% (or such other percentage as may be determined by the Committee) of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant.

9.2. Dividends with respect to Deferred Stock Units.    Unless otherwise determined by the Committee, each recipient of a Deferred Stock Unit award shall receive an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”). Any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant’s account shall be deemed to have been invested in shares of Common Stock on the payment date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the dividend payment date, by (y) the Fair Market Value of a share of Common Stock on such date.

9.3. Vesting of Deferred Stock Unit Awards.    The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto shall be fully vested at all times. Unless the Committee provides otherwise, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of the date the corresponding Deferred Amount would have been paid absent the Participant’s Deferral Election, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable vesting date. Notwithstanding the foregoing, unless the Committee provides otherwise, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the date of the Participant’s termination of employment with the Company or a Subsidiary, as applicable, due to death or Disability or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Any Deferred Stock Units that are not vested as of the date of the Participant’s termination of employment shall be forfeited.

9.4. Rights as a Stockholder.    A Participant or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company’s stockholders unless and until such time as any shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary, as applicable.

9.5. Settlement of Deferred Stock Units.    Unless the Committee determines otherwise, a Participant shall receive one share of Common Stock for each vested Deferred Stock Unit credited to his or her account (whether Elective Units, Supplemental Units or Dividend Equivalents) as of the earlier of (x) the fifth anniversary of the date of grant and (y) the date of such Participant’s termination of employment due to Retirement (or six months and 1 day after termination of employment due to Retirement, if the Participant is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations), death, or Disability, subject to Section 9.6 below. The Committee may decide in its discretion to settle all or any portion of the Deferred Stock Units in cash in lieu of shares of Common Stock, based on the Fair Market Value of a share of Common Stock on the most recent trading day preceding the applicable payment date.

9.6 Deferred Settlement of Deferred Stock Units.

(a) If permitted by the Committee, a Participant may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 9.5 or in the Award Agreement, as applicable, provided the following requirements are satisfied:

(i) A Participant’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Participant;

(ii) A Participant’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement; and

(iii) A Participant’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement.

(b) In addition, the Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation. The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance under Section 409A of the Code published in the Internal Revenue Bulletin.

SECTION 10.

CHANGE IN CONTROL

10.1. Accelerated Vesting and Payment.    Subject to the provisions of Section 10.2 below, in the event of a Change in Control as defined in Section 2.1(f)(iii) in which the Company is not the surviving entity, (i) each Option and Stock Appreciation Right shall promptly become fully vested and exercisable; (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, (iii) all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on actual achievement as of the date of Change in Control; and (iv) all Deferred Stock Units and Restricted Stock Units shall become fully vested and immediately payable (provided that any Section 409A Incentive Award shall be subject to any limitations required by Section 409A of the Code). If an Option or Stock Appreciation Right is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by Section 2.1(f)(iii) of the definition thereof and the Company is not the surviving entity, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock). An Option or Stock Appreciation Right so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or Stock Appreciation Right, then upon the Change in Control such Option or Stock Appreciation Right shall terminate, provided that the Option or Stock Appreciation Right holder shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or Stock Appreciation Right prior to or upon the Change in Control. Notwithstanding the foregoing provisions of this Section 10.1, Incentive Awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an Award Agreement, those provisions shall be controlling in the event of any inconsistency. The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control. The Committee may deem an acceleration of vesting of Incentive Awards pursuant to this

Section 10.1 to occur sufficiently prior to an event if necessary or deemed appropriate to permit the Participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

10.2. Alternative Awards.    Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award, other than a Performance Award or a Section 409A Incentive Award, if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the successor to the Company (or the parent or a subsidiary of such successor) immediately following the Change in Control, provided that any such Alternative Award must:

(a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in it’s sole discretion, promptly after the Change in Control);

(d) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; and

(e) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations and (with respect to Incentive Stock Options) any applicable requirements under Code Section 424.

For this purpose, a constructive termination shall mean, unless otherwise provided in an Award Agreement, a termination by a Participant following a material reduction in the Participant’s base compensation, a material reduction in the Participant’s responsibilities or the relocation of the Participant’s principal place of employment to another location a material distance farther away from the Participant’s then current principal place of employment, in each case, without the Participant’s prior written consent.

10.3 Other Changes in Control.    With respect to the occurrence of any Change in Control other than a Change in Control described in Section 10.1 above, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, an Incentive Award that is outstanding as of the time of such Change in Control, shall automatically be waived or shall automatically lapse, as the case may be, in the event the Participant’s employment is involuntarily terminated or constructively terminated (other than for Cause), as defined above, upon or following the date of such Change in Control.

SECTION 11.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7 and 8.1 (other than as contemplated by Section 5.4), (ii) reprice, replace or regrant Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right or exchange underwater Options or Stock Appreciation Rights for other awards, Common Stock, cash or other property; or (iii) materially modify the requirements for eligibility to participate in the Plan or expand the types of Incentive Awards that may be granted under the Plan, shall be subject to the approval of the Company’s stockholders. No action of the Board may, without the consent of a

Participant, materially impair such Participant’s rights under any previously granted Incentive Award. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant or approval of the Company’s stockholders, amend the Plan or any outstanding Award Agreements, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of implementing Section 5.4 or Section 10 or conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 409A of the Code and all applicable guidance promulgated thereunder.

SECTION 12.

MISCELLANEOUS PROVISIONS

12.1. Nontransferability of Awards.    Unless the Board, the Committee or the Company’s Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award (other than an Incentive Stock Option) to be transferred by a Participant to a Participant’s family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

12.2. Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

12.3. No Guarantee of Employment or Participation.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or other service at any time and for any reason, nor confer upon any Participant any right to continue in the employ or other service of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

12.4. Tax Withholding.    The Company and its Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or the Subsidiary, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine in its sole discretion, including, without limitation, (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company; (ii) to deliver, either actually or by attestation, to the Company, Qualifying Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant’s Federal, state and local withholding tax obligation; or (iii) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of an Option and to deliver promptly to the Company an amount out of the proceeds of such sale.

12.5. Indemnification.    Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, by contract, as a matter of law or otherwise.

12.6. No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company or its Subsidiaries to establish other plans or to pay compensation to their employees in cash or property, in a manner which is not expressly authorized under the Plan.

12.7. Requirements of Law.    The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations (including but not limited to state and federal securities laws), and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee. Any shares of Common Stock delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

12.8. Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

12.9. No Impact on Benefits.    Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan, except to the extent provided in any such plan.

12.10. Securities Law Compliance.    Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, to comply with applicable securities laws. The Committee may delay a Participant’s right to exercise an Option or Stock Appreciation Right or otherwise delay the issuance of any shares of Common Stock hereunder if it reasonably anticipates that such exercise or the issuance of such shares would violate any applicable securities laws.

12.11. No Right to Particular Assets.    Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

12.12. Notices.    Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

12.13. Severability of Provisions.    If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

12.14. Incapacity.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

12.15. Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

12.16. Compliance with Section 162(m) of the Code.    Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

12.17. Compliance with Section 409A of the Code.    The Company intends the Plan and any Section 409A Incentive Award to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement consisting of a Section 409A Incentive Award shall be administered in accordance with such intent. If a Participant, who is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations, becomes entitled to payment of any Section 409A Incentive Award on account of his termination of employment, such payment shall be made at the time specified in his Award Agreement, provided, however, no payments under such Award Agreement shall be made until six months and one day after such termination of employment or the date of the Participant’s death, if earlier.

12.17. Foreign Employees.    Incentive Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants in the United States as may be necessary or desirable, in the judgment of the Committee, to recognize differences in currency, local law or tax policy. The Committee may establish procedures, including subplans and the like, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of other countries.

12.18. Successors and Assigns.    All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company, and the Plan and the Award Agreements hereunder shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.19. Effective Date and Term.    The amended and restated Plan was approved by the Board on February 21, 2013 and will become effective upon the approval of the Plan by stockholders at the 2013 Annual Meeting on April 25, 2013 (the “Effective Date”). The Plan will terminate on February 21, 2023 (i.e., the tenth anniversary of the date on which it was approved by the Board), unless sooner terminated by the Board pursuant to Section 11.

LEXMARK INTERNATIONAL, INC.

740 WEST NEW CIRCLE ROAD

LEXINGTON, KY 40550

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote by proxy and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2013. If you participate in the Lexmark Savings Plan you must vote these shares no later than 11:59 p.m. Eastern Time on April 22, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to vote by proxy up until 11:59 p.m. Eastern Time on April 24, 2013. If you participate in the Lexmark Savings Plan you must vote these shares no later than 11:59 p.m. Eastern Time on April 22, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53511-P33267-Z59541	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEXMARK INTERNATIONAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1.

1.	Election of Directors

	To be elected for terms expiring in 2016	For	Against	Abstain

	1a. Kathi P. Seifert	☐	☐	☐

	1b. Jean-Paul L. Montupet	☐	☐	☐

	1c. Paul A. Rooke	☐	☐	☐

	1d. W. Roy Dunbar	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 5:	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013	☐	☐	☐

3. Approval, by non-binding advisory vote, of Lexmark International, Inc. executive compensation	☐	☐	☐

4. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors	☐	☐	☐

5. Approval of the Company’s 2013 Equity Compensation Plan	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (JointOwners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M53512-P33267-Z59541

LEXMARK INTERNATIONAL, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders

April 25, 2013

The stockholder(s) hereby appoint(s) Paul A. Rooke, John W. Gamble, Jr. and Robert J. Patton, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Lexmark International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., Local Time on April 25, 2013, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED FOR DIRECTOR IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ATTENTION PARTICIPANTS IN THE LEXMARK SAVINGS PLAN (THE “PLAN”): IF THE STOCKHOLDER HOLDS SHARES IN THE PLAN, THIS PROXY COVERS ALL SHARES FOR WHICH THE STOCKHOLDER HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY (“FIDELITY”), THE PLAN TRUSTEE. THE STOCKHOLDER’S VOTING INSTRUCTIONS WITH RESPECT TO SHARES HELD IN THE PLAN MUST BE PROVIDED BY 11:59 P.M. EASTERN TIME ON APRIL 22, 2013. THE SHARES ATTRIBUTABLE TO THE STOCKHOLDER’S PLAN ACCOUNT WILL BE VOTED BY FIDELITY AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY APRIL 22, 2013, THE SHARES ATTRIBUTABLE TO THE STOCKHOLDER’S ACCOUNT WILL NOT BE VOTED BY FIDELITY.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 25, 2013.

LEXMARK INTERNATIONAL, INC.

LEXMARK INTERNATIONAL, INC. 740 WEST NEW CIRCLE ROAD LEXINGTON, KY 40550

Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 28, 2013
Date: April 25, 2013 Time: 7:30 a.m., Local Time
Location:	Embassy Suites Hotel
1801 Newtown Pike
Lexington, Kentucky 40511
You are receiving this communication because you hold shares in the company named above.

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We encourage you to access and review all of the important information contained in the proxy materials before voting.
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Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” ALL OF
THE NOMINEES FOR DIRECTOR IN PROPOSAL 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 5:
1.	Election of Directors

2.      Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013

3.      Approval, by non-binding advisory vote, of Lexmark International, Inc. executive compensation

4.      Approval of an Amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors

5.      Approval of the Company’s 2013 Equity Compensation Plan

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To be elected for terms expiring in 2016
	1a.	Kathi P. Seifert
	1b.	Jean-Paul L. Montupet
	1c.	Paul A. Rooke
	1d.	W. Roy Dunbar